AMENDED AND RESTATED FRAMEWORK PURCHASE AGREEMENT Among IPONWEB Holding Limited, and Exezars Limited (as Sellers); Mr. Ljubisa Bogunovic in his capacity as trustee of the “IW General Management Trust” (as Trustee); Mr. Boris Mouzykantskii (as Founder); and CRITEO SA (as Purchaser) Dated as of August 1, 2022

2 TABLE OF CONTENTS Page SECTION I. SALE AND PURCHASE .............................................................................................. 6 1. Sale and purchase of the Shares and the Transferred Assets ..................................... 6 2. Purchase Price for the Shares and the Transferred Assets ......................................... 6 3. Payments ...................................................................................................................... 9 4. Escrow Accounts ......................................................................................................... 14 5. Conditions Precedent .................................................................................................. 18 6. Pre-Closing Covenants ............................................................................................... 20 7. Closing ........................................................................................................................ 27 SECTION II. REPRESENTATIONS AND WARRANTIES .............................................................. 30 8. Representations and Warranties of the Purchaser ..................................................... 30 9. Representations and Warranties of the Founder and the Trustee ............................. 32 10. Representations and Warranties of the Sellers .......................................................... 33 11. Securities Laws Matters .............................................................................................. 51 12. Disclosure Schedule ................................................................................................... 53 SECTION III. INDEMNIFICATION .................................................................................................... 53 13. Indemnification by the Sellers ..................................................................................... 53 14. Conduct of Claims ....................................................................................................... 55 15. Payments .................................................................................................................... 55 16. Limitations of Sellers’ Liability ..................................................................................... 57 17. Indemnification by the Founder and the Trustee ........................................................ 59 SECTION IV. TAX MATTERS ........................................................................................................... 61 18. Tax Returns and Liability for Taxes ............................................................................ 61 19. Tax Audits ................................................................................................................... 65 20. Tax Cooperation; Amendments to Tax Returns ......................................................... 66 21. VAT ............................................................................................................................. 67 22. Withholdings, Deductions and Taxes on Receipts ..................................................... 67 23. Survival; Conflicts ........................................................................................................ 68 SECTION V. POST-CLOSING COVENANTS ................................................................................. 68 24. Wrong-Pocket ............................................................................................................. 68 25. Transfer of the Consideration Stock to the Founder ................................................... 69 26. Management Incentives .............................................................................................. 69 27. Founder’s Non-Compete and Non-Solicitation ........................................................... 69 28. Substance of the Sellers’ Group ................................................................................. 70 29. Protection of Contingent Consideration and other matters ......................................... 72 SECTION VI. TERMINATION ........................................................................................................... 73 30. Termination ................................................................................................................. 73 SECTION VII. MISCELLANEOUS PROVISIONS ............................................................................. 74 31. Sellers' Representative ............................................................................................... 74 32. Confidentiality – Announcements ............................................................................... 75 33. Successors and Assigns ............................................................................................. 76 34. Variations – Waivers ................................................................................................... 76 35. Specific Performance .................................................................................................. 77 36. Payments .................................................................................................................... 77 37. Costs ........................................................................................................................... 77 38. Cooperation ................................................................................................................. 77 39. Notices ........................................................................................................................ 77 40. Conflicts with Other Agreements ................................................................................ 79 41. Entire Agreement ........................................................................................................ 80 42. Invalidity ...................................................................................................................... 80 43. Governing Law – Dispute ............................................................................................ 80 LIST OF SCHEDULES ......................................................................................................................... 83 SCHEDULE A – DEFINITIONS AND INTERPRETATION .................................................................. 84 1. Definitions ................................................................................................................... 84

3 2. Principles of Construction ......................................................................................... 107 SCHEDULE B – SHAREHOLDERS AGREEMENT .......................................................................... 109 SCHEDULE C – LOCAL AGREEMENTS .......................................................................................... 110 SCHEDULE D – ACCOUNTING PRINCIPLES AND FINANCIAL DEFINITIONS ............................ 111 SCHEDULE E – SPECIFIC REORGANIZATION .............................................................................. 119 SCHEDULE F – LEPP OBLIGATIONS .............................................................................................. 125 SCHEDULE 2.1.2 – ALLOCATION OF THE BASE PURCHASE PRICE ......................................... 126 SCHEDULE 2.1.3 – ALLOCATION OF THE CONTINGENT CONSIDERATION ............................. 127 SCHEDULE 2.2.1 – PRE-CLOSING NOTICE .................................................................................... 128 Annex C – Details of the Bank Accounts ............................................................................... 129 SCHEDULE 3.1.1(II) – GENERAL ESCROW AMOUNT ................................................................... 130 SCHEDULE 3.2.2 – FORM OF POST-CLOSING STATEMENT ....................................................... 131 Annex A – Calculation of the Purchase Price, the Cash Consideration and the Purchase Price Adjustment Amount ......................................................................... 133 Annex B – Indicative allocation of the Closing Purchase Price to the Target Companies and the Transferred Assets ................................................................... 134 SCHEDULE 3.4 – CONTINGENT CONSIDERATION ....................................................................... 136 SCHEDULE 5.1.7 – KEY CONTRACTORS ....................................................................................... 138 SCHEDULE 6.2.1 – ANCILLARY TAX AGREEMENT ...................................................................... 139 SCHEDULE 6.2.2 – TRANSITIONAL SERVICES AGREEMENT ..................................................... 140 SCHEDULE 6.2.3 – GENERAL ESCROW AGREEMENT ................................................................ 141 SCHEDULE 6.3 – PRE-CLOSING REORGANIZATIONS ................................................................. 143 SCHEDULE 7.1.1 – SATISFACTION OF CONDITIONS PRECEDENT ........................................... 144 SCHEDULE 7.2.1(V) – DIRECTORS TO RESIGN FROM THE TARGET COMPANIES AT CLOSING ............................................................................................................................... 145 SCHEDULE 7.2.1(XIV) – EMPLOYMENT CONTRACTS .................................................................. 146 SCHEDULE 12.1 – DISCLOSURE SCHEDULE ................................................................................ 147 SCHEDULE 13.2 – SPECIFIC INDEMNITIES ................................................................................... 148 SCHEDULE 17.2 – FOUNDER’S GUARANTEE ............................................................................... 149 SCHEDULE 33.3 – ACT OF ADHERENCE ....................................................................................... 150

4 AMENDED AND RESTATED FRAMEWORK PURCHASE AGREEMENT This amended and restated framework purchase agreement (the “Agreement”) is made by and among: (1) IPONWEB Holding Limited, a company registered under the laws of the Republic of Cyprus, whose registered office is at 17 Ifigeneias, 2007 Strovolos, Nicosia, Cyprus, whose identification number is 275383, duly represented for the purposes hereof (hereafter referred to as “Iponweb Holding” or, the “Shares Seller”), (2) Exezars Limited, a company registered under the laws of the Republic of Cyprus, whose registered office is at 17 Ifigeneias, 2007 Strovolos, Nicosia, Cyprus, whose identification number is 215346, duly represented for the purposes hereof (hereafter referred to as “Exezars” or the “Assets Seller”), (the Shares Seller and the Assets Seller are hereafter collectively referred to as the “Sellers”), (3) Mr. Ljubisa Bogunovic in his capacity as trustee of the “IW General Management Trust”, a trust established under the laws of Cyprus, pursuant to a declaration of trust in the form of a deed, dated November 1, 2014, signed by Mr. Ljubisa Bogunovic as trustee and the Founder as settlor (hereafter referred to as the “Trust”), (4) Mr. Boris Mouzykantskii, founder and Chief Executive Officer of Iponweb Holding (hereafter referred to as the “Founder”), and (5) Criteo, a société anonyme incorporated under the laws of France, whose registered office is at 32, rue Blanche, 75009 Paris and whose registration number is 484 786 249 RCS Paris, whose ADSs are listed on the Nasdaq under the symbol “CRTO”, duly represented for the purposes hereof (hereafter referred to as the “Purchaser”), (the Sellers, the Trustee, the Founder and the Purchaser being hereinafter collectively referred to as the “Parties” and individually as a “Party”). The Sellers, the Trustee and the Founder acknowledge and agree that they are acting jointly and severally (conjointement et solidairement) under this Agreement. Certain capitalized terms used in this Agreement, except as otherwise expressly indicated, are defined in paragraph 1 of Schedule A and this Agreement shall be interpreted in accordance with paragraph 2 of Schedule A. WHEREAS: (A) Iponweb Holding is the parent company of a group providing programmatic advertising and media trading services through subsidiaries operating in eight jurisdictions (Cyprus, the United States, the United Kingdom, Russia, Armenia, Switzerland, Germany and Japan). (B) The Trust holds 93.8% of the share capital and voting rights of Iponweb Holding. (C) Iponweb Holding owns as of the date of this Agreement and will own at Closing 100% of the share capital and voting rights of the following entities (such entities the “Target Companies” and individually a “Target Company”): (i) Iponweb Ltd, a limited liability company incorporated under the laws of England and Wales, whose registered office is at 16 Garrick Street Covent Garden, London, WC2E, 9BA, whose company number is 04120508 (“Iponweb UK”), (ii) IPONWEB GmbH, a limited liability company incorporated under German law (Gesellschaft mit beschränkter Haftung – GmbH), whose registered office is at 10178 Berlin, Münzstrasse 19, whose identification number is HRB 9768 (“Iponweb Germany”),

5 (iii) The MediaGrid Inc., a corporation organized under the laws of the state of Delaware, whose registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, whose identification number is 6326214 (“The MediaGrid US”), (iv) IPONWEB, Inc., a corporation organized under the laws of the state of Delaware, whose registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, whose identification number is 5263757 (“Iponweb US”), (v) IPONWEB Labs Limited, a limited liability company registered in Cyprus, whose registered office is at Ifigenias 17, Strovolos, 2007, Nicosia Cyprus, whose identification number is HE 431062 (“Iponweb Labs Cyprus”), (vi) IPONWEB Labs, a limited liability company registered in Armenia, whose registered office is at 0010, Yerevan, Suite 5, 22, Hanrapetutyan street, Republic of Armenia, whose identification number is 286.110.1237331 (“Iponweb Labs Armenia”), (vii) BidSwitch GmbH, a limited liability company incorporated under the laws of Switzerland, whose registered office is at Bahnhofstrasse 28, 6304 Zug, Switzerland, whose identification number is CHE-207.878.967 (“BidSwitch Switzerland”), (viii) Iponweb GmbH, a limited liability company incorporated under the laws of Switzerland, whose registered office is at Bahnhofstrasse 28, 6304 Zug, Switzerland, whose identification number is CHE-362.905.963 (“Iponweb Switzerland”); and (ix) BidSwitch Inc., a corporation organized under the laws of the state Delaware, whose registered office is at Corporation Trust Center, 1209 Orange Sheet, Wilmington, Delaware, 19801, whose identification number is 5903560 (“BidSwitch US”). (D) The Assets Seller owns and will own at Closing the Transferred Assets. (E) The Purchaser and its relevant Affiliates wish to purchase under specific agreements to be entered separately by the latter with each of the Shares Seller and Assets Seller: (i) from the Shares Seller (and the Shares Seller wishes to sell), under the terms and subject to the conditions of this Agreement, 100% of the Shares, on a fully diluted basis, of the Target Companies; and (ii) from the Assets Seller (and the Assets Seller wishes to sell), under the terms and subject to the conditions of this Agreement, the Transferred Assets. (F) The consideration for the purchase of the Shares and the Transferred Assets will consist of a mix of cash paid by the Purchaser and Treasury Shares to be transferred (attribuées en paiement) to Exezars or Iponweb Holding, which Treasury Shares shall be transferred no later than three (3) Business Days after the Closing Date, as the case may be, (i) first to Iponweb Holding and then subsequently to the Founder or (ii) to the Founder. Consequently, the Purchaser, Iponweb Holding, Exezars, the Trustee and the Founder shall enter on the Closing Date into the shareholders agreement attached as Schedule B (the “Shareholders Agreement”). (G) On December 22, 2021 (the “Initial Signing Date”), the Parties entered into a framework purchase agreement regarding the purchase by the Purchaser and its relevant Affiliates of the Shares and the Transferred Assets from the Shares Seller and Assets Seller, respectively (the “Initial Framework Purchase Agreement”). The Parties now wish to amend certain terms and conditions of the Initial Framework Agreement by entering into this amended and restated framework purchase agreement (the “Amended and Restated Framework Purchase Agreement” or the “Agreement”), which amends and replaces in its entirety the Initial Framework Purchase Agreement as of the date hereof.

6 NOW, THEREFORE, IT IS AGREED AS FOLLOWS: SECTION I. SALE AND PURCHASE 1. Sale and purchase of the Shares and the Transferred Assets 1.1 Subject to the satisfaction or waiver of the Conditions Precedent in accordance with Article 5, and further subject to entry into the Local Agreements under Articles 1.3 and 1.4 below, Iponweb Holding shall sell, and the Purchaser (directly or through one or several of its Affiliates) shall purchase, all the shares of Iponweb UK, Iponweb Germany, The MediaGrid US, Iponweb US, Iponweb Labs Cyprus, Iponweb Labs Armenia, BidSwitch Switzerland, Iponweb Switzerland and BidSwitch US, as indicated in column C of Schedule 2.1.2, representing 100% of the share capital and voting rights, on a fully diluted basis, of such Target Companies (respectively, the “Iponweb UK Shares”, the “Iponweb Germany Shares”, the “The MediaGrid US Shares”, the “Iponweb US Shares”, the “Iponweb Labs Cyprus Shares”, the “Iponweb Labs Armenia Shares”, the “BidSwitch Switzerland Shares”, the “Iponweb Switzerland Shares” and the “BidSwitch US Shares”, and collectively referred to as the “Shares”) free from all Encumbrances, with all rights attached or accruing to them on Closing including the right to all dividends approved or paid on or after Closing, in each case with effect from the Closing Date and on the terms set out in this Agreement. 1.2 Subject to the satisfaction or waiver of the Conditions Precedent in accordance with Article 5, Exezars shall sell, convey, assign, and transfer and the Purchaser (directly or through one or several of its Affiliates) shall purchase, acquire and accept all of Exezars’ right, title and interest in, under and to the assets transferred pursuant to the Asset Purchase Agreement (the “Transferred Assets”), free and clear of all Encumbrances, with effect from the Closing Date and on the terms set out in this Agreement. 1.3 Accordingly, each Seller undertakes to execute and deliver at the Closing the Local Agreements and more generally any instruments of conveyance, assignment and transfer as the Purchaser reasonably requests (the form and substance of which shall be mutually agreed among the parties), in each case to convey to the Purchaser (directly or through one or several of its Affiliates) all of the Sellers’ right, title and interest in, under and to the applicable Shares and Transferred Assets. 1.4 For the avoidance of doubt, this Agreement sets forth the terms and conditions of the transfer of the ownership of the Shares and the Transferred Assets from the Sellers to the Purchaser which will result from the performance of the Local Agreements (or any other agreement or instrument referred to in Article 1.3 above) in accordance with their terms, and no provision of this Agreement shall operate or be deemed to operate any such transfer of ownership. 1.5 The Purchaser (directly or through one or several of its Affiliates) shall not be obliged to complete the acquisition of the Shares and the Transferred Assets unless the purchase of all of the Shares and all of the Transferred Assets is completed simultaneously. 1.6 Unless otherwise expressly provided for in this Agreement, the Purchaser is not purchasing, pursuant to this Agreement or any Local Agreement, any Sellers’ right, title or interest in any asset other than the Shares or any of the Transferred Assets. 2. Purchase Price for the Shares and the Transferred Assets 2.1 Purchase Price 2.1.1 The aggregate purchase price to be paid by the Purchaser to the Sellers for all the Shares and the Transferred Assets, including any payments required to be made under the Local Agreements, without duplication (the “Purchase Price”), shall be equal to the Closing Purchase Price plus, subject to Article 3.4, the Contingent Consideration: (i) the “Closing Purchase Price” shall be equal to:

7 (a) two hundred fifty million US dollars ($250,000,000) (the “Base Purchase Price”), (b) plus the Closing Cash, (c) minus the Closing Indebtedness, (d) plus the Closing Net Working Capital Excess or minus the Closing Net Working Capital Shortfall, and (e) minus the Transaction Costs; and (ii) the Closing Purchase Price shall be paid in the following manner: (a) one hundred and seventy five million US dollars ($175,000,000) in cash from immediately available funds (as increased pursuant to the Consideration Stock Adjustment, as the case may be, the “Base Cash Consideration”), as adjusted in accordance with Article 3.2 below (the “Cash Consideration”); and (b) a number of Treasury Shares corresponding to a total value of seventy-five million US dollars ($75,000,000) (the “Consideration Stock”), which shall not be subject to any variation or adjustment, calculated by dividing seventy-five million US dollars ($75,000,000) by the VWAP, provided that: (A) in no event the number of Treasury Shares forming the Consideration Stock shall represent more than four point nine percent (4.90%) of the Purchaser’s share capital and voting rights (the corresponding number of Treasury Shares being referred to as the “Consideration Stock Cap”); (B) if the number of Treasury Shares corresponding to a total value of seventy-five million US dollars ($75,000,000) determined in accordance with this Article 2.1.1(ii)(b) would exceed the Consideration Stock Cap, (x) the number of Treasury Shares forming the Consideration Stock would be equal to the Consideration Stock Cap and (y) the Base Cash Consideration would be increased by an amount equal to the difference between seventy-five million US dollars ($75,000,000) and an amount equal to the Consideration Stock Cap multiplied by the VWAP; (C) if the Purchaser notifies to the Sellers’ Representative no later than five (5) Business Days prior to Closing that it estimates in good faith that it will not be in a position to hold at Closing a sufficient number of Treasury Shares to deliver a number of its Treasury Shares corresponding to a total value of seventy- five million US dollars ($75,000,000) or, as applicable, the Consideration Stock Cap (the “Consideration Stock Notice”), (x) the Consideration Stock will be equal to the number of Treasury Shares that the Purchaser will be able to deliver at Closing as mentioned in the Consideration Stock Notice and (y) the Base Cash Consideration would be increased by an amount equal to the difference between seventy-five million US dollars ($75,000,000) and an amount equal to the Consideration Stock mentioned in the Consideration Stock Notice multiplied by the VWAP; provided that, no later than two (2) Business Day prior to Closing, the Purchaser shall notify to the Sellers’ Representative the final calculation of the Consideration Stock, calculated in accordance with this Article 2.1.1(ii)(b)(C);

8 (D) the Consideration Stock shall be subject to dealing restrictions set forth in the Shareholders Agreement and any other restrictions provided for under applicable Laws; and (E) if the number of Treasury Shares is not a whole number, it shall be rounded down to the nearest whole number. 2.1.2 The Base Purchase Price shall be allocated among the Sellers as set out in Schedule 2.1.2. 2.1.3 The Contingent Consideration, subject to the conditions set forth in Article 3.4, shall be apportioned among the Shares and the Transferred Assets and shall be allocated among the Sellers as set out in Schedule 2.1.3. 2.1.4 The Consideration Stock Adjustment shall be allocated between the Shares Seller and the Assets Seller in the same proportions as the allocation of the Consideration Stock. 2.2 Pre-Closing Notice 2.2.1 The Sellers’ Representative, acting reasonably and in good faith, has delivered to the Purchaser the written statement attached as Schedule 2.2.1 (the “Pre-Closing Notice”), setting out in particular (with estimated balance sheets of the Business and Iponweb Holding as at the Closing Date and all supporting details as to the calculation of each component thereof): (i) the amounts, as estimated in good faith as at the Closing Date, of: (a) the Provisional Cash, (b) the Provisional Indebtedness, (c) the Provisional Net Working Capital, (d) the Provisional Net Working Capital Excess or the Provisional Net Working Capital Shortfall, and (e) the Provisional Transaction Costs, (ii) the amount equal to the Base Purchase Price (i) plus the Provisional Cash, (ii) minus the Provisional Indebtedness, (iii) plus the Provisional Net Working Capital Excess or minus the Provisional Net Working Capital Shortfall and (iv) minus the Provisional Transaction Costs (the “Provisional Purchase Price”); (iii) the amount equal to the Base Cash Consideration plus the Provisional Purchase Price Excess or minus the Provisional Purchase Price Shortfall (the “Provisional Cash Consideration”); (iv) the allocation of the amounts mentioned in paragraphs (a), (b), (d) and (i)(e) of paragraph (i) and paragraphs (ii) and (iii) above to each Target Company and, as relevant, the Transferred Assets sold by the Assets Seller and, as the case may be, acquired by each of the Purchaser and its Affiliates, provided that the Provisional Net Working Capital Excess or the Provisional Net Working Capital Shortfall, as relevant, shall be allocated between the Target Companies by applying the percentages set forth in column F of Schedule 2.1.2; (v) the Payment Account Details of the Sellers' Representative; and (vi) the Payment Account Details of the Sellers ATA Manager and the calculation of the sum to be paid to them on Closing pursuant to Article 3.1.1(iv).

9 2.2.2 All the items contained in the Pre-Closing Notice have been determined in accordance with the definitions set forth in this Agreement, if applicable, Section 1060 of the IRC and the Treasury Regulations promulgated thereunder, the Financial Definitions and the Accounting Principles as set out in Schedule D. 2.2.3 At the request of the Purchaser, the Sellers have, and have caused the Target Companies and their respective auditors and Representatives to (i) discuss and answer any Purchaser questions with respect to the determination of the amounts set forth in the Pre-Closing Notice and (ii) provide such reasonable access to their personnel, records and calculations to the Purchaser and its advisors for such purpose. The Sellers' Representative has revised the Pre-Closing Notice to reflect any reasonable comments of the Purchaser (such revised version, if any, to be considered the Pre-Closing Notice for purposes of this Agreement). 3. Payments 3.1 Closing Payments 3.1.1 At Closing, (i) the Purchaser shall pay for itself in respect of the Shares and/or the Transferred Assets that it shall purchase directly, and (ii) each Affiliate shall pay for itself or, at the Purchaser’s sole discretion, the Purchaser shall pay on behalf of one or more such Affiliates, in respect of the Shares and/or the Transferred Assets that such Affiliate(s) shall purchase directly: (i) to the Sellers' Representative, who shall receive it on behalf of the Sellers, an amount in US dollars equal to the Provisional Cash Consideration minus the Escrow Amount and the ATA Amount, by wire transfer, free of any bank or other charges, to the Sellers' Representative’s Payment Account Details specified in the Pre-Closing Notice, which shall be credited with value date on the Closing Date; (ii) to the Escrow Agent, eighty seven million five hundred thousand US dollars (US$ 87,500,000) (the “General Escrow Amount”) by wire transfer, free of any bank or other charges, which shall be credited with value date on the Closing Date to the escrow account referred to in Article 4.1.1 (the “General Escrow Account”) pursuant to the escrow agreement attached as Schedule 6.2.3 to be entered into at, or prior to and contingent upon, Closing among the Purchaser, the Founder, the Sellers and the Escrow Agent (the “General Escrow Agreement”), as further detailed in Schedule 3.1.1(ii); (iii) to the Escrow Agent, one hundred million US dollars (US$ 100,000,000) (the “Contingent Consideration Escrow Amount”) by wire transfer, free of any bank or other charges, which shall be credited with value date on the Closing Date to the escrow account referred to in Article 4.1.1 (the “Contingent Consideration Escrow Account”) pursuant to the escrow agreement attached as Schedule 6.2.4 to be entered into at, or prior to and contingent upon, Closing among the Purchaser, the Founder, the Sellers and the Escrow Agent (the “Contingent Consideration Escrow Agreement”); and (iv) to the Sellers ATA Manager, an amount equal to three million US dollars ($3,000,000) of the Provisional Cash Consideration (less any amounts paid to the Sellers ATA Manager by the Sellers prior to Closing in connection with the ATA) (the “ATA Amount”), by wire transfer, free of any bank or other chargers, to the Sellers ATA Manager’s Account, which shall be credited with value date on the Closing Date. 3.1.2 At Closing, the Purchaser shall transfer (attribuer en paiement), in accordance with article L. 225-209-2 of the French Commercial Code, the Consideration Stock to Exezars or to Iponweb Holding at the Purchaser’s discretion after consultation with the Sellers (together with the payments referred to in Article 3.1.1, the “Closing Payments”). In case of transfer to Exezars, Exezars shall transfer such Consideration

10 Stock immediately to Iponweb Holding. On the Closing Date, or as soon as possible thereafter, Iponweb Holding shall subsequently transfer the Consideration Stock to the Founder. 3.2 Determination of the Purchase Price Adjustment Amount 3.2.1 No later than ninety (90) Business Days after the Closing Date, the Purchaser shall deliver to the Sellers' Representative a written statement (the “Post-Closing Statement”), which shall set out in particular: (i) the amounts of: (a) the Closing Cash, (b) the Closing Indebtedness, (c) the Closing Net Working Capital, (d) the Closing Net Working Capital Excess or the Closing Net Working Capital Shortfall, and (e) the Transaction Costs, (ii) the amount of the Closing Purchase Price; (iii) the amount of the Cash Consideration equal to the Base Cash Consideration plus the Closing Purchase Price Excess or minus the Closing Purchase Price Shortfall; (iv) the amount equal to the difference between the Cash Consideration and the Provisional Cash Consideration (the “Purchase Price Adjustment Amount”); (v) for information purposes, the indicative allocation of the amounts mentioned in paragraphs (a), (b), (d) and (e) of paragraph (i) and paragraphs (ii) to (iv) above to each Target Company and, as relevant, the Transferred Assets sold by the Assets Seller, provided that the Closing Net Working Capital Excess or the Closing Net Working Capital Shortfall, as relevant, shall be allocated between the Target Companies by applying the percentages set forth in column F of Schedule 2.1.2. 3.2.2 The Post-Closing Statement shall be established using the same format as Schedule 3.2.2. All the items contained in the Post-Closing Statement shall be determined in accordance with the definitions set forth in this Agreement, as applicable Section 1060 of the IRC and the Treasury Regulations promulgated thereunder, the Financial Definitions and the Accounting Principles as set out in Schedule D. 3.2.3 The Sellers' Representative shall be entitled to review the Post-Closing Statement within thirty (30) Business Days after receipt by the Sellers' Representative of the same. During such period of thirty (30) Business Days, the Purchaser shall ensure that the Target Companies provide the Sellers' Representative and its advisors reasonable access to the supporting documentation used for the purpose of the Post- Closing Statement and to the relevant personnel of the Target Companies involved in the preparation of the Post-Closing Statement, at the Sellers’ cost, during normal business hours, upon reasonable advance written notice and in compliance with applicable COVID-related restrictions and safety measures (including by setting up conference or video-conference calls in lieu of physical meetings, at any time, at the Purchaser’s discretion). 3.2.4 If the Sellers' Representative disagrees with any item of the Post-Closing Statement, the Sellers' Representative shall, within thirty (30) Business Days after receipt of the

11 Post-Closing Statement, provide to the Purchaser in writing a disagreement notice (the “Sellers’ Disagreement Notice”) which shall set forth in reasonable detail the reasons for such disagreement for each disputed item. If the Sellers' Representative does not send any Sellers’ Disagreement Notice within such period, the amounts determined by the Purchaser set forth in the Post-Closing Statement shall be deemed final, conclusive, non-appealable and binding on the Parties. 3.2.5 Promptly after receipt by the Purchaser of the Sellers’ Disagreement Notice, if applicable, the Sellers' Representative and the Purchaser shall attempt to reach an agreement on the final determination of the amounts set forth in the Post-Closing Statement. If within twenty (20) Business Days of the Purchaser’s receipt of the Sellers’ Disagreement Notice the Sellers' Representative and the Purchaser (i) are able to agree on the final determination of the amounts set forth in the Post-Closing Statement, then the Post-Closing Statement, with changes that are mutually agreed in writing by the Purchaser and the Sellers' Representative, shall be deemed final, conclusive, non-appealable and binding on the parties or (ii) are unable to agree on the final determination of the amounts set forth in the Post-Closing Statement, then the final determination of the amounts set forth in the Post-Closing Statement shall be referred to the Expert Accountant at the request of the most diligent party. 3.2.6 The mission of the Expert Accountant, who shall act pursuant to article 1592 of the French Civil Code (Code civil), shall be to address specifically and exclusively the items disputed between the Purchaser and the Sellers' Representative, and to determine the Closing Purchase Price and the Purchase Price Adjustment Amount resulting from the determination of such disputed items. The Expert Accountant shall apply the Financial Definitions and the Accounting Principles using the methods and principles specifically described in Schedule D. 3.2.7 The Expert Accountant shall, when performing its mission, (i) provide the Sellers' Representative and the Purchaser with a reasonable opportunity to make written and oral presentations or arguments to it, (ii) require that each of the Sellers' Representative and the Purchaser supplies each other with a copy of any written presentations or arguments at the same time as they are made to the Expert Accountant and (iii) permit each of the Sellers' Representative and the Purchaser to participate while oral submissions are being made by the other party. The Expert Accountant shall notify its conclusions to the Sellers' Representative and the Purchaser within thirty (30) Business Days of the date of its appointment, subject to any agreement among the Expert Accountant, the Sellers' Representative and the Purchaser as to a different date. Any written representations or arguments submitted to the Expert Accountant in accordance with this Article 3.2.7 and the conclusions of the Expert Accountant shall be in the English language. 3.2.8 If the disputed items cannot be resolved by the Expert Accountant pursuant to the procedure and in the timeframe set forth above for any reason whatsoever, the dispute shall be resolved by a third party acting pursuant to article 1843-4 of the French Civil Code (Code civil) (the “1843-4 Expert”) and appointed at the request of the most diligent Party, by order of the President of the Commercial Court of Paris (Président du Tribunal de commerce de Paris) ruling under the form of summary proceedings without recourse (statuant en la forme des référés et sans recours possible), each of the Sellers' Representative and the Purchaser having the opportunity to be heard. The provisions applicable to the mission of the Expert Accountant under Articles 3.2.5 to 3.2.7 shall apply mutatis mutandis to the mission of the 1843-4 Expert. 3.2.9 The Parties shall, and the Purchaser shall direct the Target Companies to, cooperate with the Expert Accountant, and the 1843-4 Expert, as the case may be, to enable it to perform its mission within the time limit prescribed and, in particular, provide it with the information reasonably required by it to perform its mission. 3.2.10 The determination of the Closing Purchase Price by the Expert Accountant and, as the case may be, the 1843-4 Expert, shall be final, conclusive, non-appealable and

12 binding on the Parties, except in case of manifest error (erreur grossière) by the Expert Accountant or, as the case may be, the 1843-4 Expert. 3.2.11 The fees and expenses of the Expert Accountant and, as the case may be, the 1843- 4 Expert, shall be paid by the Party whose estimate of the Purchase Price Adjustment Amount is furthest from the Expert Accountant’s (or, as the case may be, the 1843-4 Expert) calculation of the Purchase Price Adjustment Amount. If it is not possible to determine which Party’s estimate of the Purchase Price Adjustment Amount is furthest from the Expert Accountant’s (or, as the case may be, the 1843-4 Expert’s) calculation of the Purchase Price Adjustment Amount, the fees and expenses of the Expert Accountant (and, as the case may be, the 1843-4 Expert) shall be shared equally among the Sellers and the Purchaser. 3.3 Payment of the Purchase Price Adjustment Amount after the Closing Date Not later than on the fifth (5th) Business Day after the date on which the Purchase Price Adjustment Amount has been finally determined in accordance with Article 3.2: 3.3.1 if the Purchase Price Adjustment Amount is positive, (i) the Purchaser shall pay for itself in respect of the Shares and/or the Transferred Assets that it shall purchase directly, and (ii) each Affiliate shall pay for itself or, at the Purchaser’s sole discretion, the Purchaser shall pay on behalf of one or more such Affiliates, in respect of the Shares and/or the Transferred Assets that such Affiliate(s) shall purchase directly, to the Sellers' Representative, who shall receive it on behalf of the relevant Sellers, an amount in US dollars equal to the Purchase Price Adjustment Amount, by wire transfer of immediately available funds, free of any bank or other charges, to the Sellers' Representative’s Payment Account Details; or 3.3.2 if the Purchase Price Adjustment Amount is negative, the Sellers' Representative shall pay to the Purchaser on behalf of the relevant Sellers an amount in US dollars equal to the absolute value of the Purchase Price Adjustment Amount by wire transfer of immediately available funds, free of any bank or other charges, to a bank account, the details of which shall have been notified by the Purchaser to the Sellers' Representative at the latest three (3) Business Days after the date on which the Purchase Price Adjustment Amount shall have been finally determined in accordance with Article 3.2. 3.4 Determination of the Contingent Consideration 3.4.1 If and only if the 2022 Net Revenue equals or exceeds 70% of the 2022 Net Revenue Target, the Closing Purchase Price shall be increased by an amount (the “2022 Contingent Consideration”) equal to twenty-five million US dollars (US$ 25,000,000) multiplied by the 2022 Net Revenue divided by the 2022 Net Revenue Target, provided that in no event shall the 2022 Contingent Consideration exceed twenty-five million US dollars (US$ 25,000,000). 3.4.2 If and only if the 2023 Net Revenue equals or exceeds 65% of the 2023 Net Revenue Target, the Closing Purchase Price shall be increased by an amount (the “2023 Contingent Consideration” and, together with the 2022 Contingent Consideration, the “Contingent Consideration”) equal to seventy-five million US dollars (US$ 75,000,000) multiplied by the 2023 Net Revenue divided by the 2023 Net Revenue Target, provided that in no event shall the 2023 Contingent Consideration exceed seventy-five million US dollars (US$ 75,000,000). 3.4.3 For the purposes of determining the amount of the 2022 Contingent Consideration or the 2023 Contingent Consideration, as applicable, the Purchaser shall deliver to the Sellers' Representative no later than March 1st immediately following the end of the relevant financial year, a statement setting out in reasonable details its calculation of the 2022 Net Revenue or the 2023 Net Revenue, as applicable, and of the 2022 Contingent Consideration or the 2023 Contingent Consideration, if any and as applicable (the “Contingent Consideration Notice”).

13 3.4.4 All the items contained in the Contingent Consideration Notice shall be determined in accordance with the definitions set forth in this Agreement, as applicable Section 1060 of the IRC and the Treasury Regulations promulgated thereunder and the Accounting Principles as set out in Schedule D. 3.4.5 The Sellers' Representative shall be entitled to review the relevant Contingent Consideration Notice within 15 Business Days after receipt by the Sellers' Representative of the same. During such period of 15 Business Days, the Purchaser shall ensure that the Sellers' Representative and its advisors are given upon request reasonable access to the supporting documentation used for the purpose of the relevant Contingent Consideration Notice and to the relevant personnel involved in the preparation of that Contingent Consideration Notice, at the Sellers’ cost, during normal business hours, upon reasonable advance written notice and in compliance with applicable COVID-related restrictions and safety measures (including by setting up conference or video-conference calls in lieu of physical meetings, at any time, at the Purchaser’s discretion). 3.4.6 If the Sellers' Representative does not deliver a Contingent Consideration Objection Notice to the Purchaser in accordance with, and within the time frame provided in Article 3.4.7 below, the Sellers will be deemed to have accepted and agreed upon the Contingent Consideration Notice in full and upon the amount of the 2022 Contingent Consideration or 2023 Contingent Consideration, as applicable, set forth in that Contingent Consideration Notice which will therefore be final, conclusive, and binding on the Parties and non-appealable. 3.4.7 If the Sellers' Representative disagrees with any item of the relevant Contingent Consideration Notice, the Sellers' Representative shall, within 15 Business Days after receipt of the Contingent Consideration Notice, provide to the Purchaser in writing an objection notice (the “Contingent Consideration Objection Notice”) which shall set forth in reasonable detail the reasons for such disagreement for each disputed item. 3.4.8 Promptly after receipt by the Purchaser of the Contingent Consideration Objection Notice, if applicable, the Sellers' Representative and the Purchaser shall attempt to reach an agreement on the final determination of the amounts set forth in the relevant Contingent Consideration Notice. If within 15 Business Days of the Purchaser’s receipt of the Contingent Consideration Objection Notice the Sellers' Representative and the Purchaser (i) are able to agree on the final determination of the amounts set forth in the Contingent Consideration Notice, then the Contingent Consideration Notice, with changes that are mutually agreed in writing by the Purchaser and the Sellers' Representative, shall be deemed final, conclusive and binding on the Parties and non-appealable or (ii) are unable to agree on the final determination of the amounts set forth in the Contingent Consideration Notice, then the final determination of the amounts set forth in the Contingent Consideration Notice shall be referred to the Expert Accountant at the request of the most diligent party. 3.4.9 The mission of the Expert Accountant, who shall act pursuant to article 1592 of the French Civil Code (Code civil), shall be to address specifically and exclusively the items specified in the Contingent Consideration Notice that are disputed between the Purchaser and the Sellers' Representative, and to determine the 2022 Contingent Consideration or 2023 Contingent Consideration, as relevant, resulting from the determination of such disputed items. The Expert Accountant shall apply the provisions of Schedule 3.4. 3.4.10 The provisions of Articles 3.2.7 to 3.2.11 shall apply mutatis mutandis to the resolution of disputed Contingent Consideration items by the Expert Accountant. 3.4.11 Unless otherwise required by applicable Law, the Parties agree that for all U.S. federal and applicable state, local and foreign income Tax purposes: (i) any Contingent Consideration payable pursuant to this Agreement may be treated as deferred contingent purchase price eligible for installment treatment under Section 453 of the IRC and (ii) if and to the extent such amounts are paid to any Person under

14 this Agreement, a portion of such Contingent Consideration may be treated as interest pursuant to Section 483 or Section 1274 of the IRC. Unless otherwise required by applicable Law, the Parties shall file all Tax Returns consistently with this Article 3.4.11 with respect to the Tax treatment of any Contingent Consideration paid pursuant to this Agreement. 3.5 Allocation of the Provisional Purchase Price, the Closing Purchase Price, the Purchase Price Adjustment Amount and the Contingent Consideration 3.5.1 The Sellers' Representative shall be solely responsible for and, for the avoidance of doubt, the Purchaser shall have no obligation and shall bear no liability in respect of: (i) the allocation of the Provisional Purchase Price, the Closing Purchase Price, the Purchase Price Adjustment Amount and the Contingent Consideration among the Sellers (without prejudice to the allocation of these amounts among the Shares Seller and the Assets Seller on the basis agreed among the Parties as set out in Schedule 2.1.2 or, as applicable, in Schedule 2.1.3); (ii) the actual payment to the relevant Sellers or by the relevant Sellers of (z) the amounts received by the Sellers' Representative from the Purchaser or (y) the amounts due to the Purchaser in relation to the Provisional Purchase Price, the Purchase Price Adjustment Amount or the Contingent Consideration. 3.5.2 The payments made by the Purchaser or the Escrow Agent to the Sellers' Representative shall fully discharge the Purchaser’s payment obligations for such amount vis-à-vis all the Sellers. Any payment made by the Sellers' Representative or the Escrow Agent shall fully discharge the Sellers’ payment obligations for such amount vis-à-vis the Purchaser and/or its Affiliates. 3.5.3 In no event may the allocation by the Sellers' Representative set forth in Article 3.5.1 be invoked against the Purchaser. 4. Escrow Accounts 4.1 General 4.1.1 The General Escrow Account and the Contingent Consideration Escrow Account shall be opened, operated and closed in accordance with this Agreement and the General Escrow Agreement, the Contingent Consideration Escrow Agreement (as applicable), and the Sellers' Representative, the Founder and the Purchaser each agrees and undertakes to give on a timely basis such written instructions and authorities to the Escrow Agent as may from time to time be necessary for this purpose. 4.1.2 The Sellers and the Purchaser shall procure that the General Escrow Account and the Contingent Consideration Escrow Account and all rights relating to them from time to time are and shall remain free from any Encumbrance. 4.1.3 Any interest earned in respect of any portion of the Escrow Amount to be released to the Sellers' Representative shall be for the benefit of the Sellers' Representative. Any interest earned in respect of any portion of the Escrow Amount to be released to or on behalf of the Purchaser shall be for the benefit of the Purchaser. 4.2 Release of the Indemnity Escrow Amount 4.2.1 The Indemnity Escrow Amount shall be released by the Escrow Agent as follows: (i) in accordance with Article 15, within ten (10) Business Days of the date when the amount of any Iponweb Parties Liabilities shall have been Determined (other than a claim falling within limb (iv) of the definition of Determined), an amount in US dollars equal to the lesser of (a) any sum due to the Purchaser

15 in relation to the Iponweb Parties Liabilities and (b) the Indemnity Escrow Amount shall be released to the Purchaser and/or, at the Purchaser’s sole discretion, to any Purchaser’s Affiliate(s) (including for the avoidance of doubt, any Target Company) as directed by the Purchaser; (ii) in accordance with clause 10.5(a) of the Ancillary Tax Agreement; or (iii) at the latest ten (10) Business Days after the Indemnity Escrow Release Date, the then remaining Indemnity Escrow Amount (if any) shall be released to the Sellers' Representative (on behalf of itself or of the relevant Sellers, as the case may be), less the Indemnity Escrow Holdback Amount (if any) which shall be dealt with in accordance with Article 4.2.2. 4.2.2 Following the Indemnity Escrow Release Date, to the extent any Indemnity Escrow Holdback Amount has been retained in respect of one or more Outstanding Claims, upon such Outstanding Claim or Outstanding Claims becoming Determined: (i) there shall, within ten (10) Business Days of the date on which the relevant Outstanding Claim becoming Determined, be released from the General Escrow Account to the Purchaser and/or, at the Purchaser’s sole discretion, to any Purchaser’s Affiliate(s) (including for the avoidance of doubt, any Target Company) as directed by the Purchaser, a sum equal to the lesser of: (x) the Indemnity Escrow Holdback Amount; or (y) the amount for which such Outstanding Claim has been Determined in favor of the Purchaser (if any); and (ii) there shall, within ten (10) Business Days of the date on which the relevant Outstanding Claim became Determined, be released from the General Escrow Account to the Sellers' Representative any amount by which the Indemnity Escrow Holdback Amount (after taking into account any payments made pursuant to paragraph (i) above) exceeds the Estimated Liabilities of the remaining Outstanding Claims, unless within such ten (10) Business Day period the Purchaser provides to the Sellers' Representative an Independent Statement stating that such Estimated Liabilities of the remaining Outstanding Claims is higher than estimated when determining the Indemnity Escrow Holdback Amount. 4.2.3 In each case in which Article 4.2.1 or Article 4.2.2 provides for the release of all or a portion of the Indemnity Escrow Amount, the Purchaser and the Sellers' Representative shall, within three (3) Business Days of the date at which the amount is due to be released pursuant to Article 4.2.1 or Article 4.2.2 above, submit a payment instruction to the Escrow Agent instructing the Escrow Agent to release all or such portion of the Indemnity Escrow Amount in accordance with Article 4.2.1 or Article 4.2.2 and the General Escrow Agreement. 4.3 Release of the Contingent Consideration Escrow Amount 4.3.1 The Contingent Consideration Escrow Amount shall be released by the Escrow Agent as follows: (i) in accordance with Article 15, within ten (10) Business Days of the date when the amount of any Iponweb Parties Liabilities shall have been Determined (other than a claim falling within limb (iv) of the definition of Determined), an amount in US dollars equal to any sum due to the Purchaser in relation to the Iponweb Parties Liabilities shall be released to the Purchaser and/or, at the Purchaser’s sole discretion, to any Purchaser’s Affiliate(s) (including for the avoidance of doubt, any Target Company) as directed by the Purchaser; (ii) within ten (10) Business Days of the final determination of the 2022 Contingent Consideration in accordance with Articles 3.4.3 to 3.4.10 (the “2022 Contingent Consideration Release Date”):

16 (a) an amount (if it is a positive number) equal to the 2022 Contingent Consideration (if any), less the sum of (x) any amount released or due to be released to the Purchaser pursuant to paragraph (i) above and (y) the Contingent Consideration Escrow Holdback Amount (if any) which shall be dealt with in accordance with Article 4.3.2, shall be released to the Sellers' Representative; and/or (b) an amount equal to twenty-five million US dollars ($25,000,000) less the sum of (x) any amount released or due to be released to the Sellers' Representative pursuant to paragraph (ii)(a) above and (y) the Contingent Consideration Escrow Holdback Amount (if any) which shall be dealt with in accordance with Article 4.3.2, shall be released to the Purchaser and/or, at the Purchaser’s sole discretion, to any Purchaser’s Affiliate(s) (including for the avoidance of doubt, any Target Company) as directed by the Purchaser; (iii) within ten (10) Business Days of the final determination of the 2023 Contingent Consideration in accordance with Articles 3.4.3 to 3.4.10 (the “2023 Contingent Consideration Release Date”): (a) an amount equal to the 2023 Contingent Consideration (if any), less the sum of (x) any amount released or due to be released to the Purchaser pursuant to paragraph (i) above (for the avoidance of doubt, disregarding any such amount which has been deducted from the payment to the Seller Representative pursuant to paragraph (ii)(a) above) and (y) the Contingent Consideration Escrow Holdback Amount (if any) which shall be dealt with in accordance with Article 4.3.2 (for the avoidance of doubt, disregarding the Contingent Consideration Escrow Holdback Amount which has been deducted from the payment to the Seller Representative pursuant to paragraph (ii)(a) above), shall be released to the Sellers' Representative; and/or (b) an amount equal to seventy-five million US dollars ($75,000,000) less the sum of (x) any amount released or due to be released to the Sellers' Representative pursuant to paragraph (iii)(a) above and (y) the Contingent Consideration Escrow Holdback Amount (if any) which shall be dealt with in accordance with Article 4.3.2 (for the avoidance of doubt, disregarding the Contingent Consideration Escrow Holdback Amount which has been deducted from the payment to the Purchaser and/or any of its Affiliates pursuant to paragraph (ii)(b) above), shall be released to the Purchaser and/or, at the Purchaser’s sole discretion, to any Purchaser’s Affiliate(s) (including for the avoidance of doubt, any Target Company) as directed by the Purchaser. 4.3.2 Following the 2022 Contingent Consideration Release Date or the 2023 Contingent Consideration Release Date, as applicable, to the extent any Contingent Consideration Escrow Holdback Amount has been retained in respect of one or more Outstanding Claims notified prior to December 31, 2022 or December 31, 2023 (as applicable), upon such Outstanding Claim or Outstanding Claims becoming Determined: (i) there shall, within ten (10) Business Days of the date on which the relevant Outstanding Claim becoming Determined, be released from the Contingent Consideration Escrow Account to the Purchaser and/or, at the Purchaser’s sole discretion, to any Purchaser’s Affiliate(s) (including for the avoidance of doubt, any Target Company) as directed by the Purchaser, an amount equal to the lesser of: (x) the Contingent Consideration Escrow Holdback Amount; or (y) the amount for which such Outstanding Claim has been Determined in favor of the Purchaser (if any); and

17 (ii) there shall, within ten (10) Business Days of the date on which the relevant Outstanding Claim became Determined, be released from the Contingent Consideration Escrow Account to the Sellers' Representative an amount by which the Contingent Consideration Escrow Holdback Amount (after taking into account any payments made pursuant to paragraph (i) above) exceeds the Estimated Liabilities of the remaining Outstanding Claims, unless within such ten (10) Business Day period the Purchaser provides to the Sellers' Representative an Independent Statement stating that such Estimated Liabilities of the remaining Outstanding Claims is higher than estimated when determining the Contingent Consideration Holdback Amount. 4.3.3 In each case in which Article 4.3.1 or Article 4.3.2 provides for the release of all or a portion of the Contingent Consideration Escrow Amount, the Purchaser and the Sellers' Representative shall, within three (3) Business Days of the date at which the amount is due to be released pursuant to Article 4.3.1 or Article 4.3.2 above, submit a payment instruction to the Escrow Agent instructing the Escrow Agent to release all or such portion of the Contingent Consideration Escrow Amount in accordance with Article 4.3.1 or Article 4.3.2 and the Contingent Consideration Escrow Agreement. 4.4 Release of the Tax Escrow Amount The Tax Escrow Amount shall be released by the Escrow Agent in accordance with the Ancillary Tax Agreement. 4.5 Determination of Estimated Liabilities 4.5.1 Between sixty (60) Business Days and thirty (30) Business Days prior to each Escrow Release Date, the Sellers' Representative may notify the Purchaser of its good faith estimate of the Estimated Liabilities together with reasonable details and evidence supporting such estimate (the “Estimate Notice”). 4.5.2 If the Sellers' Representative does not send an Estimate Notice at least thirty (30) Business Days prior to the applicable Escrow Release Date, the Estimated Liabilities shall be equal to the sum of the amounts claimed by the Purchaser under the Outstanding Claims. 4.5.3 If the Sellers' Representative notifies an Estimate Notice at least thirty (30) Business Days prior to the applicable Escrow Release Date, the Purchaser may provide to the Sellers' Representative an Independent Statement no later than five (5) Business Days prior to the applicable Escrow Release Date, in which case, the Estimated Liabilities shall be equal to the sum of the amounts claimed by the Purchaser under the Outstanding Claims confirmed by the Independent Statement. 4.5.4 If the Independent Statement concludes that the amount of an Outstanding Claim is reasonable, the Estimated Liability of such Outstanding Claim shall be the full amount claimed by the Purchaser under such Outstanding Claim. 4.5.5 If the Independent Statement concludes that the amount of an Outstanding Claim is not reasonable, the Evaluating Attorney shall determine the amount of such Outstanding Claim, which shall not be higher than the full amount claimed by the Purchaser and not lower than the corresponding amount in the Estimate Notice. If the Evaluating Attorney provides a range, the amount determined by the Evaluating Attorney shall be deemed to be the midpoint of such range. 4.5.6 If the Evaluating Attorney is not willing or able to provide an Independent Statement or if the Evaluating Attorney provides an Independent Statement which does not comply with Article 4.5.5, (i) the relevant Escrow Release Date shall be automatically extended by thirty (30) Business Days, in relation to the proportion of the relevant Escrow Amount that is equal to the full amount claimed by the Purchaser under the relevant Outstanding Claims only and (ii) the Purchaser shall appoint another Evaluating Attorney who shall issue an Independent Statement in accordance with this Article 4.4 not later than five (5) Business Days prior to such extended Escrow

18 Release Date. If such other Evaluating Attorney is not willing or able to provide an Independent Statement or if the Evaluating Attorney provides an Independent Statement which does not comply with Article 4.5.5, the Estimated Liability of such Outstanding Claim shall be the full amount claimed by the Purchaser under such Outstanding Claim. 4.5.7 The Evaluating Attorney shall have no liability whatsoever (professional or otherwise) to any Party in relation to the content of the Independent Statement, including in relation to the assessment of any Outstanding Claim. 4.5.8 If any claim pursuant to Articles 13.1, 17.1.1, 17.3.1 or Section IV of this Agreement has been notified to the Sellers' Representative (or, as appropriate, the Founder or the Trustee) in accordance with this Agreement between the date of the Estimate Notice and the relevant Escrow Release Date (as extended, as the case may be), the Estimated Liability in relation to such claim shall be equal to the full amount claimed by the Purchaser under such claim. 4.5.9 If the Purchaser does not provide to the Sellers' Representative an Independent Statement no later than five (5) Business Days prior to the applicable Escrow Release Date, the Estimated Liabilities shall be an amount equal to the estimate set out in the Estimate Notice. 4.6 Treatment of Escrow Releases 4.6.1 Any cash released to the Sellers' Representative, the Sellers and/or the Founder from the General Escrow Account and/or the Contingent Consideration Escrow Account pursuant to the Escrow Agreements shall be deemed part of the Purchase Price. 4.6.2 Subject to the provisions of Articles 13.1.3 and 18.3.6, any cash released to the Purchaser and/or its Affiliates from the General Escrow Account pursuant to the General Escrow Agreement shall constitute a reduction of the Purchase Price. 5. Conditions Precedent 5.1 Conditions Precedent The sale and purchase of the Shares and the Transferred Assets pursuant to this Agreement and the obligations of all Parties to proceed with Closing are subject to the satisfaction of the following conditions precedent (conditions suspensives) (the “Conditions Precedent”): 5.1.1 the Antitrust Clearances by each of the Required Antitrust Authorities shall have been obtained; 5.1.2 no temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal or regulatory Order, restraint or prohibition of any Governmental Authority that enjoins (temporarily or permanently) or otherwise prohibits the consummation of any of the transactions contemplated by this Agreement, shall be in effect; nor shall there be any Law enacted, entered, enforced or deemed applicable to any of the transactions contemplated by this Agreement that would prohibit the consummation of any of the transactions contemplated by this Agreement; 5.1.3 there shall not have occurred, since the Initial Signing Date, a Material Adverse Effect; 5.1.4 each of the Fundamental Warranties and the Tax Warranties shall be true and correct in all respects as of the Closing Date and each of the Key Warranties shall be true and correct in all material respects (provided that any update of the Disclosure Schedule in relation to the Key Warranties pursuant to Article 12.3 of this Agreement shall be disregarded for the purpose of this Article 5.1.4) as of the Closing Date as if made anew at and as of that date, except with respect to any Representation and Warranty which expressly speaks as to an earlier date, in which case such Representation and Warranty shall be true and correct at and as of such date;

19 5.1.5 each of the obligations, agreements and covenants of the Sellers, the Founder and the Trustee to be performed by the Sellers, the Founder or the Trustee under the Call Option and under Articles 6.1.1, 6.10 and 17.2.1(ii) of this Agreement at or prior to the Closing shall have been performed in all material respects; 5.1.6 the Pre-Closing Reorganizations set forth in section 1 and sections 3 to 5 of Schedule 6.3 shall have been completed; and 5.1.7 the Sellers shall have obtained the signed, definitive and unconditional (except upon Closing), binding and valid under applicable Laws, written agreement of all the Key Contractors to (i) assign at Closing their respective Key Contracts as set forth in Schedule 5.1.7 to the Purchaser or any of its Affiliates designated by the Purchaser (ii) and maintain the same terms and conditions as those applicable as of the Initial Signing Date, which are set forth in full in Material Contracts listed in the Disclosure Schedule. 5.2 Responsibility for Obtaining Antitrust Clearances 5.2.1 Each party hereto agrees to make (or cause to be made), no later than twenty (20) Business Days following the Initial Signing Date, any required filings pursuant to the HSR Act and applicable antitrust Laws (each, an “Antitrust Filing”) with respect to the transactions contemplated hereby. In connection with the foregoing, the Purchaser, the Founder, the Trustee and the Sellers shall, as soon as reasonably practicable, and in no event later than ten (10) Business Days following the Initial Signing Date, file with the FTC and DOJ the notification and report form required under the HSR Act with respect to the transactions contemplated by this Agreement. Each Party shall supply as promptly as practicable any additional information and documentary material that may be requested pursuant to any antitrust Laws. 5.2.2 The Purchaser shall, and shall cause the members of the Purchaser’s Group to, use their reasonable efforts in relation to the Target Companies and the Transferred Assets to obtain the Antitrust Clearances on or before the Longstop Date, provided that the Purchaser shall not be required to (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Purchaser or its Affiliates or the Target Companies or the Transferred Assets or (ii) accept any restrictions on any assets (whether tangible or intangible), rights, products or businesses of the Purchaser or its Affiliates or the Target Companies or the Transferred Assets. 5.2.3 To the extent practically possible and permitted by Laws, the Purchaser shall (i) afford the Sellers' Representative a reasonable opportunity to comment on substantial submissions to the Required Antitrust Authorities (which comments shall be provided to the Purchaser as promptly as possible), (ii) duly consider such comments, and (iii) upon Sellers' Representative’s request, keep the Sellers' Representative informed of the processing of the Antitrust Filings. 5.2.4 The Sellers' Representative, the Sellers, the Founder and the Trustee shall cooperate with the Purchaser in the preparation of the documents to be submitted to the Required Antitrust Authorities and in particular agree to provide, upon request of the Purchaser on reasonable notice, any additional information or document regarding the Sellers' Representative, the Sellers, the Founder, the Trustee or the Target Companies which may be required by the Required Antitrust Authorities for the preparation of the Antitrust Filings or that is necessary in order to respond to questions raised by the Required Antitrust Authorities, and to make any notifications that may be required of the Sellers by such Required Antitrust Authorities in order to obtain any relevant consents or approvals, save that the Sellers, the Founder and the Trustee shall only be required to provide information of a commercially sensitive nature to the Purchaser’s counsel on a counsel-to-counsel basis and shall not be required to take any action that would constitute a breach of Law.

20 5.3 Benefit – Time Limit – Non Satisfaction 5.3.1 The Conditions Precedent set out in Articles 5.1.1 through 5.1.2 are stipulated for the benefit of both Parties. The non-satisfaction of such Conditions Precedent may be invoked by either the Sellers' Representative or the Purchaser. Such Conditions Precedent may be waived by mutual agreement of the Sellers' Representative and the Purchaser in writing, if and to the extent permitted by applicable Laws. 5.3.2 The Conditions Precedent set out in Articles 5.1.3 through 5.1.7 are stipulated for the benefit of the Purchaser only. The non-satisfaction of such Conditions Precedent may be invoked by the Purchaser only and such Conditions Precedent may be waived by the Purchaser only, in writing. 5.3.3 The Conditions Precedent shall not have any retroactive effect. 5.3.4 The Sellers' Representative and the Purchaser shall promptly give notice to the other of, and provide the other with, any document relating to the satisfaction of any Condition Precedent, and in any event no later than the third (3rd) Business Day following the date on which it becomes aware of the same. 5.3.5 If any Condition Precedent is not satisfied or deemed to be satisfied at the latest at midnight on the Longstop Date, either the Sellers' Representative or the Purchaser shall be entitled to terminate this Agreement by written notice to the other. Furthermore, in case any of the Required Antitrust Authorities have, prior to the Longstop Date, issued a decision to deny any of the Antitrust Clearances, then either the Sellers' Representative or the Purchaser shall be entitled to terminate this Agreement by written notice to the other. In the event of such termination, the provisions of Article 30.3 shall apply. 6. Pre-Closing Covenants 6.1 Covenants of the Sellers, the Founder and the Trustee 6.1.1 Subject to Article 6.1.2, during the period from the Initial Signing Date to the earlier of the termination of this Agreement pursuant to Section VI and the Closing Date (the “Pre-Closing Period”), the Sellers and the Founder shall (and the Founder procures that the Trustee shall) ensure that the Target Companies and the Transferred Assets are managed in the Ordinary Course of Business. Without limiting the foregoing, during the Pre-Closing Period, (i) the Shares Seller and the Founder shall (and the Founder procures that the Trustee shall) procure that the Target Companies do not; and (ii) the Assets Seller (only to the extent such action relates to or affects the Transferred Assets) shall not, in each case directly or indirectly, in any manner whatsoever, without the prior written consent of the Purchaser: (i) approve, authorize or effect any Transfer of any Share or any Transferred Asset, or the assets of any Target Company; (ii) create, authorize, allot, issue, sell, or grant any shares or Securities of any Target Companies, or increase, redeem, repurchase or decrease its share capital; (iii) split, combine or reclassify its outstanding shares or other Securities; (iv) declare, make or pay a dividend, an interim dividend or other distribution (whether in cash, stock or in kind, or any combination thereof); (v) approve, authorize, effect or enter into any dissolution, liquidation, merger, split-up, consolidation, restructuring, recapitalization, other reorganization, contribution or sale of any Target Company’s business or assets as a whole or of any of its divisions (branche d’activité) (other than the transactions contemplated by this Agreement, including any steps or actions required to

21 implement the Pre-Closing Reorganizations and Phase 1 of the Specific Reorganization); (vi) approve, authorize, effect or enter into any change to the articles of association (statuts) or any equivalent organizational documents of any Target Company, except for (i) minor administrative or housekeeping changes and (ii) any changes required for the completion of the Transaction; (vii) enter into, amend or terminate any participation in, any partnership, joint venture, consortium or association; (viii) Transfer or acquire any business as a going concern (fonds de commerce), to, from or with any Third Party, or acquire or Transfer any interest in a company; (ix) Transfer any tangible or intangible asset with an individual value in excess of two hundred fifty thousand US dollars ($250,000) and assets for a total aggregate value in excess of one million US dollars ($1,000,000); (x) Transfer, Encumber, abandon, license (other than non-exclusive licenses of Owned IP granted in the Ordinary Course of Business), permit to lapse, or otherwise dispose of any Intellectual Property Right; (xi) either (x) incur any new indebtedness for borrowed money, facilities and overdraft or (y) enter into factoring or securitization agreement or arrangement or (z) discount trade receivables with or without recourse; (xii) commit or make any capital expenditure exceeding one hundred seventy-five thousand US dollars ($175,000) individually; (xiii) grant or forgive any loan or advance to any Third Parties, except payments terms for products or services provided to any person; (xiv) guarantee the obligations of any Third Party in an amount in excess of one hundred thousand US dollars ($100,000); (xv) enter into, modify in any material aspect, assign, renew or terminate any Material Contract or any other agreement generating net revenues or net expenses in excess of two hundred fifty thousand US dollars ($250,000) per year; (xvi) enter into, amend or terminate any agreement with Core Employees or any other employee whose annual base salary is equal to or exceeds seventy- five thousand US dollars ($75,000) (together “Senior Employees”), or grant any increase in compensation, incentives or other benefits payable to such Senior Employees, or materially increase the compensation, incentives or other benefits provided to employees, except in the case of annual, ordinary course wage increases consistent with past practice for employees (other than the Senior Employees), up to a three percent (3%) salary increase in the aggregate, or accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to any benefit plan or similar arrangement for the employees, in each case other than as required by Law, the collective agreements or employment contracts in force at the Call Option Date and Fairly Disclosed to the Purchaser; (xvii) create, approve, enter into, adopt, accelerate the payments due under, terminate or amend in any material respect any employee benefit plan, including any profit sharing, bonus, share option, deferred contribution, severance or retirement benefit agreement and any plan or agreement providing benefit relating to sick leave, medical cover, disability, life insurance and other comparable benefit;

22 (xviii) adopt or announce a new benefit plan or similar arrangement, or take any action that gives rise to, lifts restrictions on, or accelerates any severance, change in control, retention, termination or other benefits payable to any director, officer, employee or consultant in connection with or as a result of the consummation of the Transaction; (xix) enter into, renew, amend in any respect or terminate any transaction, contract or arrangement among related parties, i.e., (x) any of the Founder, the Trustee, any Seller, any person in which the Founder, the Trustee or any Seller directly or indirectly Controls or has a material influence or interest in, any of their directors, officers, or employees, any member of the family of any of the above persons, or any person otherwise connected to or acting on behalf or for the interest of any of the above person, on the one hand, and (y) any Target Company or in relation to any Transferred Asset, on the other hand; (xx) initiate, settle, compromise or offer or propose to settle, any action, suit, arbitration, investigation or other Proceeding except where the amount paid in settlement or compromise does not exceed two hundred fifty thousand US dollars ($250,000) individually, and one million US dollars ($1,000,000) in the aggregate; (xxi) change in any material respect any of their accounting methods or practices (other than such changes required by applicable Laws); (xxii) other than in accordance with the Ancillary Tax Agreement, (A) enter into any material closing agreement or similar agreement relating to Taxes, (B) request any ruling or similar guidance with respect to Taxes, or (C) change its residence for Tax purposes; (xxiii) other than in accordance with the Ancillary Tax Agreement, (A) make, change or revoke any material Tax election, (B) change any annual Tax accounting period or material Tax accounting method, (C) settle or compromise any claim, notice, audit or assessment in respect of material Taxes, (D) compromise or surrender any right to claim a material Tax refund, (E) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to a Target Company, (F) fail to pay any Tax when it becomes due and payable except to the extent disputed in good faith in accordance with the procedures of applicable Law, (G) enter into any Tax allocation, indemnity or sharing agreement, (H) amend any material Tax Return, (I) request, apply for, or seek any relief, assistance or benefit, including any deferral of Taxes, under any COVID-19 Legislation, (J) except as required by applicable Law, file any Tax Return in a manner, or reflecting a position, that would reasonably be expected to have an adverse effect on, or materially increase the Purchaser’s or any of its Affiliates’ (which following the Closing shall include the Target Companies) liability for Taxes, or (K) take or cause (or otherwise permit any other Person to take or cause) any action outside of the Ordinary Course of Business which would reasonably be expected to materially increase the Purchaser’s or any of its Affiliates’ (which following the Closing shall include the Target Companies) liability for Taxes; (xxiv) form any subsidiary, except as may be expressly required pursuant to the terms of this Agreement for the completion of the Transaction; (xxv) take any action that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Purchaser of the Transaction; (xxvi) enter into any agreement or arrangement that expressly limits or otherwise restricts in any material respect the Target Companies from engaging or competing in any line of business, in any location or with any person; or

23 (xxvii) undertake or agree, conditionally or otherwise, to take or adopt any of the foregoing actions or decisions (each, a “Major Decision”). 6.1.2 The provisions of Article 6.1.1 shall not operate so as to restrict or prevent any matter or action: (i) expressly authorized elsewhere in this Agreement or in any Local Agreement; (ii) required by applicable Laws or by any Governmental Authority; or (iii) consented to in writing by the Purchaser in accordance with Article 6.1.3, 6.1.3 Any notices of Major Decisions shall be submitted by the Sellers' Representative to the Purchaser, together with reasonably detailed explanations and supporting documentation. The Purchaser shall within five (5) Business Days from receipt of a notice of a Major Decision grant or deny its consent to the Sellers' Representative (such consent not to be unreasonably withheld). If such approval or disapproval is not submitted within the above-mentioned period of time, the decision shall be deemed to have been accepted by the Purchaser. If the Purchaser, acting reasonably, requests further information in regard to the relevant Major Decision, the time period for the Purchaser to respond shall be extended by the number of Business Days that the Sellers' Representative will use to provide the requested information. For the purposes of this Article 6.1, the Purchaser hereby appoints Mr. Ryan Damon (or such other person as the Purchaser shall designate by notice to the Sellers in accordance with Article 39) to receive notices of Major Decisions and respond to them by electronic mail. 6.2 Transaction Documents 6.2.1 At Closing, the Parties shall execute the Ancillary Tax Agreement attached as Schedule 6.2.1. 6.2.2 At Closing, the Parties shall execute the Shareholders Agreement and Exezars and the Purchaser shall execute the transitional services agreement in the form attached as Schedule 6.2.2 (the “Transitional Services Agreement”). 6.2.3 The Parties shall ensure that the Escrow Agent executes the General Escrow Agreement substantially in the form attached as Schedule 6.2.3 prior to or at Closing. 6.2.4 The Parties shall ensure that the Escrow Agent executes the Contingent Consideration Escrow Agreement substantially in the form attached as Schedule 6.2.4 prior to or at Closing. 6.2.5 The Sellers shall execute, and the Purchaser shall, and shall cause its Affiliates to execute the local share purchase agreements and/or asset purchase agreements in the form attached in Schedule C (the “Local Agreements”) prior to or at Closing. 6.2.6 To the extent that the provisions of a Local Agreement are inconsistent with or additional to the provisions of this Agreement, the provisions of this Agreement shall prevail, subject to the conditions set forth in Article 40.1. 6.2.7 The Sellers and the Purchaser shall ensure that any Local Agreements are notarized and any relevant signatures to the Local Agreements are notarized and/or apostilled where required, pursuant to relevant Law, to effect the legal transfer of the applicable Shares or Transferred Assets. 6.2.8 Each Local Agreement shall (a) be in a form reasonably acceptable to both the Sellers and the Purchaser, (b) shall serve purely to effect the legal transfer of the applicable Shares or the Transferred Assets and (c) shall not, in any way modify, amend, or constitute a waiver of, any provision of this Agreement. 6.3 Pre-Closing Reorganizations

24 On or prior to the date hereof, the Founder, the Trustee and the Sellers have, and have caused their applicable Representatives (including the Target Companies), to: 6.3.1 complete the Pre-Closing Reorganizations set forth in sections 1 and 3 to 5 (included) of Schedule 6.3; 6.3.2 make their best efforts to complete the Pre-Closing Reorganization set forth in section 2 of Schedule 6.3; and 6.3.3 complete Phase 1 of the Specific Reorganization in accordance with the terms set forth in Annex A of Schedule E and in compliance with all applicable Laws, including but not limited to Customs & Trade Laws, Anti-Bribery, Anti-Money Laundering and Sanctions Laws, Tax Laws and Labor Laws. 6.4 Intra-Group Agreements The Sellers shall terminate the Non-Transferring Intra-Group Agreements, with effect no later than the Closing Date, without any penalty, indemnity, remaining liability or termination cost and more generally any payment, other than for services duly performed prior to the Closing Date. 6.5 Termination of Sellers’ Group Insurance Policies 6.5.1 From the Initial Signing Date until Closing, the Sellers shall (and shall cause the Target Companies to) continue in force in the same terms all insurance policies maintained by them at the Call Option Date in respect of the Business. 6.5.2 The Sellers shall ensure that the insurance policies of the Target Companies will remain in full force and effect for at least three (3) months after Closing, except for the insurance policies listed in a written notification sent by the Purchaser to the Sellers' Representative no later than ten (10) Business Days prior to Closing, which shall be terminated by the Sellers with effect no later than the Closing Date, without any penalty, indemnity, remaining liability or termination cost for the Target Companies. 6.6 Third-Party Consents 6.6.1 The Founder, the Trustee and the Sellers shall use their best efforts to obtain, prior to the Closing Date, any consents or waivers from any Third Party pursuant to any change-of-control, transfer, or assignment provisions contained in any Contract or as otherwise required under applicable Law, which would be triggered by or needed for the Transaction or to avoid an acceleration or termination prior to Closing, or which are necessary to be obtained in order to avoid material disruption or material change to the terms of such Contract after completion of the Closing or to transfer the Contract from the applicable Seller to the Purchaser, including the Contracts referred to in schedule 6 of the Asset Purchase Agreement (the “Consents”), including the Consents referred to in Article 5.1.7. 6.6.2 The Founder, the Trustee and the Sellers shall consult with the Purchaser in respect of the obtaining of the Consents and shall keep the Purchaser involved in and promptly informed of any discussions, negotiations or communications in relation thereto, and shall not agree to any amendment or variation of such Contracts without the prior written consent of the Purchaser. If ten (10) Business Days before Closing, the Parties conclude in good faith that the Founder, the Trustee and the Sellers, despite their best efforts, will not be able to obtain any Consent, the Founder, the Trustee and the Sellers shall use their best efforts to transfer the relevant Contract to the Target Company designated by the Purchaser, subject to the prior written consent of the Purchaser. 6.6.3 In the event of a failure to obtain such Consents, (i) the Founder, the Trustee and the Sellers shall use their best efforts to assist the Purchaser and the Target Companies in obtaining all of the Consents after the Closing Date and (ii) in relation to Contracts

25 to be transferred pursuant to the terms of the Asset Purchase Agreement, such Contracts will, in addition, be subject to the provisions of the Transitional Services Agreement and the Asset Purchase Agreement. In case of discrepancy between the terms of the Asset Purchase Agreement, the Transitional Services Agreement and this Agreement, the terms of this Agreement shall prevail between the parties of those agreements who are also Parties. 6.6.4 In accordance with clause 21.3 of the master services agreement entered into between Iponweb Switzerland and Bounce Exchange, Inc. dated April 3, 2019, the Sellers shall cause Iponweb Switzerland to notify in writing Bounce Exchange, Inc., at least thirty (30) business days (as defined in such master services agreement) prior to the Closing Date of the change of control of Iponweb Switzerland which would occur at Closing. 6.6.5 Nothing in Article 6.6 shall be construed so as to require the Purchaser, its Affiliates or any of the Target Companies to pay any money to any Third Party, commence any litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with the obtaining of the Consents. 6.7 Guarantees 6.7.1 The Purchaser shall use its reasonable efforts to ensure that at Closing each member of the Sellers’ Group (other than the Target Companies) is released in full from the Third-Party Guarantees given by it in respect of obligations of the Target Companies, if any. 6.7.2 The Sellers, the Trustee and the Founder shall ensure that at Closing each Target Company is released in full from the Third-Party Guarantees given by them in respect of obligations of the Sellers’ Group, if any. 6.7.3 In the event the relevant Target Companies are not released from the Third-Party Guarantees on the Closing Date pursuant to Article 6.7.2, the Sellers shall be liable for fully indemnifying, and shall hold harmless the Purchaser or the relevant Target Company against, any Loss resulting from such Third-Party Guarantees after the Closing Date, if any. 6.7.4 In the event the relevant members of the Sellers’ Group are not released from the Third-Party Guarantees on the Closing Date pursuant to Article 6.7.1, the Sellers shall be liable for fully indemnifying, and shall hold harmless the Purchaser or the relevant Target Company against, any Loss resulting from such Third-Party Guarantees after the Closing Date, if any. 6.8 Stock Options The Founder shall procure that payments to be made by the Trust or any predecessor or successor trust, to any employee of the Target Companies or to any Business Employee in relation to any stock options or other equity awards shall be made by the Founder, as determined by him, provided that at least twenty-one percent (21%) of the corresponding total amount shall be paid in three annual instalments of equal amount, respectively on the first, the second and the third anniversary of the Closing Date unless otherwise agreed by the Founder and the Purchaser in writing. 6.9 Exclusivity 6.9.1 During the Pre-Closing Period, the Sellers, the Founder and the Trustee shall not, directly or indirectly, including through any of their Representatives: (i) solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any enquiry, expression of interest, proposal or offer of, any person (other than the Purchaser and/or its designated Representatives) relating to any sale, Transfer, lease, license or other disposal of any of the Shares or any of the Transferred Assets (whether by

26 way of merger, contribution, reorganization, recapitalization, or otherwise), any issuance of shares or (other than expressly provided for in this Agreement or with the express consent of the Purchaser) other Securities of any of the Target Companies, or any other transaction the consummation of which would reasonably be expected to impair the Transaction (an “Alternate Transaction”); (ii) enter into any letter of intent, agreement, arrangement or understanding (whether binding or not) with any third party (other than the Purchaser and/or its designated Representatives) with respect to any Alternate Transaction, or encourage, facilitate or respond to any Alternate Transaction, or agree to, accept, recommend or endorse (or publicly propose or announce any intention or desire to do so) any such Alternate Transaction; or (iii) provide to any person (other than the Purchaser and/or its designated Affiliates and representatives) any information relating to the Target Companies, the Transferred Assets or the Transaction in connection with, or which may facilitate or lead to, an Alternate Transaction. 6.10 Standstill The Founder, the Trustee and each Seller undertakes (and shall cause their respective Representatives), from the Initial Signing Date until the earlier of the signature of the Shareholders Agreement by all parties thereto and the termination of this Agreement pursuant to Article 30, to comply in full with the provisions of clause 1 (Standstill) of the Shareholders Agreement, as if such clause was incorporated in this Agreement. 6.11 Access and Information 6.11.1 During the Pre-Closing Period, the Founder, the Trustee and the Sellers shall, and shall ensure that the Target Companies and the Assets Seller (i) permit the Purchaser and its Representatives to have reasonable access, during regular business hours and upon reasonable advance notice to: (a) the books, records, documents and information relating to the Target Companies and the Assets Seller; (b) the premises of the Target Companies and the Assets Seller; and (c) their respective employees and (ii) cooperate with the Purchaser in arranging any such meetings as the Purchaser may reasonably request with the auditors of the Target Companies or of the Assets Seller or with the employees of the Target Companies or the Assets Seller. 6.11.2 Each of the Sellers, on behalf of itself, the Target Companies and Assets Seller, and the Founder agree to provide, or cause the Target Companies, Assets Seller or their respective Representatives, as applicable, to provide, to the Purchaser and its Representatives, during the Pre-Closing Period and following the Closing Date, as further indicated by the Purchaser, reasonable assistance and, on a timely basis, all information reasonably required by the Purchaser for the preparation, printing, filing, and public dissemination of the Purchaser’s financial statements in its current reports on Form 8-K, quarterly reports on 10-Q, annual reports on Form 10-K or registration statements filed pursuant to the Securities Act, including (i) a consolidated pro forma balance sheet as of the end of the most recent period included in such filing and condensed pro forma income statements for the Purchaser’s latest fiscal year and interim period included in such filing as required by Regulation S-X and any footnotes thereto required by Accounting Standards Codification 805, (ii) the 2021 Accounts and (iii) the 2021 Business Accounts. 6.11.3 During the Pre-Closing Period, Iponweb Holding shall (i) prepare in good faith and with reasonable care monthly management accounts on a basis consistent with the Accounting Principles, in the same form as the Management Accounts and (ii) deliver to the Purchaser such management accounts no later than fifteen (15) Business Days following the end of each month.

27 6.11.4 During the Pre-Closing Period, the Founder, the Trustee and the Sellers shall promptly notify the Purchaser of the occurrence, actual or imminent, of any Material Adverse Effect. 6.12 Further Assurances On the terms and subject to the conditions set forth in this Agreement, each of the Parties hereto will use its reasonable efforts, and will cooperate with each other Parties hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Transaction, including the satisfaction of the conditions set forth in Article 5.1. Without limiting the foregoing and subject to the terms of this Agreement, if an Order preventing the consummation of the Transaction will have been issued by a court of competent jurisdiction, each Party hereto will use its reasonable efforts to have such Order lifted. Each Party hereto, at the reasonable request of the other Parties, will execute and deliver such documents and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Transaction. 7. Closing 7.1 Date and Place 7.1.1 The Parties acknowledge that: (i) the FAS Approval has been obtained on January 18, 2022, and the applicable waiting period under the HSR Act has expired as of the date hereof; a copy of the FAS Approval is annexed as Part A of Schedule 7.1.1; (ii) the consents with respect to the Key Contracts listed in Schedule 5.1.7 have been obtained in accordance with Article 5.1.7 on or prior to the date hereof; a copy of each such consent is annexed as Part B and Part C, respectively, of Schedule 7.1.1; and (iii) the Pre-Closing Reorganizations listed in sections 1 to 5 of Schedule 6.3 have been completed on or prior to the date hereof, as evidenced by the certificate delivered by the Sellers' Representative attached in Part D of Schedule 7.1.1. 7.1.2 The Parties agree that the Closing shall take place on August 1, 2022, at the offices of Skadden, Arps, Slate, Meagher & Flom in New-York (United States), unless otherwise agreed by the Parties in writing (the “Closing Date”). 7.1.3 Neither Party shall be obliged to deliver the documents or take the other steps required from it in accordance with Article 7.2 unless the other Parties are simultaneously ready and able to deliver the documents or take the other steps required from them in accordance with Article 7.2. All matters of the Closing will be considered to take place simultaneously, and no matter or action required to be completed at or in connection with the Closing will be deemed complete until all transactions and deliveries of documents required by this Agreement to be completed at or in connection with the Closing are completed. 7.1.4 The Shares and the Transferred Assets shall not be transferred and the Purchaser shall have no ownership rights or interest in the Shares and the Transferred Assets unless and until Closing has actually taken place and the payments and deliveries referred to in Article 7.2 have been effectively received by their intended recipients, unless otherwise agreed by the Parties in writing. 7.1.5 This Agreement and the documents referred to in Article 7.2, except for the Local Agreement relating to the purchase of Iponweb UK Shares, shall be executed and retained outside the United Kingdom. No matter of the Closing or any matter required to effect the legal transfer of the applicable Shares, except for the Iponweb UK Shares, or Transferred Assets will take place in the United Kingdom.

28 7.2 Closing matters 7.2.1 On the Closing Date, the Sellers' Representative shall deliver the following documents to the Purchaser or its Representatives: (i) each of the Local Agreements (and any documents listed therein as documents to be delivered at Closing) duly executed by the relevant Sellers, in the form attached as Schedule C; (ii) one (1) copy of the Shareholders Agreement, duly executed on behalf of Exezars and Iponweb Holding; (iii) two (2) copies of the General Escrow Agreement, duly executed on behalf of the Sellers; (iv) two (2) copies of the Contingent Consideration Escrow Agreement, duly executed on behalf of the Sellers; (v) one (1) copy of the Ancillary Tax Agreement, duly executed on behalf of Exezars and Iponweb Holding; (vi) the duly executed written resignations, effective upon Closing, of the persons indicated in Schedule 7.2.1(v) as directors or, as applicable, company secretary of the Target Companies (x) confirming that they do not have any claim of any nature against any Target Company for any amount whatsoever arising from the performance of their duties and (y) waiving any recourse against any Target Company resulting from such duties; (vii) copy of the duly executed written resolutions of the shareholder, the board of directors or the supervisory board, as appropriate, of each Target Company passed at Closing: (w) if appropriate, approving the registration (subject to such legal or other requirements as are necessary for such registrations to be effected being satisfied) of the Transaction in respect of the relevant Shares, (x) acknowledging and accepting the resignations referred to in paragraph (v) above effective at Closing, (y) appointing as director or, as appropriate, company secretary, such persons as the Purchaser may notify to the Sellers' Representative no later than three (3) Business Days prior to Closing and (z) making such amendment to the constitution documents of such Target Company as the Purchaser may require in writing no later than three (3) Business Days prior to Closing; (viii) a certificate of tax residence in Cyprus, established or stamped by the tax authorities of Cyprus, for each of Iponweb Holding and Exezars; (ix) a copy of the certificates prepared in accordance with the requirements of Treasury Regulations sections 1.1445-2(c)(3) and 1.897-2(h) and notices to the United States Internal Revenue Service prepared in accordance with the requirements of Treasury Regulations section 1.897-2(h)(2) with respect to the transfer of BidSwitch US to Iponweb Holding, duly and timely submitted to the United States Internal Revenue Service; (x) certificates prepared in accordance with the requirements of Treasury Regulations sections 1.1445-2(c)(3) and 1.897-2(h) and notices to the United States Internal Revenue Service prepared in accordance with the requirements of Treasury Regulations section 1.897-2(h)(2), in each case in form and substance satisfactory to the Purchaser, with respect to each of The MediaGrid US, Iponweb US, and BidSwitch US; (xi) a certificate from the Sellers' Representative signed by an officer of the Sellers' Representative on behalf of the Sellers, the Founder and the Trustee dated as of the Closing Date, certifying (x) the due completion of the Pre- Closing Reorganizations and Phase 1 of the Specific Reorganization

29 together with all documents evidencing the completion of the Pre-Closing Reorganization and Phase 1 of the Specific Reorganization and (y) the commitment by the employees listed in Part 2 of Annex B of Schedule E to transfer to any of the Target Companies after the Closing and before December 31, 2022 together with all documents evidencing such commitment; (xii) a certificate signed by an officer of the Sellers' Representative on behalf of the Sellers, the Founder and the Trustee, dated as of the Closing Date, certifying that each of the conditions specified in Article 5.1.4 and Article 5.1.5 have been satisfied; (xiii) an original copy of the written agreement of the Key Contractors referred to in Article 5.1.7; (xiv) the Transitional Services Agreement duly executed on behalf of Exezars; and (xv) a USB key containing a copy of any documents notified by the Sellers in relation to any Additional Disclosures in accordance with Article 12.3. 7.2.2 On the Closing Date, the Purchaser shall take the following steps: (i) make the Closing Payments in accordance with Article 3.1; (ii) deliver to the Sellers' Representative each of the Local Agreements duly executed by the Purchaser or its relevant Affiliates, as set out in Schedule C; (iii) deliver to the Sellers' Representative two (2) copies of the Shareholders Agreement, duly executed on behalf of the Purchaser; (iv) deliver to the Founder and the Trustee two (2) copies of the Shareholders Agreement, duly executed on behalf of the Purchaser; (v) deliver to the Sellers' Representative two (2) copies of the General Escrow Agreement, duly executed on behalf of the Purchaser and the Escrow Agent; (vi) deliver to the Sellers' Representative two (2) copies of the Contingent Consideration Escrow Agreement, duly executed on behalf of the Purchaser and the Escrow Agent; (vii) deliver to the Founder one (1) copy of the General Escrow Agreement, duly executed on behalf of the Purchaser; (viii) deliver to the Founder one (1) copy of the Contingent Consideration Escrow Agreement, duly executed on behalf of the Purchaser; (ix) deliver to the Sellers' Representative one (1) copy of the Transitional Services Agreement, duly executed on behalf of the Purchaser; and (x) deliver to the Sellers' Representative one (1) copy of the Ancillary Tax Agreement, duly executed on behalf of the Purchaser; (xi) deliver to the Founder two (2) copies of the Founder’s Guarantee as modified pursuant to Article 17.2.5, if applicable, and executed by the Purchaser. 7.2.3 On the Closing Date, the Founder and the Trustee shall take the following steps: (i) deliver to the Purchaser one (1) copy of the Shareholders Agreement, duly executed by the Founder and the Trustee; (ii) deliver to the Purchaser two (2) copies of the General Escrow Agreement, duly executed by the Founder;

30 (iii) deliver to the Purchaser two (2) copies of the Contingent Consideration Escrow Agreement, duly executed by the Founder; (iv) deliver to the Purchaser one (1) copy of the Founder’s Guarantee, as modified pursuant to Article 17.2.5, if applicable, and duly executed by the Founder and the Founder’s spouse; (v) deliver to the Purchaser one (1) copy of the Ancillary Tax Agreement, duly executed by the Founder; and (vi) deliver to the Purchaser a duly notarized spousal consent(s) of the spouse of the Founder substantially in the same form as the Founder’s spousal consent attached as Appendix 3 to the Call Option, under which she unconditionally and irrevocably consents to the transactions contemplated by the Shareholders Agreement, including the Founder’s obligations provided therein. 7.3 Termination right 7.3.1 If the provisions of Article 7.2.1, 7.2.2 or 7.2.3 are not complied with either (i) by the Sellers or the Founder or the Trustee or (ii) by the Purchaser, each on the date set for Closing (including, for the avoidance of doubt, any new date set for Closing pursuant to this Agreement, including pursuant to Article 7.3.1(ii)), the non-defaulting Party (it being specified that, for the purposes of this Article 7.3.1, the Sellers, the Founder and the Trustee shall be considered together as one Party as long as each are non-defaulting) shall be entitled (in addition to and without prejudice to) all other rights or remedies available to it including the right to claim damages and/or seek the specific performance of this Agreement (exécution forcée) by written notice to the defaulting Party served on such date: (i) to proceed with Closing so far as practicable, taking into considerations the defaults which have occurred; (ii) to set a new date for Closing, being the date falling on the last Business Day of the month immediately following the original date for Closing or another date agreed in writing by the Purchaser and the Sellers' Representative (provided that any such dates shall occur before the Longstop Date); in such case, all references in this Agreement to the “Closing Date” shall be understood as a reference to such new date set for Closing; or (iii) if the new date set for Closing as set out in paragraph (ii) above would fall after the Longstop Date, or if due to the default(s), it becomes impossible for Closing to occur before the Longstop Date, to terminate this Agreement (except for the provisions of Articles 32 to 37 and 39 to 43, which shall survive such termination and continue to apply) without any liability on its part. 7.3.2 The exercise of the foregoing termination right shall be effected without the need to serve a prior written notice (sans mise en demeure préalable) and without prejudice to the right of the Parties to amend this Agreement (including the Longstop Date) in accordance with its terms. SECTION II. REPRESENTATIONS AND WARRANTIES 8. Representations and Warranties of the Purchaser The Purchaser represents and warrants to the Sellers as follows, as of the Call Option Date, as of the Initial Signing Date, as of the date of this Agreement and as of the Closing Date (except for such representations and warranties which are expressly made as of only some of these dates, or as of another date, and are therefore made as of such date):

31 8.1 Existence – Incorporation The Purchaser is a société anonyme duly incorporated, validly existing under the laws of France. 8.2 Authority – Capacity – Enforceability – No Insolvency 8.2.1 The Purchaser has the requisite power and authority to enter into this Agreement and any other Transaction Document to which it is a party and to perform the obligations to which it is bound under this Agreement and any other Transaction Document to which it is a party, and has obtained all necessary authorizations required to be obtained by it to enter into this Agreement and any other Transaction Document to which it is a party. 8.2.2 This Agreement, upon execution by the Purchaser, the Sellers, the Founder and the Trustee, will constitute for the Purchaser valid and binding obligations enforceable against it in accordance with their terms. 8.2.3 The Purchaser is not insolvent, nor subject to any bankruptcy, insolvency, moratorium, amicable or similar Proceedings under applicable Laws. No order has been made, petition presented or meeting convened for the winding up of the Purchaser, nor any other action taken in relation to the appointment of an administrator, liquidator, receiver, administrative receiver, compulsory manager or any provisional liquidator (or equivalent in any other jurisdiction) (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributors), and there are no Proceedings under any applicable insolvency, bankruptcy, reorganization or similar Laws (including Proceedings with a view to the prevention or resolution of business difficulties) in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would justify any such Proceedings. 8.3 Absence of violation The execution and the performance by the Purchaser of this Agreement and any other Transaction Document to which it is a party shall not constitute a violation of, or a default under, or conflict with (i) any term or provision of the articles of association (statuts) of the Purchaser, (ii) any Order applicable to the Purchaser by which the Purchaser or any of its properties and assets are bound, or (iii) any applicable Law, other than, in the case of clauses (ii) and (iii), such violations, defaults or conflicts which would not impair its ability to perform in all material respects its obligations pursuant to this Agreement or any other Transaction Document to which it is a party. 8.4 Governmental Consents The execution and the performance by the Purchaser of this Agreement and any other Transaction Document to which it is a party do not require any consent, approval, authorization or other action by, filing with or notification to any Governmental Authority, except for that required under Article 5.1. 8.5 Purchaser Financing The Purchaser represents and warrants that it has all available funding commitment, and will have on the Closing Date, available funding to enable the Purchaser to make the payment of the Purchase Price and consummate the transactions contemplated by this Agreement. 8.6 Consideration Stock 8.6.1 The Purchaser is the sole legal and beneficial owner of the Consideration Stock, free and clear of Encumbrances, and has the full legal right, authority and power to sell, transfer and convey the Consideration Stock to a Seller in accordance with the terms of this Agreement.

32 8.6.2 The Consideration Stock has been duly authorized, validly issued, fully paid up and shall, on Closing, rank in full for any dividend or distribution to be paid on the ordinary shares of the Purchaser and in all other respects shall carry the same rights as, and rank pari passu with, the issued ordinary share capital of the Purchaser existing as at Closing. 8.7 Purchaser’s Knowledge The Purchaser confirms that, as at the Call Option Date, based on information Fairly Disclosed by the Sellers, it does not have actual knowledge of any breach of any of the Representations and Warranties made by the Founder, the Trustee or any of the Sellers under this Agreement. For the purposes of this Article 8.7, the Purchaser’s knowledge shall be deemed solely the actual knowledge of Megan Clarken, Connor McGogney, Ryan Damon and Olivia Homo. For the avoidance of doubt, this Article 8.7 is provided for information purposes only and shall not in any way limit or prevent the Purchaser from making a claim in respect of any facts, circumstances or matters that it could or ought reasonably to have discovered prior to entering into this Agreement and being indemnified in respect of such claim in accordance with Section III or Section IV of this Agreement, if applicable. 9. Representations and Warranties of the Founder and the Trustee Subject to the terms and conditions of this Agreement, each of the Founder and the Trustee severally represents and warrants to the Purchaser (in respect of themselves only) as follows, as of the Call Option Date, as of the Initial Signing Date, as of the date of this Agreement and as of the Closing Date (except for such representations and warranties which are expressly made as of only some of these dates, or as of another date, and are therefore made as of such date): 9.1 Authority – Capacity – Enforceability – No Insolvency 9.1.1 Each of the Founder and the Trustee has the requisite power and authority to enter into this Agreement and any other Transaction Document to which it is a party and to perform the obligations to which it is bound under this Agreement and any other Transaction Document to which it is a party, and has obtained all necessary authorizations required to be obtained by it to enter into this Agreement and any other Transaction Document to which it is a party. 9.1.2 This Agreement, upon execution by the Purchaser, the Sellers, the Founder and the Trustee, will constitute for the Founder and the Trustee valid and binding obligations enforceable against them in accordance with their terms. 9.1.3 Each of the Founder and the Trustee is not insolvent, nor subject to any personal bankruptcy, insolvency, moratorium, amicable or similar Proceedings under applicable Laws. No order has been made, petition presented or meeting convened for the personal insolvency or liquidation of the Founder or the Trustee, and there are no Proceedings under any applicable insolvency, bankruptcy, reorganization or similar Laws (including Proceedings with a view to the prevention or resolution of business difficulties) in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would justify any such Proceedings. 9.2 Absence of Violation The execution and the performance by the Founder and the Trustee of this Agreement and any other Transaction Document to which they are a party shall not constitute a violation of, or a default under, or conflict with (i) any Order applicable to the Founder or the Trustee by which the Founder or the Trustee or any of their respective properties and assets, including assets under the Trust, are bound, or (ii) any applicable Law, other than, such violations, defaults or conflicts which would not impair their ability to perform in all material respects their obligations pursuant to this Agreement or any other Transaction Document to which they are a party.

33 9.3 Governmental Consents The execution and the performance by each of the Founder and the Trustee of this Agreement and any other Transaction Document to which they are party do not require any consent, approval, authorization or other action by, filing with or notification to any Governmental Authority, except for that required under Article 5.1. 9.4 Ownership of the Sellers Securities and the Securities of Iponweb Holding 9.4.1 The Founder is the sole settlor of the Trust. 9.4.2 The Trustee is the sole legal owner of 1,200,000 A ordinary shares and 11,953 B ordinary shares in the capital of Iponweb Holding (representing 93.8% of the entire issued share capital of Iponweb Holding), holding the same under a discretionary trust (i.e., the Trust) for the benefit of the beneficiaries of the Trust, free and clear of Encumbrances, and has the right to exercise all voting rights and other rights over the shares of Iponweb Holding, including the full legal right, authority and power to sell, transfer and convey such shares to the Purchaser in accordance with the terms of this Agreement. 9.5 Litigation There are no Proceedings pending or threatened in writing or Order against the Founder or the Trustee, which (i) relate in any way (x) to the Founder’s direct or indirect ownership of the Sellers Securities, the Shares or the Transferred Assets or (y) the Trust’s direct or indirect Control of the shares of Iponweb Holding, (ii) seeks to restrain or enjoin the consummation of the Transaction, or (iii) could reasonably be expected to negatively impair or delay the Founder’s ability or the ability of the Sellers or the Trustee to consummate the transactions contemplated by this Agreement. 9.6 Absence of Sanctions 9.6.1 Neither the Founder nor the Trustee, nor any Person acting on their behalf or for their benefit, directly or indirectly is a Sanctioned Person nor has engaged in, nor is now engaged in, directly or indirectly, any dealings or transactions with, or involving, or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, nor has otherwise violated Sanctions. 9.6.2 Neither the Founder nor the Trustee, nor any Person acting on their behalf or for their benefit is or has been party to any actual or threatened Proceedings or enforcement action relating to any alleged or actual breach of the Anti-Bribery Laws, Anti-Money Laundering Laws, or Sanctions. There are and have been no pending or threatened claims or legal actions against, or investigations by any Governmental Authority of, or internal reviews or investigations by or of, the Founder or the Trustee, or any Person acting on their behalf or for their benefit, nor are there, or have there been any judgments imposed (or threatened to be imposed) upon any of them by or before any Governmental Authority, in each case, in connection with any alleged violation of Anti-Bribery Laws, Sanctions, or Anti-Money Laundering Laws. 10. Representations and Warranties of the Sellers Subject to the terms and conditions of this Agreement, each Seller makes the Representations and Warranties set forth in this Article 10 as of the Call Option Date, as of the Initial Signing Date, as of the date of this Agreement and as of the Closing Date (except for such representations and warranties which are expressly made as of only some of these dates, or as of another date, and are therefore made as of such date only): 10.1 Existence – Incorporation Each of the Sellers is a corporation or other legal entity duly incorporated or formed, as applicable, in good standing (with respect to jurisdictions that recognize such concept) and validly existing under the laws of its jurisdiction of incorporation or formation.

34 10.2 Authority – Capacity – Enforceability – No Insolvency 10.2.1 Each of the Sellers, has the requisite power and authority to enter into this Agreement (and any other Transaction Document to which it is a party) and to perform the obligations to which it is bound under this Agreement (and any other Transaction Document to which it is a party), and has obtained all necessary authorizations required to be obtained by it to enter into this Agreement (and any other Transaction Document to which it is a party). 10.2.2 This Agreement, upon execution by the Purchaser, the Sellers, the Founder and the Trustee, will constitute valid and binding obligations, enforceable against the Sellers in accordance with their terms. 10.2.3 None of the Sellers is insolvent, nor subject to any bankruptcy, insolvency, moratorium, amicable or similar Proceedings under applicable Laws. No order has been made, petition presented or meeting convened for the winding up of any of the Sellers, nor any other action taken in relation to the appointment of an administrator, liquidator, receiver, administrative receiver, compulsory manager or any provisional liquidator (or equivalent in any other jurisdiction) (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributors), and there are no Proceedings under any applicable insolvency, bankruptcy, reorganization or similar Laws (including Proceedings with a view to the prevention or resolution of business difficulties) in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would justify any such Proceedings. 10.3 Absence of Violation The execution and the performance by each of the Sellers of this Agreement and any other Transaction Document to which it is a party shall not constitute a violation of, or a default under, or conflict with (i) any term or provision of the organizational documents (including articles of association, any joint venture agreements and any shareholders agreements) of any of the Sellers, (ii) any Order applicable to any of the Sellers or by which any of the Sellers or any of their properties and assets are bound or (iii) any applicable Law, other than, in the case of clauses (ii) and (iii), such violations, defaults or conflicts which would not impair its ability to perform in all material respects its obligations pursuant to this Agreement, any other Transaction Document to which it is a party. 10.4 Governmental Consents The execution and the performance by each of the Sellers of this Agreement and any other Transaction Document to which it is a party do not and will not require any consent, approval, authorization or order of, action by, filing with or notification to any Governmental Authority, except for that required under Article 5.1. 10.5 Ownership of Shares and Transferred Assets 10.5.1 The Shares Seller is the sole legal and beneficial owners of the Shares, free and clear of Encumbrances, and has the right to exercise all voting rights and other rights over the Shares, including the full legal right, authority and power to sell, transfer and convey the Shares to the Purchaser in accordance with the terms of this Agreement. 10.5.2 The Assets Seller are the sole legal and beneficial owners of the Transferred Assets, free and clear of Encumbrances, and have the right to own, operate or Transfer the Transferred Assets, including the full legal right, authority and power to sell, transfer and convey the Transferred Assets to the Purchaser in accordance with the terms of this Agreement. 10.5.3 There are no Proceedings pending or threatened in writing or Order against any of the Sellers, which (i) relate in any way to the Sellers’ ownership of the Shares or the Transferred Assets, (ii) seeks to restrain or enjoin the consummation of the

35 Transaction, or (iii) could reasonably be expected to negatively impair or delay its ability to consummate the transactions contemplated by this Agreement. 10.6 Target Companies – Capitalization; Insolvency 10.6.1 Each of the Target Companies is duly incorporated and validly existing under the laws of its jurisdiction of incorporation or organization. 10.6.2 All of the issued Shares of each Target Company have been duly authorized, validly issued and are fully paid up. All the shares of the Target Companies are free from any Encumbrances. Upon consummation of the Transaction, the Purchaser shall own all of the Shares free of all Encumbrances. 10.6.3 The Shares will, on the Closing Date, represent the percentage interest in the share capital and the voting rights in each of the Target Companies as described in Schedule 2.1.2. 10.6.4 Except for the Shares, there are no authorized or outstanding Securities, agreements, commitments or other rights of any nature whatsoever relating to the capital stock of the Target Companies or pursuant to which the Target Companies or any Seller shall issue, deliver, convert, Transfer, or cause to be issued, delivered or Transferred, any shares, or any Securities, and no person has a right or has claimed to be entitled to a right (whether contingent or otherwise) to require any Target Company or any Seller, either now or at a future date, to do any of the foregoing. 10.6.5 The Target Companies (i) do not hold or beneficially own, nor have the Target Companies agreed to acquire, any Securities of or any other interest in any corporation, and (ii) are not and have not agreed to become a member of any partnership or other unincorporated association, joint venture or consortium. 10.6.6 None of the Target Companies is insolvent, nor subject to any bankruptcy, insolvency, moratorium, amicable or similar Proceedings under applicable Laws. None of the Sellers has ceased to pay its debts as they fall due. No order has been made, petition presented or meeting convened for the winding up of any of the Target Companies, nor any other action taken in relation to the appointment of an administrator, liquidator, receiver, administrative receiver, compulsory manager or any provisional liquidator (or equivalent in any other jurisdiction) (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributors), and there are no Proceedings under any applicable insolvency, bankruptcy, reorganization or similar Laws (including Proceedings with a view to the prevention or resolution of business difficulties) in any relevant jurisdiction, and, to the Sellers’ Knowledge, no events have occurred which, under applicable Laws, would justify any such Proceedings. 10.7 Absence of Certain Developments Except as expressly provided in this Agreement and in the Disclosure Schedule, between December 31, 2020 and the date of this Agreement, (i) the Business has been conducted in the Ordinary Course of Business, (ii) no Material Adverse Effect has occurred, and (iii) no member of the Sellers’ Group has taken any actions which, had such actions occurred after the Initial Signing Date and prior to the Closing, would have breached any of the covenants contained in Article 6.1.1 or required the consent of the Purchaser pursuant to Article 6.1.1. 10.8 Restriction on Business There is no contract (including covenants not to compete) or Order binding upon any of the Target Companies or being part of the Transferred Assets that has or will have the effect of prohibiting or impairing any current business practice of the Business, any acquisition of property (tangible or intangible) by the Target Companies or the conduct of the Business, in each case, as currently conducted at the Closing Date.

36 10.9 Accounts 10.9.1 The Disclosure Schedule contains a true and accurate copy of the Accounts. The Accounts (a) have been prepared in accordance with the Accounting Principles applied on a consistent basis throughout the period indicated, and (b) present a true and fair view of the financial condition, results of operations and perspectives of the Business as of the Accounts Date. 10.9.2 There has been no change in the Sellers’ accounting policies since the Accounts Date. 10.9.3 There is no liability, obligation or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise, relating to the Business in relation to the period of time covered by the Accounts (whether or not required to be reflected in the Accounts in accordance with the Accounting Principles (including off-balance sheet commitments)), except for those reflected in, reserved against or shown in the Accounts. 10.9.4 Since the Accounts Date, no liability, obligation or commitment of any nature whatsoever, asserted, known, absolute or contingent, accrued, matured or unmatured, or otherwise, relating to the Business (whether or not required to be reflected in the Accounts in accordance with the Accounting Principles (including off- balance sheet commitments)) has been incurred outside of the Ordinary Course of Business or which is inconsistent with past practice. 10.9.5 The Disclosure Schedule contains a true and accurate copy of the Management Accounts. The Management Accounts: (i) have been prepared in good faith and with reasonable care; (ii) have been prepared on a basis consistent with the Accounting Principles; and (iii) represent a fair measure of the financial position and performance of the Business as at the date of preparation and for the period to which they relate. 10.9.6 The Disclosure Schedule contains the monthly spend, monthly gross revenue and net revenue by product and by customer of the Business since January 1, 2020. Such information has been prepared in good faith and with reasonable care and is true and accurate. 10.10 Taxes 10.10.1 Except as set forth in the Disclosure Schedule: (i) the Target Companies have always complied with all Tax Laws in all the jurisdictions in which they operate in respect of all time periods not barred by applicable statute of limitations; (ii) all Tax Returns required to be filed by or with respect to the Target Companies and with respect to the Transferred Assets in respect of all time periods not barred by applicable statute of limitations have been filed in a timely manner (within any applicable extension periods), and all such Tax Returns were when filed true, correct, complete accurate and compliant with Tax Law and Tax Authorities’ available guidance in all material respects. All Taxes required to be paid by or with respect to the Target Companies and with respect to the Transferred Assets have been timely paid (whether or not reflected on a Tax Return), other than any such Taxes being contested in good faith through appropriate Proceedings and which have been properly reserved for in accordance with the Accounting Principles. All Taxes required to be withheld by the Target Companies have been duly withheld, and such

37 withheld Taxes have been duly and timely paid, to the extent required by applicable Law, to the proper Tax Authority or properly set aside in accounts for such purpose; (iii) no Tax Returns of any the Target Companies or with respect to the Transferred Assets are or have been the subject of any audit, examination, action, suit, Proceeding, claim, examination, deficiency, enquiry, investigation or assessment by any Tax Authority that has not been satisfied by full and timely payment, settled, or fully withdrawn, and none of the Target Companies or Sellers has received any written notice of any threatened or proposed audit, examination, enquiry, investigation, visit or other Proceeding in this respect. No Tax Authority has asserted in writing any deficiency, claim or adjustment with respect to Taxes of any of the Target Companies with respect to any taxable period for which the period of assessment or collection remains open. No written agreement or similar consent waiving or extending the statute of limitations or the period of assessment or collection of any Taxes with respect to the Target Companies or to the Transferred Assets, and no Target Company has requested, obtained, or granted a power of attorney that is currently in force or will be in force after the Closing with respect to Taxes of any Target Company; (iv) no Target Company and no associate of any Target Company has at any time entered into or been engaged in or been a party to or promoter of any scheme, transaction or arrangement a main or dominant purpose or object of which was the avoidance or deferral of or the obtaining of a reduction in or other advantage in respect of a liability to Tax; (v) (a) none of the Target Companies nor any of their respective (present or former) employees, officers or directors have committed any crime or regulatory offense or similar behavior in relation to Tax which may lead to fines, penalties or other charges for any of the Target Companies, (b) none of the Target Companies is engaged in any outstanding Tax dispute or disagreement with any Governmental Authority with jurisdiction over Tax matters concerning any matter which is likely to materially adversely affect the Target Companies and there are no facts which are likely to cause such an investigation to be instituted or such a dispute to arise, and (c) in particular, none of the Target Companies are involved in any relevant Tax audits, pre- audit analysis, or any other similar procedure with respect to the Tax matters; (vi) each Target Company has duly kept in a proper form the records that it is required to keep for Tax purposes under applicable Law, and such records are accurate (and not distorting) and remain up-to-date. Each Target Company has in its possession sufficient information to allow it to compute its liability to Tax, in accordance with normal business practices for similar undertakings; (vii) there are no Encumbrance for Taxes upon any of the Target Companies or Transferred Assets nor, so far as the Sellers are aware, is any Taxing Authority in the process of imposing any Encumbrances for Taxes upon any of the Target Companies or Transferred Assets (other than for current Taxes not yet due and payable); (viii) each Target Company and Seller is and has at all times been resident for Tax purposes solely in the jurisdiction where it is incorporated or established and no Target Company or Seller has or ever had any permanent establishment, branch, agency or dependent agent outside such country of Tax residence, subject to the identified risks relating to permanent establishment and the Specific Reorganization within the ATA. No Target Company or Seller is or has been liable to Tax in any jurisdiction other than in the jurisdiction of its incorporation by virtue of having a permanent establishment, branch, agency or other place of business or deemed place

38 of business in the latter jurisdiction. No claim has been made by a Governmental Authority in a jurisdiction where any of the Target Companies or Seller does not file Tax Returns stating that such Target Company or Seller is or may be subject to any Taxes, including with respect to any Transferred Assets, assessed by such jurisdiction. In particular, (i) Iponweb Holding and Iponweb Labs Cyprus are tax residents of Cyprus for the purpose of the tax laws of Cyprus and for the purpose of each of the tax treaties entered into by Cyprus and (ii) Iponweb UK is incorporated and a tax resident in the United Kingdom for the purpose of the tax law of the United Kingdom; (ix) all Taxes required to be paid with respect to the Pre-Closing Reorganizations referred to in Schedule 6.3 and Phase 1 and Phase 2 of the Specific Reorganization referred to in Schedule E (including but not limited to the transfer of employees of Iponweb Russia to the Target Companies or members of the Purchaser’s Group) have been timely paid; (x) none of the Target Companies (a) has engaged in any transaction that, as of the date of this Agreement, is a “listed transaction” under section 1.6011- 4(b)(2) of the Treasury Regulations or (b) has, during the last five (5) years, engaged in any transaction or series of transactions in connection with which it made, is or was required to make disclosure to any Governmental Authority under any Law implementing or adopted pursuant to the Council Directive (EU) 2018/822 of 25 May 2018 amending Directive 2011/16/EU as regards mandatory automatic exchange of information in the field of taxation in relation to reportable cross-border arrangements (DAC6); (xi) each Target Company that is required to file a U.S. federal income Tax Return has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a “substantial understatement of income tax” within the meaning of Section 6662 of the IRC (or any comparable, analogous or similar provision under any state, local or non-U.S. Tax Laws); (xii) none of the Target Companies (a) is or has been a member of any affiliated, consolidated, combined or unitary group (that includes any Person other than another Target Company) for Tax purposes, (b) is jointly or severally (solidairement) liable for any Taxes due by any other person (whether under Treasury Regulations section 1.1502-6, as a transferee or successor, by contract, or otherwise), or (c) is a party to, has any potential liability or obligation under, or is bound by any Tax allocation, Tax indemnification, or Tax sharing agreement for which there will be any liability following the Closing Date other than an agreement not primarily related to Taxes entered into with a third party in the Ordinary Course of Business; (xiii) there are no (a) outstanding rulings of, or request for rulings by, any Governmental Authority addressed to any Target Company or Seller, including in respect of a Transferred Asset, primarily related to Taxes that are, or if issued would be, binding on any Target Company or on the Purchaser, (b) closing agreements under Section 7121 of the IRC, or any similar provision of state, local or non-U.S. law, entered into by or with respect to any Target Company that has continuing effect after the Closing, or (c) Tax exemptions, Tax holidays, or other Tax reduction agreements or orders entered into by or with respect to any Target Company; (xiv) each of the Target Companies is in compliance in all material respects with all applicable transfer pricing Laws, including, to the extent required by applicable Law, the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Target Companies and has only entered into agreements and transactions at arm’s length. All transactions entered into by, or among any of, the Target Companies have been made or entered into in accordance with arm’s length principles and the price for any property or services (or for the

39 use of any property) provided by or to each of the Target Company is materially consistent with arm’s length prices in all material respects to the extent applicable transfer pricing Laws require arm’s length terms. None of the Target Companies may be deemed for Tax purposes to own any interest in any asset or right held by another Target Company or by an Asset Seller which would result in any such Target Companies to be subject to Tax in respect of the assignment or disposal on or after Closing of any such asset or right. The Target Companies are in possession of such supporting documents as are required by Law to establish the arm’s length nature of these transactions; (xv) none of the Target Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the date of this Agreement, which would not have arisen but for any (a) change in method of accounting requested, initiated or made prior to the Closing, (b) change in method of accounting made with respect to a Tax Period (or portion thereof) beginning on or before the Closing Date, (c) agreement with any Governmental Authority entered into prior to the Closing, (d) intercompany transaction entered into or excess loss account existing on or prior to the Closing, (e) installment sale or open transaction effected prior to the Closing; (f) election under Section 108(i) of the IRC or (g) prepaid amount received or deferred revenue accrued on or prior to the Closing; (xvi) there currently are no limitations on the utilization of net operating losses, built-in losses, capital losses, Tax credits or other similar items with respect to any Target Company under (a) Section 382 of the IRC, (b) Section 383 of the IRC, (c) Section 384 of the IRC, (d) Section 269 of the IRC or (e) the Treasury Regulations under Section 1502 of the IRC, or any similar provision of state, local, or non-U.S. Tax Law; (xvii) no Target Company has distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the IRC (a) in the two years immediately preceding the date of this Agreement or (b) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the IRC) in connection with the transactions contemplated by this Agreement; (xviii) no interest in the Target Companies is, or has been at any time, either on the Closing Date or during the twelve (12) months preceding the Closing Date, participations dans des personnes morales à prépondérance immobilière (interest in real estate legal persons) within the meaning of Article 726 of the French Tax Code, no Target Company is, nor has been, a “United States real property holding corporation” (as defined in section 897(c)(2) of the IRC) and no Transferred Asset is a “United States real property interest” (within the meaning of Section 897 of the IRC); (xix) no Target Company (nor any predecessor thereof) (a) has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the IRC or is treated as a U.S. corporation under Section 7874(b) of the IRC; or (b) except to the extent such Target Company files a U.S. federal income Tax Return, was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of United States Treasury Regulation Section 301.7701-5(a); (xx) no Target Company has ever participated (or is participating) in an international boycott within the meaning of Section 999 of the IRC;

40 (xxi) no Target Company has requested, applied for, or sought any relief, assistance or benefit, including any deferral of Taxes, from any Governmental Authority under any COVID-19 Legislation and no Transferred Asset has benefitted from any relief, assistance or benefit, including any deferral of Taxes, under any COVID-19 Legislation; and (xxii) the (i) initial investment costs (Gestehungskosten) and (ii) tax book value for Swiss tax purposes of BidSwitch Inc at the level of BidSwitch GmbH is equal to CHF 1,000; and (xxiii) none of the Shares registers of any Target Company incorporated outside the United Kingdom has been at any time held in the United Kingdom and none of the Shares of any Target Company incorporated outside the United Kingdom have been at any time paired with Shares of Target Companies incorporated in the United Kingdom. 10.11 Real Property 10.11.1 None of the Target Companies own any real property as of the Closing Date (the “Owned Real Property”). 10.11.2 The Disclosure Schedule contains a complete list of the real property leased, licensed or subleased as of the Closing Date by the Target Companies as lessee (the “Leased Real Property”). Except as set forth in the Disclosure Schedule (i) the Leased Real Property are leased under the terms of valid and enforceable lease agreements (the “Real Property Leases”), (ii) no Target Company has sent or received any written termination notice as regard the Real Property Leases, and (iii) to the Sellers’ Knowledge, no Third Party is seeking to invalidate any Real Property Lease. 10.11.3 None of the Target Companies is a sublessor or grantor under any sublease or other instrument granting to any other Third Party any right to the possession, lease, occupancy or enjoyment of any Leased Real Property. The use and operation of the Leased Real Property in the conduct of the Business does not violate in any material respect any applicable Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Leased Real Property encroach on real property owned or leased by a Third Party other than the Target Companies. There are no Orders pending nor, to the Sellers’ Knowledge, threatened against or affecting the Leased Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain Proceedings. 10.12 Sufficiency of Assets 10.12.1 The Target Companies either own, free and clear of all Encumbrances, or have the valid right to use, all the assets (including Intellectual Property) used to carry out the Business as conducted on the Call Option Date, the Initial Signing Date, the date of this Agreement and the Closing Date. Such assets, including the Transferred Assets, constitute all the assets that are necessary to carry out the Business as conducted on such dates. To the Sellers’ Knowledge, all such tangible assets, including the Transferred Assets, are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. 10.12.2 On the Closing Date, the Business will not depend on the use of assets owned, or facilities and services provided, by the Sellers, except for services to be provided by the Sellers under the Transitional Services Agreement. 10.12.3 The entry by the Sellers into, their compliance with their obligations and the exercise of their rights under, this Agreement and the Transaction Documents to which it is (or they are) party do not and will not result in (i) an Encumbrance or restriction of any kind being created or imposed on the assets relating to the Business or (ii) a

41 requirement that the Purchaser adopt terms in a contract transferred as part of the Business which are less favorable to the Purchaser than the current terms. 10.13 Intellectual Property 10.13.1 The Disclosure Schedule sets forth a correct and complete list of all (i) issued patents and patent applications; (ii) trademark registrations, applications for registration and material unregistered trademarks; (iii) copyright registrations and applications for registration; and (iv) domain names for which the Target Companies, Exezars or Iponweb Russia are the registered owner (collectively, the “Registered IP”). 10.13.2 All Intellectual Property Rights developed by or on behalf of the Target Companies and all Intellectual Property Rights developed by Iponweb Russia that relate to the Business have been validly assigned and transferred to Exezars and are included within the Transferred Assets. Exezars is the rightful and exclusive owner, free and clear of all Encumbrances, of all of the Intellectual Property Rights used to conduct the businesses of the Target Companies as conducted on each of the Call Option Date, the date hereof and the Closing Date, or Exezars or another one of the Sellers, has the right pursuant to valid and enforceable written license agreements to use, all such Intellectual Property Rights. Exezars has regularly maintained the registrations (or applications, as applicable) of the Registered IP, and has completed all the necessary formalities so that the Registered IP is validly registered and opposable to Third Parties. 10.13.3 None of the Target Companies or Iponweb Russia and, in relation to the Transferred Assets, the Assets Seller has received any written claim, or has been threatened in writing with a claim, from any Third Party, nor is any Target Company, Iponweb Russia or, in relation to the Transferred Assets, the Assets Seller a party to any Proceeding, alleging the invalidity or enforceability of, or entitlement to, any Owned IP. None of the Target Companies, Iponweb Russia or, in relation to the Transferred Assets, the Assets Seller, has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Third Party, nor has any Target Company, Iponweb Russia or, in relation to the Transferred Assets, the Assets Seller received any written claim or notice from any Third Party alleging any infringement, misappropriation or other violation of such Third Party’s Intellectual Property Rights. The Owned IP rights are valid, subsisting and enforceable and, to the Sellers’ Knowledge, nothing has been done as a result of which any of them has ceased or might cease to be valid, subsisting or enforceable. In particular: (i) all application and renewal fees and other steps required for the maintenance or protection of any Owned IP rights have been paid on time or taken on time; and (ii) all confidential information (including know-how and trade secrets) and source code owned or used in connection with the Business has been kept confidential and has not been disclosed to Third Parties (other than parties who have signed written confidentiality undertakings or legal agreements in respect of such information and code, details of which are set out in the Disclosure Schedule). 10.13.4 To the Sellers’ Knowledge, no Third Party is engaging in any activity that infringes, misappropriates or otherwise violates any Owned IP, and none of the Target Companies, Iponweb Russia or, in relation to the Transferred Assets, the Assets Seller has delivered written notice of a claim for any such infringement, misappropriation or other violation to any Third Party. 10.13.5 In particular, all employees, contractors, consultants or other persons acting or working, or who have acted or worked, for or on behalf of the Target Companies, Iponweb Russia or, in relation to the Transferred Assets, the Assets Seller have fully and validly assigned to a Target Company or the Assets Seller (respectively) all Intellectual Property Rights that they have created or contributed to in such capacity.

42 No former or current employee, contractor, consultant or other person has made a claim to any Intellectual Property Rights owned or purported to be owned by the Target Companies, Iponweb Russia or which are part of the Transferred Assets. 10.13.6 The Target Companies, Iponweb Russia and, in relation to the Transferred Assets, the Assets Seller have taken reasonable steps for the protection of any Intellectual Property Rights material to the Business. 10.13.7 Except as set forth in the Disclosure Schedule, no source code included in the Owned IP has been provided to any escrow agent or other Third Party, or is subject to any current or contingent obligation to be provided to any escrow agent or other Third Party. Any material source code included in the Owned IP is, and has at all times, been subject to reasonable access restrictions. 10.13.8 Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transaction, will result in, or give any other Third Party the right or option to cause or declare, (A) a loss of, Encumbrance on, or impairment of the right to use, any Intellectual Property Rights used in the conduct of the Business; (B) the release, disclosure or delivery of any Owned IP by or to any escrow agent or other Third Party (other than to Purchaser or a designee authorized by Purchaser); or (C) the grant, assignment or transfer to any Third Party of any license or other right or interest under, to or in any Owned IP. 10.13.9 No Seller and no Sellers’ Affiliate owns any Intellectual Property Rights related to the Business other than the Intellectual Property Rights owned by the Target Companies or which are part of the Transferred Assets. 10.13.10 No Intellectual Property Rights are required in order to carry on the Business in the manner in which it was operated at and before the date of this Agreement other than (a) Owned IP; and (b) licensed Intellectual Property relating to the software and IT systems used in the Business as set out in Article 10.14.1. 10.13.11 No trademark, trade name or domain name identical or similar to any trademark, trade name or domain name included in the Owned IP has been registered, or to the Sellers’ Knowledge, is being used by any person, in connection with the same or a similar business to that of the Business in any jurisdiction in which such rights have been registered or are being used. 10.14 Information Technology 10.14.1 The Disclosure Schedule sets forth a complete list of the IT Systems owned, and the IT Agreements entered into, by the Target Companies or which form part of the Transferred Assets as of the Closing Date. 10.14.2 The Target Companies and, in relation to the Transferred Assets, the Assets Seller are entitled, free and clear of all Encumbrances, as owner, lessee or licensee to use each part of the IT Systems for all purposes necessary to carry on the Business in the manner in which it is conducted at Closing. All IT Agreements are valid and binding and in full force and effect, and are not and have not been subject to any breach, claim or dispute. 10.14.3 The IT Systems are sufficient for the Business as conducted at Closing. 10.14.4 To the Sellers’ Knowledge, there are no material defects relating to the IT Systems, and the IT Systems have been and are being appropriately maintained and secured in accordance with industry best practices and applicable cybersecurity laws. 10.14.5 The Disclosure Schedule contains a complete and correct list of any Open Source Materials that have been incorporated into, integrated with, combined with or linked to any material Owned IP. All use and distribution of software and Open Source Materials by the Business is in compliance with all open source licenses applicable thereto. No software or products of the Business or otherwise included in the Owned

43 IP contains, is combined with, is derived from, is distributed with or uses any Open Source Materials in a manner that, or uses Open Source Materials that are licensed under any terms that: (A) imposes or could impose a requirement or condition that any Target Company or the Assets Seller grant a license under its patents or any other Owned IP, or that any Owned IP: (1) be disclosed or distributed by any Target Company or by the Assets Seller in source code form; (2) be licensed by any Target Company or by the Assets Seller for the purpose of making modifications or derivative works; or (3) be redistributable at no charge; or (B) otherwise imposes or could impose any other material limitation, restriction, or condition on the right or ability of any Target Company or by the Assets Seller to use or distribute any Owned IP. 10.14.6 The Target Companies and, in relation to the Transferred Assets, the Assets Seller take and have taken appropriate measures consistent with ISO/IEC 27001:2013 to protect and maintain the performance, security, operation, and integrity of the IT Systems, including to secure the IT Systems from unauthorized access or use by any Third Party, and to ensure the continued, uninterrupted and error-free operation of the IT Systems. The Target Companies and, in relation to the Transferred Assets, the Assets Seller, have implemented business continuity plans and regularly-tested disaster recovery plans and backup, archiving and appropriate virus and malicious device scanning and protection measures with respect to the IT Systems, consistent with standard industry practices and cybersecurity laws. 10.14.7 Since January 1, 2019, there have been no performance reductions, outages, breakdowns, security breaches or intrusions of or into any IT Systems or losses of data which have had (or are having) a material effect on the Business. 10.14.8 To the Sellers’ Knowledge, none of the IT Systems contain any “back door”, “drop dead device”, “time bomb”, “Trojan horse”, “virus”, or “worm” (as such terms are commonly understood in the software industry) or any other malicious code designed or intended to have, or capable of performing, any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (B) damaging or destroying any data or file without the user’s consent. 10.14.9 To the Sellers’ Knowledge, each database: (i) is complete and accurate for each purpose for which it is used; (ii) has not been used for any purpose that would constitute a breach of Data Protection Laws; and (iii) has not suffered any loss or corruption on or prior to the date of this Agreement. 10.14.10 The Sellers and the Target Companies have implemented appropriate procedures in accordance with ISO/IEC 27001:2013 (Information security management systems: Requirements) (including in relation to off-site working where applicable) for ensuring the security of the IT Systems and the confidentiality and integrity of the databases and the data with regard to use of the IT Systems and the databases and the data for the purposes of the Business. 10.15 Data Protection and Cybersecurity 10.15.1 For the purposes of this Article 10.15, the terms “controller”, “processor”, “personal data”, “personal data breach”, “process” (and its derivatives) and “supervisory authority” shall have the meaning given to them in the GDPR. 10.15.2 The Target Companies and, in relation to the Transferred Assets, the Assets Seller, comply and have complied with Data Protection Laws and their own policies and procedures relating to privacy, security, processing and transferring of personal data through the implementation and ongoing monitoring of appropriate written policies,

44 procedures, contracts, records and logs, including by safeguarding all transfers of personal data outside of the EEA/UK (both intra-group and to Third Parties) by way of a valid data transfer mechanism under Data Protection Laws. The Target Companies and, in relation to the Transferred Assets, the Assets Seller, have obtained all appropriate consents, where required (including in relation to the placement of cookies), to process personal data lawfully. 10.15.3 The Target Companies and, in relation to the Transferred Assets, the Assets Seller, have, where required by Data Protection Laws or the Business’ own policies and procedures, (i) conducted appropriate due diligence on their respective vendors who have access to any personal data maintained by or on behalf of the Business to ensure such vendors comply with Data Protection Laws at the outset and on an ongoing basis, and (ii) entered into data processing agreements with such vendors that meet the requirements of Data Protection Laws. 10.15.4 The Target Companies and, in relation to the Transferred Assets, the Assets Seller, have implemented appropriate technical and organizational measures to protect against personal data breaches and cybersecurity incidents, as monitored through regular penetration tests and vulnerability assessments (including by remediating any and all material identified vulnerabilities). 10.15.5 In the three (3) years prior to the date hereto, the Target Companies and, in relation to the Transferred Assets, the Assets Seller, have not: (i) suffered any personal data breach or cybersecurity incident other than minor incidents that have been fully resolved; (ii) been subject to investigations, notices or requests from any supervisory authority or other regulatory authority in relation to their data processing activities and compliance with Data Protection Laws; (iii) received notice from individuals claiming non-compliance with Data Protection Laws (including any enforcement notice or monetary penalty notice), or exercising an individual’s rights under Data Protection Laws other than routine data subject access requests that have been fully resolved; or (iv) experienced circumstances which could reasonably be expected to give rise to any of the events in paragraphs (i) through (iii). 10.16 Material Contracts 10.16.1 The Disclosure Schedule contains a list of the Material Contracts, complete, accurate and up-to-date copies of which (including any material amendments or supplements thereto) have been made available to the Purchaser in the Data Room. 10.16.2 The Material Contracts are valid, binding and enforceable in accordance with their terms. The Target Companies and, in relation to the Transferred Assets, the Assets Seller, have not defaulted under or breached (or is alleged to be in default under or breach of) a Material Contract and, to the Sellers’ Knowledge, no other party to a Material Contract has defaulted under or breached such a contract. 10.16.3 No notification for a material default, and no written notice of termination of a Material Contract has been received or served by or to any of the Target Companies or the Sellers and, to the Sellers’ Knowledge, no such notification or notice is imminent. 10.16.4 The completion of the Transaction shall not trigger a right for a Third Party to terminate, amend or cancel a Material Contract, pursuant to an express provision of any such Material Contract. 10.16.5 Except as set forth in the Disclosure Schedule, the execution and the performance by each of the Sellers of this Agreement and any other Transaction Document to which it is a party shall not constitute a violation of, or a default under, or conflict with any Material Contract. 10.16.6 The entry by the Sellers into, their compliance with their obligations and the exercise of their rights under, this Agreement and the Transaction Documents to which it is (or they are) party do not and will not result in (i) any person having a right to terminate or amend (whether or not subject to any other terms or conditions) any Material

45 Contract, or (ii) an obligation of any Seller being accelerated (whether or not subject to any other terms or conditions) with respect to a Target Company or a Transferred Asset. 10.17 Pension Plans, Benefits and Labor Matters 10.17.1 The Disclosure Schedule sets forth a complete and accurate list of all currently effective employee benefit plans, including in particular severance pay, redundancy, salary continuation, bonus, incentive, stock option, insurance, welfare, healthcare, retirement, pension, profit sharing or deferred compensation plans, fringe benefit, change in control, retention, contracts, programs, funds or arrangements of any kind (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic) and any trust, escrow or similar agreement related thereto, whether or not funded, (a) in respect of any present or former employees, directors, officers, shareholders, consultants, or independent contractors of the Target Companies that are currently sponsored or maintained by the Target Companies or with respect to which any of the Target Companies is required to make payments, transfers, or contributions (all of the above being collectively referred to as “Target Company Employee Benefit Plans”) and (b) currently sponsored or maintained by the Sellers’ Group (other than the Target Companies) or with respect to which any member of the Sellers’ Group is required to make payments, transfers, or contributions for the benefit of any Business Employees or employees of the Target Companies (all of the above being collectively referred to as “Business Employee Benefit Plans”). Except as required by applicable Law, no Target Company has any liability with respect to any plan of the type described in the preceding sentence other than the Employee Benefit Plans. The Disclosure Schedule separately identifies each Employee Benefit Plan that is a Target Company Employee Benefit Plan. 10.17.2 Each Target Company Employee Benefit Plan (and, in relation to the Business Employees each Business Employee Benefit Plan) and employment or consultancy agreement of any present or former employees, directors, officers, consultants or independent contractors of the Target Companies have been maintained, operated and administered in compliance with its terms and any related documents or agreements and in compliance with all applicable Laws. To the Sellers’ Knowledge, there have been no prohibited transactions or breaches of any of the duties imposed on any of the Target Companies in relation to any Employee Benefit Plan that would be reasonably expected to result in any liability on a Target Company. 10.17.3 There is no pending (or, to the Sellers’ Knowledge, threatened) assessment, claim, complaint, Proceeding, or investigation in any court or Governmental Authority with respect to any Target Company Employee Benefit Plan (and, in relation to the Business Employees each Business Employee Benefit Plan), and no written notice relating to such action or investigation has been received by the Sellers’ Group or the Target Companies. 10.17.4 All (1) insurance premiums required to be paid with respect to, (2) benefits, expenses, and other amounts due and payable under, and (3) contributions, transfers, or payments required to be made to, any Employee Benefit Plan prior to the Closing Date will have been paid, made or accrued on or before the Closing Date, reserved or reflected in the Accounts, in accordance with the Accounting Principles. 10.17.5 No Employee Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than coverage mandated by Law. 10.17.6 No Target Company is or has been a party to, a sponsoring employer of or otherwise is under any liability or obligation (whether current, contingent or prospective) with respect to, any defined benefit pension scheme or plan, final salary scheme or equivalent arrangement and no Transferred Employee is entitled to early retirement benefits based on or to participate in any defined benefit pension scheme or plan, final salary scheme or to receive any retirement benefits, calculated by reference to age, salary or length of service or any of them.

46 10.17.7 With respect to any insurance policy providing funding for benefits under any Employee Benefit Plan (1) there is no liability of any Target Company in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated in accordance with applicable terms and conditions, and (2) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar Proceeding and, to the Sellers’ Knowledge, no such Proceedings with respect to any such insurance company are imminent. 10.17.8 All contributions required to be paid with respect to workers’ compensation arrangements of the Target Companies have been made or accrued as a liability in the Accounts, in accordance with the Accounting Principles and applicable Laws. 10.17.9 No Target Company has agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Target Companies, other than the Employee Benefit Plans or required by Law, or to make any amendments to any of the Employee Benefit Plans. 10.17.10 No Target Company Employee Benefit Plan provides benefits to any individual who is not either a current or former employee of the Target Companies or the dependents or other beneficiaries of any such current or former employee. 10.17.11 There are no contract, plans or arrangements covering employees or former employees of the Target Companies which contain any “change in control” or similar severance provisions. 10.17.12 Neither the execution and delivery of this Agreement nor the consummation of the Transaction will, alone or in connection with any other event, (1) result in any payment (including severance, unemployment compensation or golden parachute) becoming due under any Employee Benefit Plan, (2) increase any benefits (including severance, deferred compensation and equity benefits) otherwise payable under any Employee Benefit Plan, (3) result in the acceleration of the time of payment of any such benefits, or (4) result in the forgiveness in whole or in part of any outstanding loans made by the Target Companies to any Person. 10.18 Employee matters 10.18.1 No Target Company is liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, workers’ compensation, social security or other benefits or obligations for employees, other than in accordance with applicable Laws or routine payments to be made in the Ordinary Course of Business. 10.18.2 There are no pending or (to Sellers’ Knowledge) threatened Proceedings pending against any Target Company or, in relation to any Business Employee, against any other member of the Sellers’ Group, under any workers’ compensation plan or policy, for workers’ compensation, unemployment compensation benefits or for long-term disability or with respect to workers’ employment, performance of the employment contract or holding of any office or termination of employment or office. 10.18.3 No person currently or previously employed or subcontracted by the Business has been involved in an accident in the course of such employment or subcontracting that would have caused other than minor injury nor, to the Sellers’ Knowledge, has any such person been exposed to occupational health hazards in the Business’ service. There have been no claims (settled or unsettled) for injury or occupational health hazard against the Business or any Target Company. 10.18.4 Except as provided by applicable Laws, (i) no liability has been incurred by any Target Company or, in relation to any Business Employee, against any other member of the Sellers’ Group for breach of employment contracts or consulting contracts to which any Target Company or, in relation to any Business Employee, against any other member of the Sellers’ Group is a party, and (ii) nor has any liability been incurred for

47 notice, severance, unemployment compensation, golden parachute, bonus, or otherwise accruing from the performance and/or termination of any employment contracts and consulting contracts. 10.18.5 No written claims have been made against any Target Company or, in relation to any Business Employee, any other member of the Sellers’ Group for unfair dismissal, dismissal without cause, discrimination, sexual or other harassment nor are any such claims pending nor, to the Sellers’ Knowledge are there any facts or circumstances which may give rise to such a claim being made. 10.18.6 The Disclosure Schedule contains true, complete and accurate copies of all severance contracts or arrangements (whether written or unwritten including any custom or practice and all amendments and other modifications thereto) to which any Target Company or, in relation to any Business Employee, against any other member of the Sellers’ Group is a party or by which any Target Company or, in relation to any Business Employee, against any other member of the Sellers’ Group is bound. 10.18.7 No Target Company has (i) any duty to bargain with any labor organization or (ii) any obligations with respect to employee representative bodies in compliance with applicable Laws. To the Sellers’ Knowledge, there are no activities or Proceedings of any labor union or employee representative bodies or to organize employees of the Business by a labor union, works council or other representative bodies. 10.18.8 There is no labor dispute, strike or work stoppage against any Target Company or, in relation to any Business Employee, any other member of the Sellers’ Group pending or threatened that would reasonably be expected to interfere with the Business activities. 10.18.9 The Disclosure Schedule contains a true, complete and accurate list of aggregated or redacted particulars of each of the current employees and consultants, including (where applicable) job title, place of work, length of service, notice period, identity of their employer or the company engaging them, remuneration or fee payable and other benefits (including any bonus or other incentive schemes), their status as employee, worker or independent contractor and the template terms on which they are engaged and there are no employees or consultants engaged on terms that materially differ from the template terms provided. 10.18.10 The Disclosure Schedule contains a true, complete and accurate list of the aggregated or redacted particulars of employees and consultants of any Target Company and any Business Employee, showing their position, work location, status as exempt or non-exempt (to the extent applicable under applicable Laws), date of hire and years of credited service (if different), annual compensation, bonuses and fringe benefits for the fiscal years ended December 31, 2020, and December 31, 2021 (as at the date of this Agreement and as at the Closing Date) and entitlement to notice, severance or termination payments in excess of mandatory Law. It also lists, when relevant, all the collective bargaining agreements and in-house rules and commitments currently applicable to any of the employees of any Target Company or any Business Employee. 10.18.11 No Senior Employee has given notice to the Target Companies or the Sellers’ Group of such employee’s termination of employment with the Business. To the Sellers’ Knowledge, no such employee intends to terminate his or her employment with the Business. 10.18.12 There are no individual nor group dismissals and/or termination by mutual agreement currently in process in the Business. The Business has no obligation to provide any particular form or period of notice before terminating the employment of any of the respective employees, except as required by applicable Laws. 10.18.13 The Target Companies and, in relation to any Business Employee, any other member of the Sellers’ Group have no unpaid liabilities relating to their employees, directors

48 or officers, other than for (1) salaries and fringe benefits since the last payroll period, (2) accrued but unused holiday, paid time off and related payments, and (3) accrued but unpaid bonuses or (4) reserved for in the Accounts, in accordance with the Accounting Principles and applicable Laws. 10.18.14 To the Sellers’ Knowledge, each Target Company and, in relation to any Business Employee, any other member of the Sellers’ Group has complied in all material respects with all applicable Laws and regulatory requirements in respect of employment and employment practices (including but not limited to all working time, health and safety regulations applicable to it), terms and conditions of employment, wages (including but not limited to all variable compensation regulations and required notices) and hours (including overtime), tax withholding, worker classification, unemployment insurance, nondiscrimination in employment, applicable collective bargaining agreements, employee representation, immigration, employee records and health and safety at work. Each Target Company and, in relation to any Business Employee, any other member of the Sellers’ Group has made such notifications and completed such consultations with the relevant employee representatives as required by applicable mandatory Laws and any other applicable regulations in connection with the transaction contemplated under this Agreement. In addition, no Proceedings by or demands from a Governmental Authority for failure to comply with applicable Laws have been notified in writing to any of the Target Companies or, in relation to any Business Employee, any other member of the Sellers’ Group. 10.18.15 No Target Company is employing, or is party to any consultancy agreements, or has made an offer to employ or to enter into any consultancy agreements, with any individuals working on the territory of Russian Federation. 10.19 Litigation 10.19.1 Except as set forth in the Disclosure Schedule, there are no Proceedings pending or threatened in writing against or affecting any of the Target Companies, or in relation to the Transferred Assets, the Assets Seller, or any of their respective present or former directors, officers or employees, or in relation with any of its properties or assets (including the Transferred Assets) or in relation to the implementation of the Specific Reorganization, which may result, whether individually or in the aggregate with other disputes having similar causes of action, in a liability of the Target Companies and the Business in excess of four hundred thousand US dollars ($400,000) in the aggregate. 10.19.2 There are no internal investigations or other internal inquiries conducted at the directors of the board of directors (or similar body) of any of the Target Companies or in relation to the Transferred Assets, the Assets Seller. 10.20 Compliance with Laws Except as disclosed in the Disclosure Schedule: 10.20.1 No Target Company and, in relation to the Transferred Assets, the Assets Seller, has received any written notice of or been charged with the violation of any Law asserting a failure to comply with any such Law, including in relation to the implementation of the Specific Reorganization, the subject of which notice remains pending or has not been resolved as required thereby or otherwise to the satisfaction of the person sending such notice. 10.20.2 No Target Company and, in relation to the Transferred Assets, the Assets Seller, has received any written notice of or been charged with the violation of any term, condition or provision of any Permit, including in relation to the implementation of the Specific Reorganization, the subject of which notice remains pending or has not been resolved as required thereby or otherwise to the satisfaction of the person sending such notice. 10.20.3 Each Target Company and, in relation to the Transferred Assets, the Assets Seller, has conducted its business and corporate affairs (including the Business) in

49 accordance with its memorandum and articles of association (statuts) or other equivalent constitutional documents and in all material respects in accordance with all applicable Laws. To the Sellers’ Knowledge, all material resolutions and other documents required under any applicable Law to be delivered on behalf of the relevant Target Company to the registrar of companies or to any other authority whatsoever have been duly delivered and are correct. 10.20.4 All Permits required for the Target Companies to conduct the Business have been obtained and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date of this Agreement have been paid in full. The Disclosure Schedule lists all current Permits issued to the Target Companies, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in the Disclosure Schedule. 10.21 Compliance with Anti-Bribery, Anti-Money Laundering and Sanctions Laws 10.21.1 None of (i) the Sellers, (ii) the direct or indirect shareholders of the Sellers or their ultimate beneficial owner, (iii) the Target Companies, (iv) Iponweb Russia or (v) any person who is or has been their officer, director or employee, or person acting on their behalf or for their benefit, directly or indirectly: (i) has or is currently offering, promising, providing, authorizing, nor has offered, promised, provided, or authorized the provision of any money or other thing of value, directly or indirectly, to any person to influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer, or otherwise has violated nor is in violation of any Anti-Bribery Law; (ii) is a Sanctioned Person nor has engaged in, nor is now engaged in, directly or indirectly, any dealings or transactions with, or involving, or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, nor has otherwise violated Sanctions; nor (iii) has violated nor is in violation of any Anti-Money Laundering Law. 10.21.2 Neither (i) the Sellers, (ii) the Target Companies, (iii) Iponweb Russia nor (iv) any person who is or has been their officer, director, employee, or person acting on their behalf or for their benefit is or has been party to any actual or threatened Proceedings or enforcement action relating to any alleged or actual breach of the Anti-Bribery Laws, Anti-Money Laundering Laws, or Sanctions, including in relation to the implementation of the Specific Reorganization. There are and have been no pending or threatened claims or legal action against, or investigations by any Governmental Authority of, or internal reviews or investigations by or of, the Target Companies or any person who is or has been their officer, director, employee, or person acting on their behalf or for their benefit, nor are there, or have there been any judgments imposed (or threatened to be imposed) upon any of them by or before any Governmental Authority, in each case, in connection with any alleged violation of Anti- Bribery Laws, Sanctions, or Anti-Money Laundering Laws. 10.21.3 The Target Companies and, in relation to the Transferred Assets, the Assets Seller have in place and have adhered to adequate policies and procedures designed to prevent their officers, employees, contractors, sub-contractors, service providers, agents, and intermediaries from undertaking any activity, practice or conduct that would constitute a violation under the Anti-Bribery Laws, Anti-Money Laundering Laws, and Sanctions.

50 10.22 Compliance with International Trade Laws 10.22.1 The Sellers, the Target Companies, and all of their respective directors, officers, and, employees or agents, have been in compliance in all respects with Customs & Trade Laws, including in relation to the implementation of the Specific Reorganization. 10.22.2 The Sellers and the Target Companies have obtained all import and export licenses and all other necessary consents, notices, waivers, approvals, orders, authorizations, and declarations, and completed all necessary registrations and filings, required under Customs & Trade Laws, including in relation to the implementation of the Specific Reorganization. 10.22.3 The Sellers and the Target Companies have not engaged in any dealings or transactions in or with any Export Restricted Person, nor are they currently engaged in any such activities. 10.22.4 The Sellers and the Target Companies have not (i) made any voluntary, directed or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any non-compliance with any Customs & Trade Laws, (ii) been the subject of a current, pending or threatened investigation, inquiry or enforcement Proceedings for violations of Customs & Trade Laws, or (iii) violated or received any notice, request, penalty, or citation for any actual or potential non-compliance with Customs & Trade Laws. 10.23 Subsidies 10.23.1 The Target Companies and, in relation to the Transferred Assets, the Assets Seller are in material compliance with the Laws relating to and obligations contained in any public grant or subsidy received and where relevant funding periods have not yet expired. 10.23.2 No Target Company and, in relation to the Transferred Assets, the Assets Seller has obtained any public grant or subsidy by making any material false statement, omission or misrepresentation and there are no facts that could lead to a revocation, reduction or repayment of any public grant or subsidy received. There are currently no Proceedings by any Governmental Authority pending or threatened in writing that could lead to such revocation, reduction or repayment. 10.24 Insurance 10.24.1 The Disclosure Schedule sets forth a true, complete and accurate list of all policies of insurance and indemnity bonds issued at the request or for the benefit of the Target Companies or, in relation to the Transferred Assets, the Assets Seller and covering the Business. 10.24.2 There is no material claim pending or threatened under any of the policies and bonds referred to in Article 10.24.1. 10.24.3 The Target Companies or, in relation to the Transferred Assets, the Assets Seller are in material compliance with the terms of the policies and bonds referred to in Article 10.24.1. 10.24.4 The policies and bonds referred to in Article 10.24.1 are in full force and effect and, other as contemplated in Article 6.5, the Closing does not terminate any of these policies or bonds (other than those entered into by the Assets Seller in relation to the Transferred Assets and which are not part of the Transferred Assets) nor does it render any of their applicable terms null or void. 10.24.5 No Seller and no Target Company has received any written notice which is pending threatening termination, premature cancellation, invalidation of or material alteration of coverage or providing for the written denial of any material claim under any of the policies and bonds referred to in Article 10.24.1 and, to the Sellers’ Knowledge, there

51 is no threatened material premium increase with respect to, any of such policies or bonds. 10.25 Information The information contained or referred to in the Data Room, in the Disclosure Schedule or which has been otherwise disclosed to the Purchaser or its Representatives has been prepared in good faith by the Sellers. 10.26 Forecasts The 2021-2023 monthly income statement forecasts (including spend, gross revenue and net revenue by product, cost of sales, operating people related and non-people related expenses, headcount, and other costs) (i) have been prepared by the Sellers after due consideration, are made in good faith and on the basis of due and careful enquiries with the management of the Target Companies; (ii) are consistent with the business plan of the Business; (iii) are based on accounting and other financial records of the Business; (iv) except as disclosed in this Agreement, the accounting policies used to compile such forecasts are consistent with the Accounting Principles; and (v) the assumptions underlying such forecasts are reasonable. 10.27 Environmental Matters To the Sellers’ Knowledge the operations of the Business and the use of the Target Companies’ property and the Transferred Assets are in compliance in all material respects, with all applicable Environmental Laws, no member of the Sellers’ Group has received any written notice from any Governmental Authority or third party alleging that a member of the Sellers’ Group or the use of its properties (including the Transferred Assets) or the operations of the Business are not in compliance with any Environmental Law, which non-compliance remains unresolved. 10.28 Accounts Receivable and Accounts Payable All accounts receivable, credit card receivables, notes and other amounts receivable by the Target Companies or, in relation to the Transferred Assets, the Assets Seller from any Person, including clients or customers, whether or not in the Ordinary Course of Business, together with any unpaid financing charges accrued thereon (the “Accounts Receivable”), together with the aging of all such Accounts Receivable, are collectible within ninety (90) days of the date of such receivable becomes due and are reflected properly on the Target Companies’ (or, in relation to the Transferred Assets, the Assets Seller’s) books and records, and represent valid obligations arising, in the Ordinary Course of Business, from sales actually made, or services actually performed, by the Target Companies or, in relation to the Transferred Assets, the Assets Seller and from bona fide arms’ length transactions. All accounts payable of the Target Companies or, in relation to the Transferred Assets, the Assets Seller (the “Accounts Payable”), together with the aging of all such Accounts Payable, are reflected properly on the Target Companies’ (or, in relation to the Transferred Assets, the Assets Seller’s) books and records, and represent valid obligations arising, in the Ordinary Course of Business, from purchases actually made, or services actually received, by the Target Companies or, in relation to the Transferred Assets, the Assets Seller and from bona fide arms’ length transactions. 10.29 Brokers’ Fees There is no investment banker, broker, finder, advisor, agent or other intermediary which has been retained by or is authorized to act on behalf of the Sellers or their Affiliates (including any of the Target Companies) who might be entitled to any fee or agents’ commission or similar payments or benefit in connection with the Transaction borne by a Target Company or the Business. 11. Securities Laws Matters 11.1 Exezars, Iponweb Holding, the Founder and the Trustee each warrants to the Purchaser as of the Call Option Date, as of the Initial Signing Date, as of the date of this Agreement and as of the Closing Date that:

52 11.1.1 each of Exezars, Iponweb Holding, the Founder and the Trustee acknowledges and agrees that the Consideration Stock has not been registered under the Securities Act or any applicable state securities laws and the transfer of the Consideration Stock by the Purchaser is being made in reliance upon US federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Exezars, Iponweb Holding’s, the Founder’s and the Trustee’s warranties as expressed herein; 11.1.2 each of Exezars, Iponweb Holding, the Founder and the Trustee is acquiring the Consideration Stock for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in a manner which would violate the Securities Act or any applicable state or other securities laws; 11.1.3 Exezars, Iponweb Holding, the Founder and the Trustee each has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Consideration Stock and of making an informed investment decision. The Founder, the Trustee Exezars and Iponweb Holding each is able to bear the economic risk of an investment in the Consideration Stock indefinitely and is able to sustain a loss of all of its investment in the Consideration Stock without economic hardship, if such a loss should occur; 11.1.4 each of Exezars, Iponweb Holding, the Founder and the Trustee is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act); 11.1.5 each of Exezars, Iponweb Holding, the Founder and the Trustee has reviewed the information that it considers necessary or appropriate to make an informed investment decision with respect to the Consideration Stock and has had an opportunity to discuss with the Purchaser and its Representatives the intended business and financial affairs of the Purchaser and to obtain information necessary to make their own independent examination, investigation, analysis and evaluation of the Purchaser and the Consideration Stock, including its own estimate of the value of the Consideration Stock; and 11.1.6 each of Exezars, Iponweb Holding, the Founder and the Trustee is not a U.S. person (as that term is defined by Regulation S under the Securities Act), is outside of the United States and is not acquiring the Consideration Stock for the account or benefit of any U.S. person. Each of Exezars’, Iponweb Holding, the Founder and the Trustee has not engaged in, and is not aware of any, directed selling efforts made in the United Sates by any person with respect to the Consideration Stock. 11.2 Each of Exezars, Iponweb Holding, the Founder and the Trustee shall not sell or transfer any of the Consideration Stock except in compliance with this Agreement and the Shareholders Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws. Each of the Founder, the Trustee, Exezars and Iponweb Holding further acknowledges and agrees that any book-entry evidence representing the Consideration Stock to be issued at Closing in accordance with the terms of this Agreement shall bear a notation that the shares represented by such evidence bear restrictions on transfer, and any share certificates representing the Consideration Stock to be issued at Completion in accordance with the terms of this Agreement shall bear a legend in substantially the following form: THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR OTHER APPLICABLE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

53 11.3 Each of Iponweb Holding, the Founder and the Trustee acknowledges and agrees that the Consideration Stock are “Restricted Securities” as such term is defined in the Deposit Agreement and are ineligible for deposit thereunder when transferred (attribués en paiement) at Closing. 11.4 The Sellers, the Founder and the Trustee and their respective Affiliates do not hold or beneficially own, nor have agreed to acquire or receive, any Securities of or any other interest in the Issuer or any of its Affiliates other than the Consideration Stock. 12. Disclosure Schedule 12.1 The Representations and Warranties of the Sellers, the Founder and the Trustee are expressly made to the Purchaser subject to the disclosures contained in the Disclosure Schedule attached as Schedule 12.1 (to the extent Fairly Disclosed). Consequently, neither the Sellers, nor the Founder, nor the Trustee, shall be deemed to be in breach of such Representations and Warranties to the extent that the event or matter giving rise to such breach has been Fairly Disclosed in the Disclosure Schedule. 12.2 The Parties acknowledge, confirm and agree that the matters set out in the Disclosure Schedule are disclosed against (and shall apply only to) all the Representations and Warranties to which it is reasonably apparent on their face that they are responsive. 12.3 Between the Initial Signing Date and the Closing Date, the Sellers may update the contents of the Disclosure Schedule with material events, facts or circumstances occurring (ayant un fait générateur) between the Initial Signing Date and the Closing Date, by written notice(s) sent to the Purchaser in accordance with Article 39 no later than five (5) Business Days after becoming aware of such event, fact or circumstance, together with reasonable supporting documentation and explanations, provided that, in any event, no disclosure update shall be notified later than five (5) Business Days prior to the Closing Date. All such events, facts or circumstances shall be referred to as the “Additional Disclosures”. 12.4 The Additional Disclosures constitute exceptions to the Representations and Warranties of the Sellers, the Founder and the Trustee, only to the extent such Additional Disclosures do not reveal events, facts or circumstances that would, in the aggregate, give rise to Claims in excess of a basket of one million five hundred thousand US dollars ($1,500,000), it being specified, that all Claims relating to Additional Disclosures (whether or not in excess of such basket) will be taken into account to determine whether the threshold set forth in Article 16.2.2 has been reached. 12.5 If, no later than two (2) Business Days prior to the Closing Date, the Purchaser notifies to the Sellers' Representative Claims in relation to the Additional Disclosures that would, individually or in the aggregate, be likely to give rise to Claims in excess of twenty-five million US dollars ($25,000,000), which, if capable of cure, have not been cured to the Purchaser’s reasonable satisfaction no later than two (2) Business Days prior to the Closing Date, the Purchaser shall be entitled to terminate this Agreement by written notice to the Sellers' Representative. In the event of such termination, the provisions of Article 30.3 shall apply. 12.6 Notwithstanding any other provisions in this Agreement, the following matters shall not be deemed Fairly Disclosed and shall be disregarded for purposes of indemnification pursuant to Section III: (i) any matter relating to a Fundamental Warranty, (ii) any matter relating to a Specific Indemnity, and (iii) any other disclosures specifically disregarded pursuant to an express provision of this Agreement, including with respect to Article 5.1.4 and the tax indemnity set forth in Section IV of this Agreement. SECTION III. INDEMNIFICATION 13. Indemnification by the Sellers 13.1 General Provisions

54 13.1.1 Without prejudice to the provisions of Section IV of this Agreement, from and after Closing and under the terms and subject to the conditions and limitations set forth below, the Sellers hereby agree to jointly and severally (conjointement et solidairement) indemnify and hold harmless the Purchaser (and/or, at the Purchaser’s sole discretion, any member(s) of the Purchaser’s Group as directed by the Purchaser), for any Losses incurred by the Purchaser, any member of the Purchaser’s Group or any Target Company which arise: (i) as a consequence of any breach or inaccuracy of any of the Fundamental Warranties (the “Fundamental Warranties Liability”); (ii) as a consequence of any breach or inaccuracy of any of the Key Warranties (the “Key Warranties Liability”); (iii) as a consequence of any breach or inaccuracy of any of the Representations and Warranties of the Sellers set forth in (x) Article 10 (Representation and Warranties of the Sellers) other than a Fundamental Warranty or a Tax Warranty (which shall be subject to the Tax indemnity set forth in Section IV of this Agreement) or a Key Warranty or (y) Article 11 (Securities Laws Matters) (the “Business Warranties Liability”); or (iv) in relation to a Specific Indemnity in accordance with Article 13.2 (Specific Indemnities) below (the “Specific Indemnity Liability”). 13.1.2 To be validly made, any Claim shall be made in accordance with the provisions of this Agreement. 13.1.3 Any indemnification due by the Sellers hereunder and any payment made by the Sellers' Representative to the Purchaser (and/or, at the Purchaser’s sole discretion, any member(s) of the Purchaser’s Group as directed by the Purchaser) under this Article 13, shall have, for all purposes, including tax, accounting and financial reporting purposes, to the fullest extent permitted by applicable Law, the nature of a reduction of the Cash Consideration and, as the case may be, the Contingent Consideration, and, consequently, the Purchase Price (and, as applicable, the portion of the Purchase Price paid under the relevant Local Agreement(s)) and be treated accordingly by the Parties (and, as applicable, the parties to the relevant Local Agreement(s)). If, at any time, any Tax is imposed under applicable Laws in respect of any payment made by the Sellers in respect of a claim by the Purchaser under this Article 13, the Sellers' Representative shall pay to such Purchaser an additional amount sufficient to ensure that the net amount retained after the imposition of such tax by the Purchaser on the due date for such payment equals the full amount that would have been received by the Purchaser if such Tax had not been imposed. 13.2 Specific Indemnities 13.2.1 Subject to the terms and conditions of this Agreement, from and after Closing, the Sellers shall defend, indemnify and hold harmless the Purchaser (and/or, at the Purchaser’s sole discretion, any member(s) of the Purchaser’s Group as directed by the Purchaser) from and against any and all Losses suffered by the Purchaser, any member of the Purchaser’s Group or any Target Company arising, directly or indirectly, from or in connection with the specific indemnities listed in Schedule 13.2 (the “Specific Indemnities”). 13.2.2 For the avoidance of doubt, Article 14.1.1 shall not require the Purchaser to give notice to the Sellers’ Representative of any of the matters set forth in Schedule 13.2 (Specific Indemnities) until and unless the Purchaser becomes aware of any further fact, matter or circumstance that may give rise to a Claim against the Sellers in respect of the Specific Indemnities. 13.3 Materiality qualification

55 Any materiality or other similar qualification of a Representation and Warranty given by the Sellers herein shall be deemed satisfied if the amount of the corresponding Claim exceeds the de minimis set forth in Article 16.2.1. 14. Conduct of Claims 14.1 Claim Notice 14.1.1 If the Purchaser becomes aware of any fact, matter or circumstance that may give rise to a Claim against the Sellers under Article 13, notice of that fact, matter or circumstance shall be given to the Sellers' Representative not later than thirty (30) Business Days of the Purchaser becoming aware of such fact, matter or circumstance (the “Claim Notice”). 14.1.2 The Claim Notice must specify in reasonable detail (i) the Representations and Warranties which are alleged to have been breached, (ii) the fact, matter or circumstance which gives rise to the Claim, and (iii) to the extent possible, an estimate the amount claimed in respect thereof setting forth the Purchaser’s calculation of the alleged Loss (which estimate may be updated by the Purchaser from time to time). 14.1.3 Failure to comply with the above requirements shall not prevent the Purchaser (or any member of the Purchaser’s Group or any Target Company, as applicable) from bringing the Claim at a later date and being indemnified in relation thereto, but the Sellers shall not be liable to the Purchaser (or any member of the Purchaser’s Group or any Target Company, as applicable) in respect of such Claim to the extent (and only up to) the amount that the Loss is increased as a result of such non-compliance. 14.2 Third-Party Claim If a Claim is a result of, or is in connection with, a claim by or liability to a Third Party (a “Third- Party Claim”) then, for the Claim to be and remain valid under this Agreement: 14.2.1 the Purchaser shall give written notice to the Sellers' Representative of the Third- Party Claim specifying in reasonable detail the matter giving rise to, and the nature of, the relevant claim (so far as known to the Purchaser) as soon as reasonably practicable after such Third-Party Claim comes to the notice of the Purchaser or any member of the Purchaser’s Group; 14.2.2 the Purchaser shall conduct, and shall procure that the relevant Target Company conducts, the defense of the Third-Party Claim in good faith using all reasonable means and defenses available to it. Upon the Sellers’ request, the Purchaser shall give, and shall procure that the relevant Target Company gives, to the Sellers' Representative and its advisors the opportunity to make proposals with respect to the defense of the Third-Party Claim; 14.2.3 the Purchaser shall keep the Sellers' Representative informed of the developments and progress of the claim and its defense and shall promptly provide the other party with a copy of all material notices, communications and filings (including court papers) relating to such Third-Party Claim and its defense; and 14.2.4 no admission of liability (whether express or implied) shall be made by or on behalf of the Purchaser or any Target Company, and the relevant Claim shall not be settled without the prior written consent of the Sellers' Representative (which shall not be unreasonably withheld, delayed or conditioned), unless the terms of such settlement include an unconditional full release of the Purchaser or the relevant Target Companies from all liability with respect to such Third-Party Claim. 15. Payments 15.1 The payment of any sum due by the Founder, the Trustee or any Seller to the Purchaser under any Fundamental Warranties Liability, any IP Key Warranties Liability, Article 17.1.1, Article 17.3.1 or Section IV of this Agreement shall be made in the following order of priority:

56 15.1.1 by the Escrow Agent from the Indemnity Escrow Amount; 15.1.2 by the Escrow Agent from the Tax Escrow Amount; 15.1.3 by the Escrow Agent from the Contingent Consideration Escrow Amount; and 15.1.4 subject to the provisions of Article 17.2.4, for any amount exceeding the cash amount available in the Escrow Accounts, by the Sellers' Representative (on behalf of itself or of the relevant Seller, as the case may be), the Founder and/or the Trustee as applicable to the Purchaser (on behalf of itself or of its relevant Affiliates, as the case may be), up to the applicable cap set forth in Article 16.2.3, 17.1.3 and 17.3.3 (respectively). 15.2 The payment of any sum due by any Seller to the Purchaser under any Business Warranties Liability, any Other Key Warranties Liability or any Specific Indemnity Liability shall be made in the following order of priority: 15.2.1 by the Escrow Agent from the Indemnity Escrow Amount; 15.2.2 by the Escrow Agent from the Contingent Consideration Escrow Amount; and 15.2.3 subject to the provisions of Article 17.2.4, for any amount exceeding the cash amount available in the Escrow Accounts (less the then remaining Tax Escrow Amount) by the Sellers' Representative (on behalf of itself or of the relevant Seller, as the case may be) to the Purchaser (on behalf of itself or of its relevant Affiliates, as the case may be), up to the applicable cap set forth in Article 16.2.3. 15.3 The payment of any sum due by any Seller under clause 10.5(a) of the Ancillary Tax Agreement shall be made in the following order of priority: 15.3.1 by the Escrow Agent from the Tax Escrow Amount; 15.3.2 by the Escrow Agent from the Indemnity Escrow Amount; 15.3.3 by the Escrow Agent from the Contingent Consideration Escrow Amount; and 15.3.4 subject to the provisions of Article 17.2.4, for any amount exceeding the amount available in the Escrow Accounts, by the Sellers' Representative (on behalf of itself or of the relevant Seller, as the case may be) to the Purchaser (on behalf of itself or of its relevant Affiliates, as the case may be), up to the applicable cap set forth in Article 16.2.3. 15.4 For the purposes of Articles 15.1, 15.2 and 15.3, the cash amounts available in the Escrow Accounts shall mean the outstanding amount in these accounts minus the aggregate amount of any claims pursuant to Article 13.1, Section IV of this Agreement and/or the Ancillary Tax Agreement as applicable which have been asserted by the Purchaser in accordance with this Agreement and/or, as applicable, the Ancillary Tax Agreement. 15.5 In the event the cash amount released from the Contingent Consideration Escrow Amount in accordance with Articles 15.1, 15.2 or 15.3 is higher than the 2022 Contingent Consideration or the 2023 Contingent Consideration (as applicable), the Sellers shall pay to the Purchaser the difference no later than ten (10) Business Days following the 2022 Contingent Consideration Release Date or the 2023 Contingent Consideration Release Date (as applicable), it being specified that any amount due pursuant to this Article 15.5 shall be paid by the Sellers in accordance with Articles 15.1.4, 15.2.3 or 15.3.4 of this Agreement (as applicable). 15.6 Each payment referred to in Articles 15.1 to 15.3 above shall be made within ten (10) Business Days of the date when the amount of such Seller’s liability to the Purchaser shall have been Determined (except in the case contemplated under paragraph (d) of the definition of “Determined”).

57 15.7 The Sellers' Representative shall be solely responsible for and, for the avoidance of doubt, the Purchaser shall have no obligation and shall bear no liability in respect of, the allocation among (and the effective collection from) the Sellers of the amounts of the indemnification to be paid under Article 13.1. In no event this allocation made by the Sellers' Representative may be invoked against the Purchaser. 15.8 If the Sellers' Representative pays an amount in discharge of any Claim under this Agreement and the Purchaser, any member of the Purchaser’s Group or any Target Company subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a Third Party an amount in respect of the same Loss (including, for the avoidance of doubt, insurance receipt), (i) the Purchaser shall promptly pay for itself in respect of the Shares and/or the Transferred Assets that it shall purchase directly, and (ii) each Affiliate shall pay for itself or, at the Purchaser’s sole discretion, the Purchaser shall pay on behalf of one or more such Affiliates, in respect of the Shares and/or the Transferred Assets that such Affiliate(s) shall purchase directly, to the Sellers' Representative (on behalf of itself or of the relevant Seller, as the case may be) the amount so recovered (up to the amount previously paid by the Sellers' Representative to the Purchaser and after deducting the costs incurred by the Purchaser in connection therewith). 16. Limitations of Sellers’ Liability 16.1 Time Limitations The Sellers shall not be liable under Article 13.1.1 in respect of any Claim unless such Claim is notified in writing by the Purchaser to the Sellers' Representative, as applicable: 16.1.1 no later than the date falling on the expiry of the applicable statute of limitations after the Closing Date in the case of a Claim resulting from (i) a breach of the Fundamental Warranties, or (ii) a breach of the representations and warranties set out in Articles 10.17 and 10.18; 16.1.2 in relation to the Specific Indemnities, no later than two (2) years after the Closing Date; and 16.1.3 no later than the date falling eighteen (18) months after the Closing Date, in all other cases. 16.2 Financial Limitations 16.2.1 De minimis The Sellers shall not be liable under Article 13.1.1 in respect of any Claim if the amount for which the Sellers would be liable under this Agreement in respect of such Claim (individually or in a series of Claims with a similar cause or origin) does not exceed three hundred thousand US dollars ($300,000). 16.2.2 Basket The Sellers shall not be liable in respect of any Claim unless the aggregate liability for all Claims exceeds three million US dollars ($3,000,000), in which case the Sellers shall be liable as of the first dollar (and not merely for the excess over such threshold). Notwithstanding the foregoing, the de minimis and the basket amounts set out above shall not apply to neither (x) any Losses resulting from (i) any inaccuracy of the Fundamental Warranties, (ii) any Specific Indemnity, and (iii) any breach of any covenant, obligation or agreement of the Sellers contained in this Agreement nor (y) to the payment obligations set out in Section IV (Tax Matters) of this Agreement nor (z) any Losses resulting from any Additional Disclosures. 16.2.3 Cap

58 (i) Any Losses which arise as a consequence of the Other Key Warranties Liability, the Business Warranties Liability and the Specific Indemnity Liability shall not exceed in the aggregate the sum of the amounts held in the Indemnity Escrow Amount and the Contingent Consideration Escrow Amount, provided that in case of Claim made by the Purchaser in relation to any Other Key Warranties Liability and/or Specific Indemnity Liability within the applicable time limitation set forth in Article 16.1 but after the Indemnity Escrow Release Date, the Losses which arise as a consequence of such Other Key Warranties Liability and/or such Specific Indemnity Liability shall not exceed the sum of the Indemnity Escrow Amount and the Contingent Consideration Escrow Amount released (or to be released) from the Escrow Accounts to the Sellers' Representative. (ii) Any Losses which arise as a consequence of the IP Key Warranties Liability shall not exceed fifty percent (50%) of the Initial Base Purchase Price. (iii) The Sellers’ aggregate liability under this Agreement, including, for the avoidance of doubt, the Losses which arise as a consequence of the Fundamental Warranties Liability as well as the Tax indemnity set forth in Section IV of this Agreement or under the Ancillary Tax Agreement, shall not exceed the Base Purchase Price, it being specified that such cap shall be subsequently increased by any amount paid by the Purchaser in respect of the 2022 Contingent Consideration or the 2023 Contingent Consideration (if any). 16.3 General Limitations 16.3.1 Purchaser’s Actions The Sellers shall not be liable in respect of a Claim to the extent that such Claim is caused by: (i) an act or omission of the Purchaser or a Target Company or any of their respective agents, employees, assignees or other successors in title after the Closing Date; or (ii) an act, omission or transaction carried out at the written request or with the prior written consent of the Purchaser before the Closing Date. 16.3.2 Insurance and Sums Recoverable From Third Parties Where the Purchaser, or any Target Company, is or may be entitled to recover from any Third Party (including a Tax Authority) any sum in respect of any matter or event which is likely to give rise to a Claim, the Purchaser shall use its reasonable efforts to recover that sum. In calculating the amount of the indemnification to be paid under Article 13.1, the amount of any insurance proceeds or other Third Party indemnification (including from a Tax Authority) covering such Loss and which is received by the Purchaser, any member of the Purchaser’s Group or any Target Company (net of all recovery costs and Taxes) shall be deducted. 16.3.3 Changes in Law, Regulation and Practice The Sellers shall not be liable in respect of a Claim to the extent that the Claim arises or is increased (in which case the Sellers shall remain liable for the portion of Loss prior to such increase) as a result of: (i) the passing of, or a change in law, published administrative practice of a Governmental Authority or published binding interpretation of the law after the Closing Date; (ii) any change by a regulatory body in accounting policy after the Closing Date; or

59 (iii) any change in the accounting policies or practice of the Purchaser, any member of the Purchaser’s Group, or a Target Company after the Closing Date, except to the extent required by Law. 16.3.4 Matters Included in the Accounts No Seller shall be liable in respect to any Claim to the extent the fact, matter, event or circumstance giving rise to the claim or on which it is based is expressly (a) accrued or reserved for in the Accounts or (b) taken into account in determining any Purchase Price Adjustment Amount such that indemnification therefor would have the effect of duplicative recovery. 16.3.5 No Double Recovery The Purchaser shall not be entitled to recover, directly or through any member of the Purchaser’s Group or any Target Company, from the Sellers under this Agreement or under any other agreement entered into in connection with this Agreement, more than once in respect of the same Loss. 16.3.6 Mitigation Upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that may give rise to a Claim, each of the Parties shall use its reasonable efforts to mitigate, to the extent practicable, any such Loss. 17. Indemnification by the Founder and the Trustee 17.1 Indemnification by the Founder 17.1.1 From and after Closing and under the terms and subject to the conditions and limitations set forth below, the Founder hereby agrees to indemnify the Purchaser, for any Losses incurred by the Purchaser, any member of the Purchaser’s Group or any Target Company which arise as a consequence of any breach or inaccuracy of any of the Representations and Warranties made by the Founder set forth in Article 9. 17.1.2 The provisions of Articles 13.3, 14, 16.1.1 and 16.3 shall apply to the indemnity obligation of the Founder, mutatis mutandis. 17.1.3 Any liability of the Founder under Article 17.1.1 shall not exceed the Initial Base Purchase Price, being understood that the payment of any sum due by the Founder, to the Purchaser under Article 17.1.1 shall be made in the order of priority set forth in Article 15.1. 17.2 Founder’s Guarantee 17.2.1 In consideration of the Purchaser entering into this Agreement: (i) the Founder irrevocably and unconditionally undertakes to guarantee, as a joint and several guarantee (caution solidaire) in accordance with the provisions of article 2288 et seq. of the French Civil Code, in favor of the Purchaser (acting in its own name (en son nom propre) and for the benefit of (au profit de) other members of the Purchaser’s Group from time to time) (the “Founder’s Guarantee”), the full, due and punctual performance and observation by the Sellers' Representative, the Sellers and the Trustee of their respective obligations towards any member of the Purchaser’s Group set forth in Articles 3.3.2, 15.1.4, 15.2.3, 15.3.4 and 17.3.1, as a continuing obligation, including: (A) the payment or reimbursement of all sums (whether present, future, actual or contingent) which are or may become due and payable to the Purchaser by any of the Sellers' Representative, the Sellers and the Trustee (in a personal capacity or jointly and severally with other

60 debtors and as principal or as surety obligation) under such Articles 3.3.2, 15.1.4, 15.2.3, 15.3.4 and 17.3.1, and resulting from the total or partial non-performance of any of their respective performance obligations (e.g., obligations de faire) or negative undertakings (e.g., obligations de ne pas faire) including as set forth in Article 17.2.4(ii); and (B) the payment of any interest accruing from the delayed payment of such sums, as well as of the compensation of possible damages, (the “Guaranteed Obligations”); and (ii) to that end, the Founder undertakes to execute and deliver to the Purchaser, at Closing, a duly executed guarantee substantially in the form set out in Schedule 17.2, subject to Article 17.2.5. 17.2.2 The Founder’s obligations under this Article 17.2 shall not be satisfied, prejudiced, discharged, released, impaired, lessened or otherwise affected by any matter or thing which but for this provision might operate to satisfy, prejudice, discharge, release, impair, lessen or otherwise affect those obligations. 17.2.3 The Founder’s aggregate liability under this Article 17.2 shall not exceed the Initial Base Purchase Price. 17.2.4 The Purchaser hereby agrees that it shall not claim any amount under the Founder’s Guarantee in relation to the liabilities arising in connection with the Guaranteed Obligations (the “Specified Liabilities”), (A) before such relevant Specified Liabilities have been (i) Determined, or, as applicable, (ii) determined in accordance with Article 3.2 of this Agreement and (B) in the case where the relevant Specified Liabilities relate to any Escrow-Secured Liability: (i) if the Sellers' Representative has executed the relevant payment instruction in accordance with Article 4.2.3 or 4.3.3 of this Agreement or clause 10.7 of the Ancillary Tax Agreement, as appropriate, instructing the Escrow Agent to release all or such relevant portion of the General Escrow Amount or, as the case may be, the Contingent Consideration Escrow Amount, to the Purchaser (and/or, at the Purchaser’s sole discretion, to any Purchaser’s Affiliate(s) as directed by the Purchaser): the Purchaser shall only call on the Founder’s Guarantee if the amount claimed under the relevant Escrow- Secured Liabilities exceeds the outstanding cash amount(s) available under the Indemnity Escrow Amount, the Contingent Consideration Escrow Amount and/or the Tax Escrow Amount, as applicable, in the Priority Order and for the portion exceeding such cash amount(s) (subject to the provisions of Article 17.2.3); (ii) if the Sellers' Representative has not executed the relevant written payment instruction in accordance with Article 4.2.3 or 4.3.3 of this Agreement or clause 10.7 of the Ancillary Tax Agreement, as appropriate, in order to instruct the Escrow Agent to release all or such relevant portion of the General Escrow Amount or, as the case may be, the Contingent Consideration Escrow Amount, to the Purchaser (and/or, at the Purchaser’s sole discretion, to any Purchaser’s Affiliate(s) as directed by the Purchaser): the Purchaser may call on the Founder’s Guarantee for the whole amount claimed under the relevant Escrow-Secured Liabilities in the Priority Order (subject to the provisions of Article 17.2.3); or (iii) if there is no outstanding cash amount available under the Indemnity Escrow Amount, the Contingent Consideration Escrow Amount and/or the Tax Escrow Amount, as applicable in accordance with the provisions of Article 15, to cover any part of the amount of the relevant Escrow-Secured Liabilities: the Purchaser may call on the Founder’s Guarantee for the whole amount

61 claimed under the relevant Escrow-Secured Liabilities in the Priority Order (subject to the provisions of Article 17.2.3). 17.2.5 The Parties acknowledge that, prior to the Closing Date, the form of Founder’s Guarantee shall be modified to reflect the provisions of Decree (Ordonnance) no. 2021-1192 of September 15, 2021, or any other statutory, regulatory or official amendment thereto that may come into effect prior to the Closing Date (the “Reform”). To this end, the Purchaser, acting reasonably, will propose amendments to the form of Founder’s Guarantee attached hereto, which the other Parties thereto shall accept provided that they are reasonably necessary in view of the Reform (including to ensure that the Guarantee remains fully enforceable until the end of the Guarantee Period) or that, but for such amendments, the rights of the Purchaser under the current form of Founder’s Guarantee would be negatively affected or reduced. 17.3 Indemnification by the Trustee 17.3.1 From and after Closing and under the terms and subject to the conditions and limitations set forth below, the Trustee hereby agrees to indemnify the Purchaser, for any Losses incurred by the Purchaser, any member of the Purchaser’s Group or any Target Companies which arise as a consequence of any breach or inaccuracy of any of the Representations and Warranties made by the Trustee set forth in Article 9. 17.3.2 The provisions of Articles 13.3, 14, 16.1.1 and 16.3 shall apply to the indemnity obligation of the Trustee, mutatis mutandis. 17.3.3 Any liability of the Trustee under Article 17.3.1 shall not exceed the Initial Base Purchase Price, being understood that the payment of any sum due by the Trustee, to the Purchaser under Article 17.3.1 shall be made in the order of priority set forth in Article 15.1. SECTION IV. TAX MATTERS 18. Tax Returns and Liability for Taxes 18.1 Sellers Tax Return Obligations 18.1.1 The Sellers shall be responsible for preparing and timely filing (taking into account any extensions received from the relevant Tax Authorities) all Tax Returns required by applicable Laws to be filed by the Target Companies or with respect to the Transferred Assets (i) on or prior to the Closing Date (taking into account any extensions received from the relevant Tax Authorities) and (ii) for any Tax Period ending on or prior to the Closing Date, in each case together with all Taxes indicated as due and payable on such Tax Returns. 18.1.2 In the case of any Tax Return for any Tax Period ending prior to or on the Closing Date to be filed by or on behalf of a Target Company or with respect to the Transferred Assets after the Closing Date, such Tax Return shall be prepared on a basis consistent in all respects with those prepared for prior taxable periods unless otherwise required by applicable Law, and the Purchaser shall be given no fewer than fifteen (15) Business Days to review and comment on a draft of such Tax Return before it is filed. The Sellers shall reflect in any such Tax Return any reasonable comments that the Purchaser submits to the Sellers no fewer than five (5) Business Days prior to the due date of such Tax Return. 18.2 Purchaser Tax Return Obligations 18.2.1 The Purchaser shall be responsible for preparing and timely filing (taking into account any extensions received from the relevant Tax Authorities) all Tax Returns required by applicable Laws to be filed by the Target Companies or with respect to the

62 Transferred Assets, other than Tax Returns that are to be prepared and filed by Seller pursuant to Article 18.1. 18.2.2 In the case of any Tax Return required to be prepared by the Purchaser following the Closing Date pursuant to Article 18.2.1 with respect to a Straddle Period, the Purchaser shall deliver to the Sellers, as soon as reasonably practicable (but not less than fifteen (15) Business Days prior to the applicable filing deadline (taking into account applicable extensions)), a copy of the Tax Return proposed to be filed for the Straddle Period together with a proposed calculation, in accordance with Article 18.2.3, of the Taxes due with such Tax Return that are allocable to the pre-Closing portion of the Straddle Period. Such Tax Returns shall be prepared on a basis consistent with those prepared for prior taxable periods unless otherwise required by Laws. The Sellers shall be given an opportunity to review and comment on each such Tax Return before it is filed; and the Purchaser shall reflect in any such Tax Return any reasonable comments that the Sellers submit to the Purchaser no fewer than five (5) Business Days prior to the due date of such Straddle Period Tax Return. 18.2.3 For purposes of this Agreement, the portion of any Straddle Period Taxes that are allocable to the pre-Closing portion of the Straddle Period shall be: (i) in the case of Taxes that are imposed on a periodic basis (which, for the avoidance of doubt, shall not include Taxes imposed on or measured by net income (however denominated) and franchise Taxes and branch profits Taxes and other similar Taxes), the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on, and including, the Closing Date, and the denominator of which is the number of calendar days in the entire relevant Straddle Period; (ii) in the case of Taxes not described in clause (i) or (iii), the amount that would be payable if the taxable year or period ended on the Closing Date based on an interim closing of the books. For purposes of this Article 18.2.3(ii), any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on, and including, the Closing Date on a pro rata basis determined by multiplying the entire amount of such item allocated to the Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period. For purposes of this Agreement, all Straddle Period Taxes that are not allocable to the pre-Closing portion of the Straddle Period shall be allocable to the post- Closing portion of the Straddle Period; and (iii) in the case of Taxes in the form of interest or penalties, all such Taxes shall be treated as attributable to a Pre-Closing Tax Period to the extent relating to a Tax for a Pre-Closing Tax Period whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date. 18.3 Liability for Taxes 18.3.1 The Sellers hereby agree to jointly and severally (conjointement et solidairement) indemnify and hold harmless the Purchaser (and/or, at the Purchaser’s sole discretion, any member(s) of the Purchaser’s Group as directed by the Purchaser), for any Losses incurred by the Purchaser, any member of the Purchaser’s Group or any Target Company and, upon request of the Purchaser, and any of the Target Companies, arising, directly or indirectly, from or in connection with: (i) any breach or inaccuracy of any of the Representations and Warranties made by the Sellers set forth in Article 10.10 (the “Tax Warranties”);

63 (ii) all liabilities for Taxes of the Target Companies or with respect to the Transferred Assets for any Tax Period ending on or prior to the date of the Closing or relating to any wage tax, social security contribution or similar payment obligations, resulting from any of the transactions referred to in this Agreement, including e.g. any benefits granted to employees triggered in the context of the transaction, (whether any such Taxes, wage tax, social security contribution or payment obligation arises before or after Closing); (iii) all liabilities for Taxes of any of the Target Companies or with respect to the Transferred Assets that are allocable to the pre-Closing portion of any Straddle Period (such amount determined in accordance with Article 18.2.3); (iv) all Taxes of any person (other than a Target Company) imposed on any Target Company (A) as a result of it being a member of any consolidated, combined, affiliated or unitary group at any time prior to the Closing (including liabilities in relation to Taxes imposed pursuant to Treasury Regulations Section 1.1502-6 or a similar provision of any state, local or non-U.S. Tax Laws), or (B) as a result of (x) such person being primarily liable for but failing to pay or discharge its liability for such Taxes and (y) the relevant Target Company at any time before Closing being a member of the same group as such person or having control of, being controlled by or being otherwise connected or associated with such person or being controlled by the same person for any Tax purpose; (v) all Taxes of a Target Company for any Tax Period including, for the avoidance of doubt, any Tax Period ending after Closing, to the extent such Taxes arise as a result of (A) the assignment or disposal, or deemed assignment or disposal for any Tax purpose, by another Target Company or Exezars of any asset or right (including any interest in any Owned IP or commercial contract to which a Target Company is a party) held by such other Target Company or by Exezars at Closing, or derived from any such asset or right, or (B) the assertion by any Governmental Authority that that Target Company holds, or is deemed for Tax purposes, to hold any interest in any asset or right (including any interest in any Owned IP or commercial contract to which a Target Company is a party) held by another Target Company or Exezars at Closing, or derived from any such asset or right; (vi) all Taxes of any other Person for which Purchaser or any of its Affiliates (including the Target Companies) is liable as transferee or successor of any Seller; (vii) all Taxes imposed on the Purchaser’s Group (including, for the avoidance of doubt, the Target Companies) as a result of any breach by the Sellers of any covenant or agreement of Seller contained in this Agreement related to Taxes or Tax matters that explicitly contemplates performance after the Closing; (viii) all Taxes for which Seller is responsible under Article 37; (ix) all Taxes resulting from the Pre-Closing Reorganizations referred to in Schedule 6.3 and from Phase 1 and Phase 2 of the Specific Reorganization referred to in Schedule E, or any other relocation of employees and their family members or partners from Iponweb Russia to other Target Companies or members of the Purchaser’s Group before or after Closing (including, for the avoidance of doubt, all Taxes allocable to a permanent establishment, branch, agency or dependent agent of a Target Company situated outside the State in which such Target Company is incorporated existing at the time of Closing, including any Taxes arising from but not limited to (a) relocation related expenses reimbursements and payments to employees; and (b) the winding up or discontinuance of (i) said permanent establishment, branch, agency or dependent agent, or (ii) Iponweb Russia after Closing), irrespective whether, for the avoidance of doubt, such Taxes become payable before or

64 after Closing or in respect of a Pre-Closing Tax Period or of a Post-Closing Tax Period; (x) all Taxes incurred by the Purchaser or its Affiliates after Closing and allocable to or in connection with a permanent establishment of the Purchaser or any of its Affiliates in Russia arising from the Transitional Services Agreement and/or the Technical Services Agreement; (xi) all Taxes incurred by the Purchaser or any of its Affiliates incorporated in France pursuant to Article 209 B of the French tax code (code général des impôts) or any successor provision or controlled foreign company legislation in respect of the income accrued or deemed accrued by the Target Companies for the period ended December 31, 2022; (xii) all costs (including Taxes) incurred by the Purchaser and its Affiliates after Closing (including, inter alia for the avoidance of doubt, Taxes arising by virtue of Article 209 B of the French tax code (code général des impôts) in connection with the transfer of the business and assets of the Target Companies incorporated in Switzerland to the Purchaser or Affiliates of the Purchaser and the subsequent winding-up or liquidation of said Target Companies; (xiii) any Taxes related to (i) any Tax Period ending on or prior to the date of the Closing, or (ii) the pre-Closing portion of any Straddle Period, in each case resulting from or adjusted in any ongoing Tax audit regarding any member of the Purchaser’s Group; (xiv) all Taxes resulting from share options / benefits granted / promised to employees in periods prior to and including Closing, irrespective of whether they are executed, settled or waived before or after Closing and whether any such Taxes arise before or after Closing; and (xv) the loss, unavailability, nullification, disallowance reduction or withdrawal of any relief, loss, allowance or credit in respect of Tax, any deduction or set-off in computing income, profits or gains for the purposes of any Tax or any right to repayment or refund of any Tax that is treated as an asset or otherwise taken into account computing a provision for Tax in the calculation of the Purchase Price. 18.3.2 For the purpose of Article 18.3.1, Losses shall not include any amounts: (i) to the extent of any specific provision or specific reserve made in the Post- Closing Statement to cover any such Losses, to the extent they have reduced the amount of the Closing Purchase Price. For the avoidance of doubt, where the amount of Losses exceeds the specific provision or specific reserve, this clause will not apply to the excess amount; (ii) to the extent they were paid or discharged on or before Closing; (iii) to the extent they arise or are increased as a result only of any change in the law of Tax (other than a change targeted specifically at countering a Tax avoidance scheme or arrangement) announced and coming into force after Closing, or the withdrawal after Closing of any extra-statutory concession or published practice previously made by a Tax Authority; or (iv) to the extent of any compensation received by the Purchaser for the same Losses under any other provision of this Agreement. 18.3.3 Other than any Tax allocated to the Sellers under Article 18.3.1, the Purchaser shall be liable for, and agrees to indemnify and hold harmless the Sellers for any Losses arising, directly or indirectly, from or in connection with:

65 (i) all Taxes of the Purchaser or any other member of the Purchaser’s Group (other than the Target Companies or any successor to the Target Companies) whenever arising; (ii) all Taxes of the Target Companies or with respect to the Transferred Assets for Tax Periods beginning after the Closing; and (iii) all Taxes of the Target Companies or with respect to the Transferred Assets that are allocable to the post-Closing portion of any Straddle Period (such amount determined in accordance with Article 18.2.3). 18.3.4 Any amount owed under this Article 18.3 shall be due and payable ten (10) Business Days after the Party responsible for the payment of such amount has been notified by the other Party about the payment obligation and the payment date, together with the underlying Tax assessment (if any), or, if later, five (5) Business Days before the Tax in question must be paid in order to avoid a liability to interest or penalties for late payment. 18.3.5 For the avoidance of doubt, all claims of the Purchaser with respect to Taxes shall be subject to this Article 18.3 and shall not be subject to Articles 13, 14, 15 and 16 and the right of the Purchaser to make any such claims shall not be affected by anything disclosed in the Disclosure Schedule or otherwise. Claims under this Article 18.3 shall not become time-barred prior to, and the Tax Warranties shall in each case survive until, six (6) months after the respective underlying Tax assessment has become final, binding and unchangeable. For the avoidance of doubt, the claims under this Article 18.3 shall not be subject to any monetary cap other than the amount of the Initial Base Purchase Price, or to any other limitation. 18.3.6 Any indemnification due by the Sellers hereunder and any payment made by the Sellers to the Purchaser (and/or, at the Purchaser’s sole discretion, any member(s) of the Purchaser’s Group as directed by the Purchaser) under this Article 18.3, shall have, for all purposes, including tax, accounting and financial reporting purposes, to the fullest extent permitted by applicable Law, the nature of a reduction of the Cash Consideration and, consequently, the Purchase Price (and, as applicable, of the portion of the Purchase Price paid under the relevant Local Agreement(s)) and be treated accordingly by the Parties (and, as applicable, the parties to the relevant Local Agreement(s)), provided that the amount payable by the Sellers to any person other than the Purchaser shall not be greater than if they had made a payment to the Purchaser. 19. Tax Audits 19.1 The Purchaser and the Target Companies, on the one hand, and the Sellers, on the other hand, shall promptly notify each other upon receipt by such party of written notice of any inquiries, claims, assessments, audits or similar events (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”) with respect to Taxes relating to the Target Companies or the Transferred Assets for a Pre-Closing Tax Period. Any failure to so notify the other party of any Tax Matter shall not relieve such other party of any liability with respect to such Tax Matters except to the extent such party was actually and materially prejudiced as a result thereof. 19.2 The Sellers shall have at their sole cost and expense control of the conduct of all Tax Matters that relate exclusively to a Pre-Closing Tax Period, provided, however, that: 19.2.1 the Sellers shall have first notified the Purchaser in writing of the Seller’s intention to do so and shall keep the Purchaser reasonably informed of the progress of any such Tax Matter and consult in good faith with the Purchaser with respect to any material issue relating to such Tax Matter; 19.2.2 the Purchaser shall have the right to participate (at its sole cost and expense) in the conduct of any Tax Matters at all administrative, appellate and other dispute resolutions stages;

66 19.2.3 the Sellers shall provide or forward all material written communications from the relevant Tax Authority to the Purchaser and offer the Purchaser an opportunity to comment on any such written materials in connection with such Tax Matter prior to such materials being furnished or submitted and shall consider any such comments in good faith; 19.2.4 the Sellers shall offer the Purchaser an opportunity to participate in any phone conversations or meetings with the relevant Tax Authority; and 19.2.5 the Sellers shall not effect any such settlement or compromise with respect to which the Purchaser is reasonably expected to be liable without obtaining the Purchaser’s prior written consent thereto, which shall not be unreasonably withheld or delayed. 19.3 In the case of any Tax Matter relating to any Target Company or any Transferred Asset for any Straddle Period: 19.3.1 to the extent possible, control of such Tax Matter will be separated by time or issues into pre-Closing (or Sellers) periods/issues and post-Closing (or Purchaser) periods/issues with the Sellers controlling pre-Closing and the Purchaser controlling post-Closing; and the Party so in control shall employ counsel of its choice at its expense, and otherwise control at its own cost and expense the conduct of its portion of such Tax Matter (including any settlement or other disposition of such portion of such Tax Matter); provided that the Party in control shall keep the other Party reasonably informed regarding such Tax Matter and if settlement or disposition of such matter could reasonably be expected to have a significant adverse effect on the Tax liability of the other Party or any of its Affiliates, such Party shall not settle or dispose of its portion of such Tax Matter without the prior written consent of the other Party (not to be unreasonably withheld); and 19.3.2 with respect to any portion of the Tax Matter that cannot be so separated by time or issues, the Purchaser shall, at its election, have the right to represent the Target Companies in any such audit and the Party representing the Target Company in such Tax Matter shall employ counsel of its choice at its expense, and otherwise control at its own cost and expense the conduct of such Tax Matter (including any settlement or other disposition of such Tax Matter); provided that the other Party shall be entitled to participate in all aspects of such audit, including being provided (x) copies of all correspondence or other documents received from the applicable Tax Authority promptly upon receipt by the Party controlling the audit, (y) draft copies of all correspondence or other documents proposed to be submitted to the applicable Tax Authority (or tribunal) at least five (5) Business Days prior to submission (and the Parties shall cooperate in good faith to reflect any reasonable comments provided by such other Party) and final copies of what was submitted promptly upon submission, and (z) the right to participate in all material telephone calls, meetings or hearings with the Tax Authority (or tribunal), and such Tax Matter shall not be settled or disposed of without the prior written consent of such other Party (not to be unreasonably withheld). 19.4 The Purchaser and the Target Companies shall have the right to control at their own cost and expense the conduct of any other Tax Matter in their sole discretion with respect to any other Tax matter not covered in Articles 19.1, 19.2, or 19.3. 20. Tax Cooperation; Amendments to Tax Returns 20.1 The Sellers and the Purchaser agree to cooperate in good faith and furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Target Companies, as is reasonably requested for the preparation and filing of any Tax Returns, for the preparation for, and for the prosecution or defense of, any Tax audit, or otherwise in connection with complying with its obligations under this Agreement relating to Taxes, including executing and delivering such documents as are reasonably requested.

67 20.2 Any information obtained under this Article 20 shall be kept confidential except (i) as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting a Tax audit or (ii) with the prior written consent of the Sellers or the Purchaser, as the case may be. 20.3 The Sellers and the Purchaser agree to, and after the Closing the Purchaser shall cause the Target Companies to (i) retain all books and records with respect to Tax matters pertinent to each of the Target Companies until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, allow the requesting party to take possession of such books and records. 20.4 The Purchaser and the Sellers shall reasonably cooperate to make any Tax elections that the Purchaser determines to be necessary and desirable and shall reasonably request. 20.5 The Purchaser shall have the right, from and after the Closing, to take such actions as it deems reasonably necessary in good faith to cause the Target Companies to be in compliance with all Tax Laws, including, without limitation, to filing or amending any Tax Returns that it determines in reasonable good faith should be amended to comply with applicable Law; provided that the Purchaser has first consulted with the Founder regarding such actions, keeps the Founder fully informed of such actions, allows the Founder and his tax advisors to attend material discussions and meetings regarding such actions, and, to the extent practicable, takes the Founder’s reasonable and timely representations into account in the management of any such actions. Any Taxes, penalties and other costs resulting from such actions that relate to any Pre-Closing Tax Period shall be subject to Article 18.3. 21. VAT 21.1 Notwithstanding any other provision of this Agreement (save for any provision which expressly provides for the contrary), all sums payable under or pursuant to this Agreement are exclusive of any VAT. Accordingly the recipient of a supply for VAT purposes made under this Agreement shall, subject to receipt of a valid VAT invoice, pay to the supplier such amount as equals the VAT on such supply (to the extent VAT is chargeable on such supply, otherwise than by way of reverse charge). 21.2 The Shares Seller shall not elect to subject the sale of any of the Shares to VAT. 22. Withholdings, Deductions and Taxes on Receipts 22.1 All sums payable under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as may be required by Law. Notwithstanding any other provision of this Agreement, if any deductions or withholdings are required under applicable Laws, the party making the payment shall (except in the case of interest) be obliged to pay to the other party such additional sum as will, after such deduction or withholding has been made, leave the other party with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding, provided that no such additional sum shall be payable in respect of any payment under Section I and that any deduction or withholding on account of Tax required by Law made from a payment under such Section I shall be treated for all purposes under this Agreement as having been paid to the person in respect of whom such deduction and withholding was made. 22.2 If any sum paid under this Agreement (other than any payment under Section I) is subject to Tax in the hands of the payee or its Affiliates, the payer shall pay such additional amount as shall ensure that the aggregate amount paid less the Tax payable in respect of such amount shall be the amount that it would have paid if the payment had not been subject to Tax. 22.3 If a sum payable under this Agreement is increased under Article 22.1 or Article 22.2, and the payee determines that a Tax relief attributable to such increased payment has been obtained, utilized and retained by it, then the payee shall repay to the payer such amount as the payee

68 determines will leave it in the same after-tax position (after that repayment) as it would have been in had an increased payment not been required under Article 22.1 or Article 22.2. 22.4 For the avoidance of doubt, in case a payment under Section I was made without deduction or withholding in a first instance and any Tax Authorities subsequently claim such deduction or withholding, the Party having received the payment shall repay the other Party the respective amount. 23. Survival; Conflicts 23.1 The covenants and agreements of the Parties under this Section IV shall survive until six (6) months after the respective underlying Tax assessment has become final, binding and unchangeable. In the event of any conflict or inconsistency between the provisions of this Section IV and any other provision of this Agreement, the provisions of this Section IV shall prevail. 23.2 For the avoidance of doubt, the provisions of Articles 13, 14, 15 and 16 shall not apply to any claim, Loss or indemnification pursuant to this Section IV. SECTION V. POST-CLOSING COVENANTS 24. Wrong-Pocket 24.1.1 If either the Sellers or the Purchaser discover after the Closing Date that any Transferred Asset has not been transferred to the Purchaser but should have been transferred to the Purchaser in accordance with this Agreement, the Assets Seller shall promptly transfer such Transferred Asset to the Purchaser, at the Assets Seller’s own costs. 24.1.2 In particular regarding account receivables, if after the Closing Date any amount is paid by a customer of the Transferred Assets to the Assets Seller pursuant to an agreement pertaining to the Transferred Assets, the Assets Seller shall inform the Purchaser immediately and shall pay to the Purchaser, within ten (10) Business Days after having received such amounts. 24.1.3 In order to prevent any misallocated payment, the Assets Seller agrees and undertakes to inform the customers of the Transferred Assets and to give them the contact details of the new beneficiary of the payments within ten (10) Business Days as from the Closing Date. 24.1.4 The Parties shall use their best efforts to structure the transfer of any Transferred Asset pursuant to this Article 24 in an equitable manner for both the Purchaser and the Assets Seller, including from legal and Tax perspectives, taking into account the costs and liabilities associated to such transfer. Until the completion of such transfer, the Assets Seller shall be deemed to hold any such Transferred Asset on trust for the account of the Purchaser. As a consequence, all decisions relating to such Transferred Asset shall be subject to the prior approval of the Purchaser, and the Assets Seller shall transfer the economic benefit (including any proceeds) to the Purchaser and the Purchaser shall assume the economic risk of such Transferred Asset in full (as well as any associated costs). 24.1.5 If either the Sellers or the Purchaser discover after the Closing Date that any property, right or asset not forming part of the Transferred Assets has been transferred to the Purchaser in error, the Purchaser shall transfer (at the Sellers’ cost) such property, right or asset as soon as practicable to the member of the Sellers’ Group nominated by the Sellers' Representative, together with any material benefit or sum accruing to the Purchaser, net of any tax, costs or expenses payable by the Purchaser as a result of holding such property, right or asset since Closing.

69 25. Transfer of the Consideration Stock to the Founder 25.1 No later than three (3) Business Days after the Closing Date: 25.1.1 if the Purchaser has transferred (attribué en paiement) the Consideration Stock to Exezars in accordance with Article 3.1.2, (i) Exezars shall transfer all the Treasury Shares received as Consideration Stock to Iponweb Holding and, within the same three (3) Business Day period, (ii) Iponweb Holding shall transfer all (and not less than all) the Treasury Shares received as Consideration Stock to the Founder; or 25.1.2 if the Purchaser has transferred (attribué en paiement) the Consideration Stock to Iponweb Holding in accordance with Article 3.1.2, Iponweb Holding shall transfer all (and not less than all) the Treasury Shares received as Consideration Stock to the Founder. 25.2 The Founder, the Trustee and Iponweb Holding shall use their best efforts to acquire or buy back prior to Closing the shares of Iponweb Holding held by minority shareholders. If any minority shareholder remains at Iponweb Holding on the third (3rd) Business Day after the Closing Date, (i) the Founder, the Trustee and Iponweb Holding shall use their best efforts to transfer all (and not less than all) the Treasury Shares received as Consideration Stock to the Founder as soon as possible after the Closing Date and (ii) until such time, such Treasury Shares shall be held by Iponweb Holding, which shall be fully bound by the provisions of the Shareholders Agreement. 26. Management Incentives 26.1 Following the Closing Date, the Purchaser shall use its reasonable efforts to establish an incentive pool, including restricted stock units (actions gratuites) issued by the Purchaser pursuant to article L. 225-197-1 et seq. of the French Commercial Code and cash in the aggregate amount up to nineteen million US dollars ($19,000,000), or such higher amount as the Purchaser may determine in its absolute discretion, to be awarded to key employees of the Business selected by the Purchaser. 26.2 Such incentives will be governed by the restricted stock unit plan in effect at the Purchaser, as applicable at the time of the grant, and will be subject to vesting, continued employment, and other conditions determined by the Purchaser. 26.3 As of the Initial Signing Date, the Founder and the Trustee shall not, and shall cause the Target Companies not to, directly or indirectly adopt or announce (or undertake or promise to adopt or announce) without the prior written consent of the Purchaser, any incentive plan, any compensation scheme, any bonus scheme, any profit sharing plan or any similar arrangement, in respect of any employee of a Target Company or any Business Employee, which would accrue rights to the benefit of such persons or remain in force as from the Closing Date. 27. Founder’s Non-Compete and Non-Solicitation 27.1 The Founder undertakes that he shall not, and shall cause the Sellers’ Affiliates not to, directly or indirectly, either alone or jointly with or as agent for any other person: 27.1.1 within thirty-six (36) months following the Closing Date carry on or be engaged or otherwise interested in any business which directly competes with the Business or any material part of the Business; 27.1.2 within thirty-six (36) months following the Closing Date solicit, entice away or enter into any new agreement with any customers, agents or markets of the Business to do business with or, as applicable, to change their insurance to any competitive agency; 27.1.3 within thirty-six (36) months following the Closing Date solicit, entice away or enter into any employment or services agreement with any employee who is employed by the Target Companies at the date of such solicitation, enticement or agreement or was employed by the Target Companies in the 12 months preceding such solicitation, enticement or agreement; or

70 27.1.4 within thirty-six (36) months following the Closing Date, use or have recourse to the employees or consultants of Iponweb Russia (including through employment or services agreement) to carry on or be engaged or otherwise interested in any business which directly competes with the Business or any material part of the Business. 27.2 Each of the restrictions contained in this Article 27 is given to the Purchaser and each Target Company. Each such restriction shall be construed as a separate provision of this Agreement. If any restriction is unenforceable but would be valid if reduced in scope or duration the restriction shall apply with the minimum modifications as may be necessary to make it valid and enforceable. The Founder acknowledges that each restriction is no greater than is reasonably necessary to protect the interests of the Purchaser, each Target Company and the other members of Purchaser’s Group. 28. Substance of the Sellers’ Group 28.1 With effect from Closing, until the expiry of all the time limitations set forth in Articles 16.1.1 and 18.3.5, the Founder and the Trustee undertake to the Purchaser (and shall cause their relevant Representatives to undertake) that, unless the strict prior written consent of the Purchaser is obtained no Seller shall be liquidated, dissolved, wound up, struck off, cease to exist or made insolvent, including: 28.1.1 it shall not take (or permit the taking of), and no director or other officer or shareholder of a Seller shall take, any step or action in furtherance of, including not convening or passing any board or shareholders’ meeting for the purpose of considering any resolution for, or filing any petition or making any proposal to petition in any jurisdiction for, or to file documents with any court for, the liquidation, administration (out of court or otherwise), reorganization, dissolution, bankruptcy (or the termination of its corporate status) of the relevant Seller; and 28.1.2 it shall not take (or permit the taking of), and no director or other officer or shareholder of a Seller shall take, any step or action with a view to appointing a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator (whether out of court or otherwise), viscount or similar officer in any jurisdiction with respect to the relevant Seller or all or any of its assets. 28.2 No Circumvention Each of the Founder, the Trustee and the Sellers jointly and severally undertakes to the Purchaser that: 28.2.1 it shall not, and shall not request, assist or encourage in any way any other person to; and 28.2.2 it shall procure that none of its Affiliates or any of its or its Affiliates’ respective general directors, directors, officers, employees or agents shall, and none of them shall request, assist or encourage in any way any other person to, in each case, in any jurisdiction whatsoever, employ, or be entitled or seek to employ, any device or technique or participate in any transaction or arrangement with any person, in each case, that is designed to circumvent or avoid, or has the direct or indirect purpose of circumventing or avoiding, the provisions and restrictions set out in this Agreement and the Founder shall exercise its rights, powers and authorities to procure that each of its Affiliates and each of its and its Affiliates’ respective general directors, directors, officers, employees and agents comply with this Agreement. 28.3 Specific Reorganization 28.3.1 The Founder, the Trustee and the Sellers shall, and shall cause Iponweb Russia and their applicable Representatives, to complete Phase 2 of the Specific Reorganization in accordance with the terms set forth in Schedule E and in compliance with all applicable Laws in effect now or when Phase 2 of the Specific Reorganization is

71 implemented, including but not limited to Customs & Trade Laws, Anti-Bribery, Anti- Money Laundering and Sanctions Laws, Tax Laws and Labor Laws, as promptly as reasonably practicable after the Closing Date. 28.3.2 The Sellers shall provide the Purchaser reasonable time to review and comment on all of the plans and documents (including exhibits and attachments) effecting Phase 2 of the Specific Reorganization, and the Sellers shall incorporate all reasonable comments provided by the Purchaser into such documents. 28.3.3 The Sellers shall pay all costs and expenses relating to the Specific Reorganization (including but not limited to recruitment fees, additional bonuses, monthly allowance, accommodation fees, immigration fees and consultancy fees) which are not reflected in the Cash, Indebtedness or Net Working Capital used for the purposes of determination of the Closing Purchase Price and the Purchase Price Adjustment Amount, provided that the Sellers shall not be required to pay unreasonable travel, accommodation and relocation costs (e.g. first class travel tickets or premium hotels). 28.3.4 The Sellers shall pay or reimburse to the Purchaser (or, at the Purchaser’s discretion, any relevant Affiliate, including the Target Companies) the amount of any accrued and unpaid benefits and liabilities (excluding the LePP Obligations which will be promptly paid following Closing by Exezars or Iponweb Russia where such financial obligation is owed by Exezars or Iponweb Russia respectively or shall be reimbursed by Exezars to the Purchaser where such financial obligation is owed by any Target Company) of any employee of Iponweb Russia or of Exezars upon the transfer of such employee to the Purchaser (or any of its Affiliates, including any Target Company) unless such liabilities have been deducted from the Purchase Price. 28.3.5 The Founder, the Trustee and the Sellers shall, and shall cause Iponweb Russia and their applicable Representatives, not to make any decision to recruit any new staff, or replace any existing staff, of Iponweb Russia for roles which are provided for by Phase 2 of the Specific Reorganization without consulting with the Purchaser before taking any such action. 28.3.6 To the extent practicable, the Purchaser shall not make any decision to recruit new staff for roles which are provided for by Part 1 of Phase 2 of the Specific Reorganization with respect to employees committed to transfer as of the Closing Date without consulting with the Sellers' Representative before incurring such expense. For the avoidance of doubt, nothing in this Article 28.3.6 shall prevent the Purchaser from taking, or not taking, any such action. 28.3.7 Any amounts due by the Founder and the Sellers to the Purchaser and/or its relevant Affiliates (as the case may be) under this Article 28.3 shall be paid by wire transfer of immediately available funds to the bank account designated by the Purchaser or by way of set-off against any undisputed amounts owed by the Purchaser to the Sellers at such time, no later than ten (10) Business Days following such notice. 28.4 No claims against the Target Companies or in relation to the Transferred Assets The Founder, the Trustee and the Sellers shall, and shall cause Iponweb Russia and their Representatives (and the Representatives of Iponweb Russia), not to make or file any claims against the Target Companies or, with respect to the Transferred Assets, against the Assets Seller, in connection with or by virtue of their former affiliation or relationship with the Target Companies or, with respect to the Transferred Assets, including in relation to the implementation of the Specific Reorganization. 28.5 Technical Services Agreement 28.5.1 No termination or amendment The Founder, the Trustee and the Sellers shall, and shall cause Iponweb Russia and their Representatives (and the Representatives of Iponweb Russia) not to amend or

72 terminate, or seek the amendment or termination of, the Technical Services Agreement, without the prior written consent of the Purchaser. 28.5.2 Exclusivity The Founder, the Trustee and the Sellers shall, and shall cause Iponweb Russia and their Representatives (and the Representatives of Iponweb Russia) not to provide to any person (other than the Purchaser and its Affiliates) the services that are the subject of the Technical Services Agreement or similar services. 29. Protection of Contingent Consideration and other matters 29.1 Review Committee 29.1.1 Any one member of the Review Committee may call a meeting at any time to discuss and agree on matters relating to the calculation of Net Revenue, the 2022 Net Revenue Target, the 2023 Net Revenue Target, the Contingent Consideration and / or any Losses which are to be attributed by the Purchaser to the Specific Reorganization for the purpose of the Specific Indemnities to the extent the Contingent Consideration has not been determined at the date of notification of the relevant Loss by the Purchaser and provided that this will not delay or cancel, or more generally affect in any way, the Sellers' undertaking to indemnify any such Losses in any event. The Parties shall act in good faith in respect to any matters to be discussed at meetings of the Review Committee. In case of discrepancy between the provisions of Section III (Indemnification) and the provisions of this Article 29.1, the former shall prevail. 29.1.2 The Review Committee shall draw up a quarterly report on the progress of the: (i) Phase 2 of Specific Reorganization, containing reasonable information regarding progress thereof, including but not limited to updates on the objectives, coming period plans, performance of the number of relocations to plan and relocation costs to approved plan; and (ii) performance towards the achievement of the 2022 Net Revenue Target or 2023 Net Revenue Target (as the case may be), including reasonably detailed information regarding Net Revenue achieved during the last quarter and the progress of plans relating to the achievement of such targets; provided that the Purchaser and the Sellers’ Representative shall discuss and agree in good faith after Closing the level of detail, type and timing of information required to support the foregoing, which shall not require, in respect of paragraph (ii) above, the Purchaser to produce documents or information which are not readily available in the Purchaser Group’s (including the Target Companies’) ordinary course of business or financial reporting. 29.1.3 The Purchaser shall consult on a monthly basis with the Sellers' Representative in relation to any changes to or revised strategy, policies or plans relating to the Specific Reorganization including incentives for employees falling within the Specific Reorganization. Relocation costs in aggregate for an employee greater than USD 200,000 or 12 months’ compensation for the relevant employee will require prior approval of the Sellers' Representative, such approval not to be unreasonably withheld or delayed. 29.1.4 The Review Committee shall discuss in good faith the extent to which the annual incentive packages for financial years 2022 and 2023 (excluding management or retention incentives and LePP Obligations) of Target Company senior management (levels 4, 5, and 6) should incentivize the achievement of: (i) the 2022 Net Revenue Target and the 2023 Net Revenue Target; and

73 (ii) the agreed Phase 2 reorganization objectives for financial years 2022 and 2023, in a cost effective manner in accordance with plans agreed between the Purchaser and Sellers' Representative from time to time. 29.1.5 The Parties may notify each other from time to time of their relevant representative on the Review Committee and of the notice details to which materials should be sent. 29.2 Notification Matters 29.2.1 With effect from Closing, the Purchaser shall: (i) notify the Sellers’ Representative and the Review Committee in advance of its intention to undertake a Notification Matter, where the Purchaser considers in good faith it is appropriate to do so; and/or (ii) where legally permissible, notify the Sellers’ Representative and the Review Committee that it has undertaken a Notification Matter. 29.2.2 Upon receipt of a notice pursuant to Article 29.2.1, any one member of the Review Committee may call a meeting to discuss the Notification Matter. 29.3 Purchaser Undertakings With effect from Closing, the Purchaser covenants that it shall not, and shall procure that each of the Purchaser’s Affiliates shall not, prior to the 2023 Contingent Consideration Release Date, take any action or omit to take any action, the principal intention of which is to frustrate or avoid the obligation of the Purchaser to pay the Contingent Consideration under the terms of this Agreement or reduce the amount thereof. The Purchaser shall act in good faith in connection with its obligations in this Article 29.3, provided that the foregoing shall not be deemed to confer to the Sellers, the Trustee or the Founder any right to prevent or delay the Purchaser (or any of its Affiliates) from undertaking or omitting to take any action. In the event the Purchaser undertakes any material change to the strategic direction of the Business which could reasonably be expected to materially adversely affect the achievement of the 2022 Net Revenue Target or the 2023 Net Revenue Target, the Purchaser and the Sellers’ Representative shall discuss in good faith any appropriate adjustments to be made to any such target or the computation of Net Revenue to account for the relevant change, provided that any such adjustments must be agreed in writing prior to any adjustment to the targets being effective. 29.4 Nothing in this Article 29 shall be read as a requirement for the Purchaser to provide information or documents containing proprietary information or which would violate any applicable Laws, including Laws relating to the use of inside information. SECTION VI. TERMINATION 30. Termination 30.1 This Agreement may only be terminated: 30.1.1 by mutual agreement of the Parties in writing; 30.1.2 by either the Sellers' Representative (on behalf of the Sellers, the Founder and the Trustee) or the Purchaser, pursuant to Article 5.3 or Article 7.3; or 30.1.3 by the Purchaser pursuant to Article 12.5; in each case without the need for a prior notice (“mise en demeure préalable”). 30.2 Reference is made to the exclusion and waiver of certain provisions of the French Civil Code (Code civil) regarding termination of this Agreement as such exclusions and waivers are set out in Article 34 (Variation/Termination).

74 30.3 Effect of Termination In the event of termination of this Agreement, this Agreement shall immediately become null and void and have no further effect, without any liability or obligation on the part of all the Parties, except for this Article 30.3, and Articles 32 to 37 and 39 to 43, which shall survive any termination of this Agreement; provided, however, that no such termination shall relieve any Party hereto from any liability or damages resulting from any prior breach by such Party of any of its obligations set forth in this Agreement. SECTION VII. MISCELLANEOUS PROVISIONS 31. Sellers' Representative 31.1 The Sellers hereby appoint Iponweb Holding as their agent (the “Sellers' Representative”), which hereby accepts such appointment, as its true and lawful agent with full power and authority to act in the name and on behalf of the Sellers with respect to all matters arising, in connection with, or related to, this Agreement and the transactions contemplated herein, and notably to: 31.1.1 represent them vis-à-vis the Purchaser and the Escrow Agent for the purposes of the performance of this Agreement and the Transaction Documents (including the Escrow Agreements); 31.1.2 determine the Provisional Purchase Price, the Purchase Price Adjustment Amount, the Closing Purchase Price, the Provisional Cash Consideration, the Cash Consideration, the Consideration Stock, the Contingent Consideration and the Purchase Price and their allocation among the relevant Sellers; 31.1.3 make or receive payment under this Agreement, it being specified that the Sellers' Representative shall be responsible for the allocation of such payment among the Sellers and the Purchaser shall have no responsibility whatsoever in this respect; 31.1.4 make and receive all communications, notices or statements to or from the Purchaser or, as the case may be, the Escrow Agent, relating to this Agreement or the Escrow Agreements, and to validly serve to the Purchaser or, as the case may be, the Escrow Agent, any notice hereunder; 31.1.5 object to any Claims asserted by the Purchaser and represent the Sellers with respect to such Claims; 31.1.6 consent or agree to amend, modify or waive any provision of this Agreement in accordance with Article 34; 31.1.7 negotiate, sign, execute and deliver to the Purchaser or the Escrow Agent any document, certificate or other instrument required to be delivered to the Purchaser or the Escrow Agent by the Sellers (including those referred to in Article 7.2); and 31.1.8 take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing and more generally for the completion of the transactions contemplated in this Agreement, in each case without having to seek or obtain the consent of any Person under any circumstance, unless such consent is required pursuant to this Agreement. 31.2 Accordingly, the Sellers undertake that (i) any notice received by the Purchaser or the Escrow Agent from the Sellers' Representative shall be deemed to be a notice on behalf of the Sellers and any notice delivered by the Purchaser or the Escrow Agent to the Sellers' Representative shall be deemed to be received by the Sellers, and (ii) any action taken by the Sellers' Representative shall be deemed to have been made on behalf of the Sellers and any action taken by the Purchaser or the Escrow Agent with respect to the Sellers' Representative shall be deemed to have been made with respect to the Sellers.

75 31.3 The foregoing appointment is for administrative convenience only, and it shall not affect the rights and obligations of the Sellers and the Purchaser hereunder. 31.4 The Sellers' Representative shall be irrevocably, unconditionally and exclusively appointed by the Sellers for the term of this Agreement and shall not be revoked by any of them or their respective successors and assigns during such term. 31.5 Any change in the identity of the Sellers' Representative (which can only be a Party to this Agreement) will require the prior written consent of (i) all the Sellers and the new Sellers' Representative, confirming to the Purchaser the appointment of the new Sellers' Representative in the terms of this Article 31 and (ii) the Purchaser. 32. Confidentiality – Announcements 32.1 Confidentiality 32.1.1 Subject to Article 32.2 and Article 32.1.2, each Party shall keep confidential the Confidential Information. 32.1.2 Each Party may disclose such information if and to the extent: (i) required by the Law of any relevant jurisdiction or by any recognized securities exchange or by any regulatory or governmental body; (ii) required in connection with any claim or other Proceeding; (iii) such information is disclosed by the Purchaser on a strictly confidential basis in connection with the Purchaser’s financing or is otherwise disclosed on a strictly confidential basis to any Third Party and its professional advisors, any rating agency, auditors or bankers; (iv) the information has come into the public domain otherwise than through a breach of this Article 32.1 or by a Third Party in breach of its obligations; (v) prior written consent to the disclosure has been given by the Sellers' Representative or the Purchaser as relevant; or (vi) required to enable the Purchaser to enforce its rights or remedies under this Agreement; provided that any such information disclosed pursuant to Article 32.1.2(i) shall be disclosed only after consultation (where legally feasible and practicable) between the Sellers' Representative and the Purchaser. 32.1.3 The confidentiality undertaking set forth in Articles 32.1.1 and 32.1.2 shall remain in force for a period of five (5) years starting from the date of signature of this Agreement. 32.1.4 The Parties agree that the mutual non-disclosure agreement entered into between Iponweb Holding and the Purchaser on February 3, 2021, will be automatically terminated on the Closing Date, subject to the Closing taking place and with effect from the Closing Date. 32.2 Announcements Pending Closing, no press release or announcement in connection with the existence or the subject matter of this Agreement or the Transaction shall be made or issued by or on behalf of the Sellers, the Founder, the Trustee or the Purchaser or any of their respective Affiliates without the prior written approval of the Sellers' Representative and the Purchaser. Any press release relating to the subject matter of this Agreement shall be prepared jointly by the Sellers' Representative and the Purchaser. Notwithstanding the foregoing, this shall not affect any announcement or, as the case may be, circular required by Law or any regulatory body or the

76 rules of any recognized stock exchange on which the shares of the Purchaser or any of its Affiliates are listed. 33. Successors and Assigns 33.1 This Agreement is personal to the Parties. Accordingly, other than as set out in Articles 33.1 and 33.2 below, neither the Purchaser nor the Sellers' Representative may, without the prior written consent of the other Parties, assign the benefit of all or any of its obligations under this Agreement, or any benefit arising under or out of this Agreement. 33.2 The Purchaser shall be entitled, at its sole election, to nominate any of its Affiliates to be named as the transferee of the Shares or the Transferred Assets and to assign or delegate the benefit of its rights and obligations under this Agreement or any Local Agreement to one or more of its Affiliates, provided that the Purchaser remains jointly and severally liable with the relevant Affiliates for all obligations of the Purchaser under this Agreement and any such assignment shall not in any way increase the liability of the Sellers, Founder or Trustee under this Agreement. Any reference to the Purchaser in this Agreement shall then also include any nominees named in accordance with this Article 33.2. 33.3 Any change of trustee of the Trust shall be subject to the condition that, no later than ten (10) Business Days before the effective date of this change (the “Trustee Change Date”), the Founder shall have delivered to the Purchaser (i) a written notification informing the Purchaser of the identity of the new trustee (together with a detailed presentation of the new trustee) and the Trustee Change Date and (ii) an original copy of the act of adherence to this Agreement in the form set out in Schedule 33.3 duly signed by the new trustee. 34. Variations – Waivers 34.1 No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties; and no termination, lapse or variation of this Agreement may be effective unless such termination, lapse or variation is expressly provided for in this Agreement as signed among the Parties hereto or is subsequently agreed in writing and signed by each of the relevant Parties. 34.2 No failure or delay by any Party in exercising any right, power or remedy provided by Law or under this Agreement shall operate as a waiver of that right, power or remedy or of some other right, power or remedy nor shall any partial exercise thereof preclude any further exercise of the same or of some other right, power or remedy. 34.3 Any waiver of any right, power or remedy under this Agreement shall be in writing and may be given subject to such conditions as the grantor may decide. Any such waiver (unless otherwise specified) shall only be a waiver in the particular instance and for the particular purpose for which it was given. 34.4 Each of the Parties hereto expressly and irrevocably waives the following provisions of the French Civil Code (Code civil) which shall not be applicable to this Agreement (nor to any agreement or document entered into by all or some of the Parties hereto in connection with this Agreement, in particular the Local Agreements): (i) articles 1186 and 1187 of the French Civil Code (regarding the right to claim that a contract has lapsed as a result of any other contract contributing to the completion of the transactions contemplated hereunder having terminated, lapsed or being ineffective for any reason whatsoever), (ii) article 1195 of the French Civil Code (regarding the occurrence of unforeseen circumstances referred to in such article and each Party hereto agree to assume any risk which may arise from any of such unforeseeable circumstances), (iii) article 1223 of the French Civil Code (regarding the right for a creditor to accept a partial performance of a contract and claim a corresponding reduction of the price) and (iv) article 1226 of the French Civil Code (regarding the right for a creditor to terminate a contract at its own risks), and accordingly no termination, lapse or variation of this Agreement (or of any agreement or document entered into in connection with this Agreement) shall be permitted on the grounds of such provisions of the French Civil Code.

77 35. Specific Performance The Parties acknowledge and agree that specific performance may be sought under or in connection with this Agreement, that such specific performance, if requested by one Party, would not be regarded as “manifestly disproportionate” under the meaning of article 1221 of the French Civil Code and each Party expressly waives any such defense to contest or dispute the request for specific performance. The Parties further agree that each of them shall be entitled to seek an injunction or any equivalent remedy (mesures conservatoires) to prevent breaches or threatened breaches of this Agreement. 36. Payments 36.1 Save as provided otherwise in this Agreement, wherever in this Agreement provision is made for payment by one Party to another, such payment shall be made in US dollars and be effected by crediting by wire transfer and in immediately available funds the account specified hereunder on or before the due date of payment. 36.2 All sums payable under this Agreement shall be made in full, without any set-off, restriction, counterclaim or condition and free and clear of all deductions or withholdings whatsoever unless required by law. 36.3 The Purchaser may decide, after consultation of the Sellers' Representative, that certain payments to be made by the Purchaser or its Affiliates in US dollars pursuant to this Agreement will be completed in Euros, applying to the Conversion Rate at the Relevant Date. 37. Costs Except as provided in Article 3.2.11, each Party shall bear the costs and expenses (including intermediaries’ fees) incurred by it and its Affiliates (provided that, after Closing the Target Companies shall be deemed to be Affiliates of the Purchaser) in connection with the negotiation, preparation, execution and implementation of this Agreement and the transactions contemplated herein as well as any Taxes required by law to be paid by such Party, provided that the Sellers shall bear all sales (including bulk sales), use, recording, privilege, documentary, real estate, conveyance, excise, license, stamp, transfer or registration Taxes (including any Swiss securities transfer taxes) payable in any jurisdiction arising out of, in connection with, attributable to, or in respect of the transactions contemplated by this Agreement or the performance thereof or any other document or agreement entered into pursuant to this Agreement, including the transfer of the Shares and the Transferred Assets, if any, and shall be responsible for arranging the timely payment of any such Taxes, including fulfilling any administrative or reporting obligation imposed by the relevant jurisdiction in connection with such payment (the “Transfer Taxes”). The Sellers shall, subject to receipt of reasonably satisfactory evidence of payment thereof (or final demand therefor), promptly reimburse the Purchaser (or its Affiliates, as the case may be) for any due or paid Transfer Taxes paid by the Purchaser (or its Affiliates, as the case may be). 38. Cooperation Subject to the terms and conditions herein provided, each Party shall, and shall cause each of their Representatives to, use all reasonable efforts to cooperate with the other Parties and their Representatives to consummate and make effective the transactions contemplated by this Agreement. 39. Notices 39.1 Any notice, claim or other communication under this Agreement shall be in writing and delivered by hand with acknowledgement of receipt, sent by registered post with acknowledgement of receipt, by email (provided that in respect of email transmission the recipient shall have acknowledged receipt of such email transmission), by an established overnight courier providing proof of delivery or notified by a bailiff (huissier de justice), addressed as follows: 39.1.1 in the case of the Purchaser to:

78 Criteo S.A. c/o Chief Legal and Corporate Affairs Officer 32 Rue Blanche 75009 Paris, France Attention: Chief Legal and Corporate Affairs Officer Email: r.damon@criteo.com with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP 68, rue du Faubourg Saint-Honoré, 75008 Paris, France Attention: Arash Attar-Rezvani Email: Arash.Attar@skadden.com 39.1.2 in the case of the Sellers' Representative to: Iponweb Holding Gala Tower, Menandrou 4 1066 Nicosia, Cyprus Attention: Mr. Boris Mouzykantskii Telephone: +357 228 3660 Email: Boris@iponweb.net with a copy to: Fieldfisher LLP Riverbank House, 2 Swan Lane, London EC4R 3TT Attention: Tim Bird Email: tim.bird@fieldfisher.com 39.1.3 in the case of the Founder to: Mr. Boris Mouzykantskii 68 Wynnstay Gardens, London W8 6UU, United Kingdom Telephone: +357 228 3660 Email: Boris@iponweb.net with a copy to: Fieldfisher LLP Riverbank House, 2 Swan Lane, London EC4R 3TT Attention: Tim Bird Email: tim.bird@fieldfisher.com 39.1.4 in the case of the Trustee to:

79 Mr. Ljubisa Bogunovic 2a Cheilonos Street, office 102 THE RIVERSIDE FORUM, P.C. 1101 Nicosia Cyprus Telephone: +357 22 552 759 Email: Ljubisa@isaloserve.com with a copy to: Fieldfisher LLP Riverbank House, 2 Swan Lane, London EC4R 3TT Attention: Tim Bird Email: tim.bird@fieldfisher.com 39.2 All such demand, notice or communication shall be deemed to have been served as follows: 39.2.1 if delivered by hand, on the date of delivery to the recipient (as evidenced by the acknowledgment of receipt); 39.2.2 if sent by registered post with the acknowledgment of receipt, on the date of delivery to the recipient (as evidenced by the acknowledgment of receipt); 39.2.3 if sent by email, on the date of the acknowledgment by the recipient of such email transmission; or 39.2.4 if sent by overnight courier, on the date of delivery to the recipient (as evidenced by the delivery confirmation), it being provided that if delivery occurs after 5 p.m. in the relevant location on a Business Day or at any time on a Saturday, Sunday or holiday, the relevant demand, notice or communication shall be deemed to have been served on the next following Business Day. 39.3 Any Party may change the address to which notices, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth herein. 40. Conflicts with Other Agreements 40.1 In case of any conflict between (a) the terms of this Agreement and (b) any other agreement relating to the Transaction executed between, on the one side, the Founder, the Trustee or any member of the Sellers’ Group (other than the Target Companies) and, on the other side, any member of the Purchaser’s Group (including the Target Companies) (including, for the avoidance of doubt, the Local Agreements), the provisions of this Agreement shall prevail (as among the Parties to this Agreement and as among the Founder, the Trustee or any members of the Sellers’ Group and any members of the Purchaser’s Group), unless (i) such agreement expressly states that it overrides this Agreement in the relevant respect and (ii) the Founder, the Trustee, the Sellers' Representative and the Purchaser are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement in that respect. For the avoidance of doubt, the Parties acknowledge that such other agreement may contain provisions which supplement matters addressed in this Agreement and/or provide further specifics in respect of such matters, as long as such provisions are consistent with the terms of this Agreement. 40.2 Without prejudice to Article 40.1, the Founder, the Trustee, the Sellers and the Purchaser shall not, and shall procure that none of their Affiliates shall, bring any claim against the other Parties or any of their Affiliates in respect of or based upon the Local Agreements. All such claims shall be brought and be subject to the provisions, rights and limitations as set out in this Agreement and no person shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity under or pursuant to any of the Local Agreements.

80 40.3 If there is an adjustment to the payment made to allocate the Purchase Price (in any event, within the limit of the Purchase Price) in accordance with this Agreement which relates to (i) the Shares comprising the issued share capital of any particular Target Company or (ii) the Transferred Assets which are the subject of a Local Agreement, then, if required to implement the adjustment and so far as permissible under the Laws of the relevant jurisdiction, the relevant Seller and the relevant member of the Purchaser’s Group shall enter into a supplemental agreement reflecting such adjustment and the allocation of such adjustment. 41. Entire Agreement This Agreement (including the documents referred to herein, in particular the Local Agreements and the other Transaction Documents) constitutes the entire agreement among the Parties with respect to its subject matter and replaces and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, including the Initial Framework Purchase Agreement, to the extent they relate in any way to the subject matter thereof. 42. Invalidity If any term or provision of this Agreement is held to be invalid or unenforceable, in whole or in part, such term or provision or part thereof shall to that extent be deemed not to form part of this Agreement but the validity and enforceability of the remainder of this Agreement shall not be affected. The Parties shall amend any invalid or unenforceable term or provision to the extent reasonably required to make such provision valid or enforceable and corresponding to the purpose thereof. 43. Governing Law – Dispute 43.1 This Agreement shall be governed by, and construed in all aspects, in accordance with French law, without regard to its conflict of law provisions to the extent they would require application of the laws of another jurisdiction. 43.2 Except as set forth in Article 3.2.10, all disputes arising out of or in connection with this Agreement (a “Dispute”), shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with said Rules. 43.3 The seat of the arbitration shall be Paris, France, and the Proceedings shall be conducted in English. 43.4 Should any Dispute occur and be submitted to arbitration, the parties to such Dispute can continue to exercise their respective rights and fulfil their obligations under this Agreement. This Agreement shall not terminate unless and until the matter has been finally resolved in accordance with Articles 43.1 to 43.3 and the arbitration award rendered specifies that the non- breaching Party shall have the right to terminate this Agreement based on such asserted breach. 43.5 The Parties agree that, in the event any Dispute arises out of or in connection with two or more Local Agreements regarding the same or a similar set of facts, the related Disputes shall be consolidated, at the request of any Party involved in any of such Disputes, into the arbitration proceedings which commenced first. [Remainder of page intentionally left blank]

81 EXECUTION OF THE AGREEMENT In accordance with articles 1366 and 1367 of the French Civil Code, this Agreement shall be signed electronically by each of the authorized representatives of the Parties hereto. The Parties hereto acknowledge and agree that electronic signatures via DocuSign (www.docusign.com), which is compliant with EU eIDAS Regulation (EU) 910/2014, were used for the execution of this Agreement by such signatories. Each Party decides (i) that the electronic signature which it affixes to this Agreement shall have the same legal value as his/her handwritten signature, and (ii) that the technical means used in connection with that signature confer a definite date on this Agreement. Each Party acknowledges that it has received all the information required for the electronic signature of this Agreement and that it has signed this Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into this Agreement. Furthermore, in accordance with the provisions of article 1375 of the French Civil Code, the obligation to deliver an original copy to each of the Parties hereto is not necessary as proof of the commitments and obligations of each Party to this Agreement. The delivery of an electronic copy of this Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to this Agreement. The Shares Seller IPONWEB HOLDING LTD By: /s/ Boris Mouzykantskii Name: Mr. Boris Mouzykantskii Title: Chief Executive Officer In: Cyprus (Nicosia) The Assets Seller EXEZARS LIMITED By: /s/ Boris Mouzykantskii Name: Mr. Boris Mouzykantskii Title: Chief Executive Officer In: Cyprus (Nicosia) The Trustee Mr. Ljubisa Bogunovic in his capacity as trustee of the “IW General Management Trust” /s/ Ljubisa Bogunovic In: Cyprus (Nicosia)

82 The Founder MR. BORIS MOUZYKANTSKII /s/ Boris Mouzykantskii In: Cyprus (Nicosia) The Purchaser CRITEO S.A. By: /s/ Ryan Damon Name: Mr. Ryan Damon Title: Chief Legal and Corporate Affairs Officer In: New York (United States)

83 LIST OF SCHEDULES Schedule A Definitions and Interpretation Schedule B Shareholders Agreement Schedule C Local Agreements Schedule D Accounting Principles and Financial Definitions Schedule E Specific Reorganization Schedule F LePP Obligations Schedule 2.1.2 Allocation of the Base Purchase Price Schedule 2.1.3 Allocation of the Contingent Consideration Schedule 2.2.1 Pre-Closing Notice Schedule 3.1.1(ii) General Escrow Amount Schedule 3.2.2 Form of Post-Closing Statement Schedule 3.4 Contingent Consideration Schedule 5.1.7 Key Contractors Schedule 6.2.1 Ancillary Tax Agreement Schedule 6.2.2 Transitional Services Agreement Schedule 6.2.3 General Escrow Agreement Schedule 6.2.4 Contingent Consideration Escrow Agreement Schedule 6.3 Pre-Closing Reorganizations Schedule 7.1.1 Satisfaction of Conditions Precedent Schedule 7.2.1(v) Directors to Resign from the Target Companies at Closing Schedule 12.1 Disclosure Schedule Schedule 13.2 Specific Indemnities Schedule 17.2 Founder’s Guarantee Schedule 33.3 Act of Adherence

84 SCHEDULE A – DEFINITIONS AND INTERPRETATION 1. Definitions In this Agreement (including the above recitals), in addition to such capitalized terms and expressions as are defined elsewhere in this Agreement, the following capitalized terms and expressions shall have the following meaning: “1843-4 Expert” has the meaning set forth in Article 3.2.8; “2021 Accounts” means the audited consolidated accounts (consisting of a balance sheet, an income statement and a cash flow statement, together with notes and annexes) of Iponweb Holding as of and at December 31, 2021; “2021 Business Accounts” means the audited consolidated accounts (consisting of a balance sheet, an income statement and a cash flow statement, together with notes and annexes) of the Business as of and as at December 31, 2021; “2022 Contingent Consideration” has the meaning set forth in Article 3.4.1; “2022 Contingent Consideration Release Date” has the meaning set forth in Article 4.3.1(ii); “2022 Net Revenue” has the meaning set forth in Schedule 3.4; “2022 Net Revenue Target” has the meaning set forth in Schedule 3.4; “2023 Contingent Consideration” has the meaning set forth in Article 3.4.2; “2023 Contingent Consideration Release Date” has the meaning set forth in Article 4.3.1(iii); “2023 Net Revenue” has the meaning set forth in Schedule 3.4; “2023 Net Revenue Target” has the meaning set forth in Schedule 3.4; “Accounting Principles” means the accounting principles, policies, treatments, practices and categorizations stated in Part A (Accounting Principles) of Schedule D; “Accounts” means the audited consolidated accounts (consisting of a balance sheet, an income statement and a cash flow statement, together with notes and annexes) of Iponweb Holding at the Accounts Date; “Accounts Date” means December 31, 2021; “Accounts Payable” has the meaning set forth in Article 10.28; “Accounts Receivable” has the meaning set forth in Article 10.28; “Additional Disclosures” has the meaning set forth in Article 12.3; “ADSs” means the American Depositary Shares, each representing one ordinary share of the Purchaser;

85 “Affiliate” means, in relation to any person other than an individual, any person that, directly or indirectly through one or more persons (other than individuals), Controls, or is Controlled by, or is under common Control with, such person; “Agreement” has the meaning set forth in the recitals; “Alternate Transaction” has the meaning set forth in Article 6.9.1(i); “Ancillary Tax Agreement” means the agreement relating to tax attached as Schedule 6.2.1; “Anti-Bribery Law” means, in respect of any person, the applicable Laws relating to, or in connection with, the fight against bribery and influence peddling including, without limitation, (i) the US Foreign Corrupt Practices Act of 1977 (as amended), (ii) the UK Bribery Act 2010, (iii) French criminal laws as amended by the Law no. 2016-1691 on transparency, fighting corruption and modernizing economic life (so- called “loi Sapin II”), (iv) the anti-bribery legislation promulgated by the European Union and implemented by its member states, (v) the legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and more generally (vi) any other applicable anti-corruption Laws, regulations, or ordinances; “Anti-Money Laundering Laws” means applicable laws, regulations and codes of practice concerning or relating to money laundering or terrorism financing, including, without limitation, (i) the EU Anti- Money Laundering Directives and any laws, decrees, administrative orders, circulars or instructions implementing or interpreting the same, (ii) the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended by the USA PATRIOT Act, the Money Laundering Control Act of 1986 and other legislation and implementing regulations, which legislative framework is commonly referred to as the “Bank Secrecy Act,” and (iii) all French legal and regulatory provisions relating to the fight against money laundering, in particular those contained in Book III, Title II “Des autres atteintes aux biens” of the French Criminal Code (Code pénal), and relating to the fight against the financing of terrorism, in particular those contained in Book IV, Title II “Du Terrorisme” of the Criminal Code; “Antitrust Clearances” means the FAS Approval and expiration or termination of the applicable waiting period under the HSR Act; “Antitrust Filing” has the meaning set forth in Article 5.2.1; “Asset Purchase Agreement” means the Local Agreement entitled “Local Asset Purchase Agreement” to be entered into at Closing between Exezars and the Purchaser (or a Purchaser’s Affiliate); “Assets Seller” has the meaning set forth in the presentation of the Parties; “ATA Amount” has the meaning set forth in Article 3.1.1(iv);

86 “Base Cash Consideration” has the meaning set forth in Article 2.1.1(ii)(a); “Base Purchase Price” has the meaning set forth in Article 2.1.1(i)(a); “BidSwitch Switzerland” has the meaning set forth in the recitals; “BidSwitch Switzerland Shares” has the meaning set forth in Article 1.1; “BidSwitch US” has the meaning set forth in the recitals; “BidSwitch US Shares” has the meaning set forth in Article 1.1; “Business” means (i) the business of the Target Companies as conducted on the Closing Date (except as otherwise expressly indicated), (ii) the Transferred Assets and (iii) the business of Iponweb Russia as conducted on the Call Option Date (except as otherwise expressly indicated); “Business Day” means any day, except Saturday, Sunday or any day on which banks are generally not open for business in France; “Business Employee” means (i) any employee of the Assets Seller who is listed in Schedule 6.3(a) and (ii) any employee of Iponweb Russia or of Exezars who is listed in Annex B of Schedule E, and whose employment is intended to transfer to the Purchaser, its Affiliates or any Target Company on or in connection with the Closing; “Business Employee Benefit Plan” has the meaning set forth in Article 10.17.1; “Business Warranties Liability” as the meaning set forth in Article 13.1.1(iii); “Call Option” means the call option agreement dated December 9, 2021 between the Sellers, the Founder, the Trustee and the Purchaser; “Call Option Date” means December 9, 2021; “Cash” has the meaning set forth in Schedule D; “Cash Consideration” has the meaning set forth in Article 2.1.1(ii)(a); “Cause” has the meaning set forth in the Shareholders’ Agreement; “CCPA” means the California Consumer Privacy Act; “Claim” means any claim made by the Purchaser against the Sellers' Representative pursuant to Article 13.1; “Claim Notice” has the meaning set forth in Article 14.1; “Closing” means the completion of the sale and purchase of the Shares and the Transferred Assets, pursuant to Article 7; “Closing Cash” means the Cash, if any, as at the Closing Date;

87 “Closing Date” has the meaning set forth in Article 7.1.2; “Closing Indebtedness” means the Indebtedness, if any, as at the Closing Date; “Closing Net Working Capital” means the Net Working Capital as at the Closing Date; “Closing Net Working Capital Excess” means the excess, if any, of the Closing Net Working Capital over the Reference Net Working Capital; “Closing Net Working Capital Shortfall” means the excess, if any, of the Reference Net Working Capital over the Closing Net Working Capital; “Closing Payments” has the meaning set forth in Article 3.1.2; “Closing Purchase Price” has the meaning set forth in Article 2.1.1(i); “Closing Purchase Price Excess” means the excess, if any, of the Closing Purchase Price over the Base Purchase Price; “Closing Purchase Price Shortfall” means the excess, if any, of the Base Purchase Price over the Closing Purchase Price; “Conditions Precedent” has the meaning set forth in Article 5.1; “Confidential Information” means (i) in relation to the Confidential Information received by the Purchaser, any information received or held by the Purchaser or any of its Representatives relating to the Sellers or any member of the Sellers’ Group including until Closing, the Target Group, (ii) in relation to the Confidential Information received by the Sellers, the Founder or the Trustee (a) any information received or held by the Sellers, the Founder or the Trustee or any of their Representatives relating to the Purchaser or any member of the Purchaser’s Group and (b) as from Closing, any information relating to the Target Group or the Transferred Assets and (iii) information relating to the provisions of, and negotiations leading to, this Agreement; “Connected Persons” means (i) any Target Company, the Asset Seller or any of their Affiliates, (ii) any current or past directors or corporate officers (mandataires sociaux) of any of the persons referred to in paragraph (i) or (ii) any member of the family (interpreted extensively) or any business partner of any of the persons referred to in paragraph (ii); “Consents” has the meaning set forth in Article 6.6.1; “Consideration Stock” has the meaning set forth in Article 2.1.1(ii)(b); “Consideration Stock Adjustment” means the amount increasing the Base Cash Consideration pursuant to paragraph (y) of Article 2.1.1(ii)(b)(B) or paragraph (y) of Article 2.1.1(ii)(b)(C); “Consideration Stock Cap” has the meaning set forth in Article 2.1.1(ii)(b)(A); “Consideration Stock Notice” has the meaning set forth in Article 2.1.1(ii)(b)(C);

88 “Contingent Consideration” means and amount equal to one hundred million US Dollars (USD 100,000,000) payable in accordance with Article 3.4 and Schedule 3.4; “Contingent Consideration Escrow Account” has the meaning set forth in Article 3.1.1(iii); “Contingent Consideration Escrow Agreement” has the meaning set forth in Article 3.1.1(iii); “Contingent Consideration Escrow Amount” has the meaning set forth in Article 3.1.1(iii); “Contingent Consideration Escrow Holdback Amount” means and amount equal to the lesser of: (i) the Contingent Consideration Escrow Amount and (ii) the Estimated Liabilities, less the amount of the Indemnity Escrow Amount and, as applicable, the Tax Escrow Amount, standing to the credit of the General Escrow Account; “Contingent Consideration Notice” has the meaning set forth in Article 3.4.33.4.2; “Contingent Consideration Objection Notice” has the meaning set forth in Article 3.4.7; “Contracts” means all license and/or supply and/or manufacturing and/or other contracts or arrangements (and any amendment, supplement or variation thereof), outstanding as at the Closing Date, that have been entered into by any Target Company or Assets Seller (in the latter case in relation to the Transferred Assets) with any Third Party, including the Material Contracts; “Control”, “Controlled” or “Controls” means, with respect to the relationship between two or more persons (other than individuals) (i) the ownership, directly or indirectly, of more than 50% of the share capital and voting rights of such person, (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such person through the ownership of voting shares or through powers under a trust either as trustee or settlor of such trust, or (iii) the power to appoint a majority of the members of the board of directors or managers of an entity, and shall include “control” as defined by article L. 233-3 of the French Commercial Code (Code de commerce); and “Controlled” or “Controlling” shall be defined accordingly; “Conversion Rate” has the meaning set forth in Part 2 of Schedule A; “Core Employees” means Boris Mouzykantskii, Joseph Meehan, Barry Adams, Michael Benuhis, Sergei Grigoryev, Stephen Taylor, Scott Neville and Curtis Atkisson; “COVID-19 Legislation” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, and similar non-U.S., state or local stimulus fund programs enacted by a Governmental Authority in connection with or in response to SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations

89 thereof or related or associated epidemics, pandemic or disease outbreaks; “CP Satisfaction Date” means the date on which all Conditions Precedent (except for the Conditions Precedent referred to in Articles 5.1.2, 5.1.3, 5.1.4, and 5.1.5 which shall be satisfied at Closing) are satisfied or waived; “Customs & Trade Laws” means all applicable export, import, customs and trade, and anti-boycott Laws or programs administered, enacted or enforced by any Governmental Authority, including but not limited to: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott laws and regulations administered by the U.S. Departments of Commerce and Treasury; and (c) any other similar export, import, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable to the Seller or Target Companies; “Data Protection Law” means all applicable Laws in any jurisdiction relating to privacy or the processing or protection of personal data which are applicable to the Sellers, the Target Companies, the Transferred Assets or the Business, including (without limitation) the CCPA, GDPR, the UK GDPR and the UK Data Protection Act 2018, and including any predecessor, successor or implementing legislation in respect of the foregoing, and any amendments or re-enactments of the foregoing; “Data Room” means the electronic data room (i) managed by Google Drive between April 7, 2021, and June 10, 2021, and (ii) managed by HighQ between August 27, 2021, and December 1, 2021, at 6 p.m. CET; “Deposit Agreement” means the Amended and Restated Deposit Agreement, dated as of December 28, 2021, as may be amended from time to time, among the Purchaser, The Bank of New York Mellon, a New York banking corporation (herein called the Depositary), and all Owners and Holders (each as defined therein) from time to time of ADSs issued thereunder; “Determined” means a claim which: (i) has been the subject of an enforceable decision (decision exécutoire ayant autorité de la chose jugée) pursuant to Article 43; (ii) has been settled by written agreement between the Purchaser and the relevant Seller (or, as applicable, the Trustee or the Founder); (iii) if applicable, has been agreed or determined under clause 10.1 to clause 10.4 of the Ancillary Tax Agreement or (iv) has been withdrawn by the Purchaser; “Disclosure Bundle” has the meaning set forth in the Disclosure Schedule; “Disclosure Schedule” means the document attached as Schedule 12.1 setting forth information with respect to, and exceptions to, the Representations and Warranties; “Dispute” has the meaning set forth in Article 43.2;

90 “Employee Benefit Plans” means the Business Employee Benefit plans and the Target Company Employee Benefit Plans; “Employment Contracts” means the employment contracts entered into on or before the Call Option Date between the Purchaser or its Affiliates and the Core Employees and effective on the Closing Date (except for Mr. Michael Benuhis and Mr. Sergei Grigoryev which will be signed at Closing) in the form attached as Schedule 7.2.1(xiv); “Encumbrance” means, with respect to any given asset, right or security (including any Share or any Transferred Asset), any security interest that encumbers such asset, right or security, including any mortgage (hypothèque), pledge (gage or nantissement), or preferential right (privilège), real or personal right (droit réel ou personnel), charge, lien, ownership right (démembrement), assignment, title, retention right, easement (servitude), burden, or other restriction or limitation of any kind (including any right to acquire, any call option, put option or any other type of option right, tag-along right, drag along right, preferential right, right of first offer or pre-emption right) or any other arrangement for the purpose of granting or providing any of the above security interest on any asset, right or security whether created by law, by contract or otherwise; “Environmental Laws” means all applicable federal, state or local statutes, laws (including common laws), rules, ordinances, codes, regulations and Orders in effect on the Initial Signing Date and relating to pollution or the indoor or outdoor environment (including ambient air, surface water, groundwater, land surface, subsurface strata or structures), including laws and regulations relating to releases of Hazardous Substances, or otherwise relating to the use, treatment storage, disposal, transportation or handling of Hazardous Substances; “Escrow Accounts” means the General Escrow Account and the Contingent Consideration Escrow Account; “Escrow Agent” means HSBC Continental Europe or one of its Affiliates; “Escrow Agreements” means the General Escrow Agreement and the Contingent Consideration Escrow Agreement; “Escrow Amount” means the General Escrow Amount and the Contingent Consideration Escrow Amount; “Escrow Release Dates” means each of (i) the Indemnity Escrow Release Date; (ii) the 2022 Contingent Payment Release Date; and (iii) the 2023 Contingent Payment Release Date; “Escrow-Secured Liability” means any Fundamental Warranties Liability, any Key Warranties Liability, any Business Warranties Liability, any Specific Indemnity Liability, any liability of the Founder under Article 17.1.1, any liability of the Trustee under Article 17.3.1, or any liability of the Sellers under Section IV of this Agreement or the Ancillary Tax Agreement;

91 “Estimate Notice” has the meaning set forth in Article 4.5.1; “Estimated Liabilities” means the aggregate value of any Outstanding Claims as determined in accordance with Article 4.44.3 and “Estimated Liability” mean the individual value of any Outstanding Claim as determined in accordance with Article 4.44.3; “Exezars” has the meaning set forth in the presentation of the Parties; “Exezars Transferred Assets” has the meaning set forth in Article 1.2; “Expert Accountant” means Finexsi or, if that firm is unable or unwilling to act in any matter referred to them under this Agreement within ten (10) Business Days of its appointment, Ledouble, or, if that firm is unable or unwilling to act in any matter referred to them under this Agreement within ten (10) Business Days of its appointment, the partner of a reputable accounting firm based in Paris to be appointed on the application of the most diligent party by the President of the Tribunal de Commerce de Paris acting in summary proceedings (statuant en la forme des référés) with each of the Parties having the opportunity to be duly heard and whose decision shall be final (sans recours possible); “Export Restricted Person” means any person or entity identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred List; “Fairly Disclosed” means (i) in respect of a matter, fact or circumstance, that it is disclosed in the Disclosure Schedule or in the Disclosure Bundle, in a manner that enables a reasonably competent professional purchaser to make a fair assessment of such matter, fact or circumstance, (ii) the event or fact so disclosed is not of a general or hypothetical nature and (iii) in respect of the Disclosure Bundle only, to the extent that the content is specifically referenced in the Disclosure Schedule against the Representation and Warranty to which it relates (i.e., where information is contained in the Disclosure Bundle only as a result of a requirement to be listed under specific provisions of this Agreement, that information shall not be deemed Fairly Disclosed); “FAS” means the Federal Anti-Monopoly Service of the Russian Federation; “FAS Approval” means the approval with respect to the sale and purchase of the Iponweb Russia Shares issued by the FAS under Federal Law No. 135-FZ “On Protection of Competition”, dated 26 July 2006 (as amended), with such approval being unconditional and free from any obligations, conditions or prescriptions (contractual or otherwise), and such approval remaining in full force and effect; “Financial Definitions” means the financial definitions stated in Part 2 (Financial Definitions) of Schedule D;

92 “Founder” has the meaning set forth in the presentation of the Parties; “Founder Employment Agreement” means the employment agreement entered into by the Founder and Iponweb Labs Cyprus on the date hereof, as amended, supplemented or modified from time to time or any subsequent employment agreement entered into between the Founder and any of the Issuer's Affiliates; “Founder’s Guarantee” has the meaning set forth in Article 17.2.1(i); “Fundamental Warranties” means (i) the representations and warranties of the Founder and the Trustee set out in Articles 9.1 through 9.5, (ii) the representations and warranties of the Sellers set out in Articles 10.1 through 10.6 and in Articles 10.13.2 and 10.13.3; “Fundamental Warranties Liability” as the meaning set forth in Article 13.1.1(i); “GDPR” means the General Data Protection Regulation (Regulation (EU) 2016/679); “General Escrow Account” has the meaning set forth in Article 3.1.1(ii); “General Escrow Agreement” has the meaning set forth in Article 3.1.1(ii); “General Escrow Amount” has the meaning set forth in Article 3.1.1(ii); “Good Reason” has the meaning given to such term in the Shareholders’ Agreement; “Governmental Authority” means any domestic, national, foreign or supranational court or other judicial authority or governmental, administrative, arbitral or regulatory body, department, agency, commission, bureau or other authority (including any industry or other self-regulating body, non- governmental regulatory authority or quasi-governmental authority, or any stock exchange or stock exchange authority); “Group” means, in respect of the Purchaser, the Purchaser and the members of the Purchaser’s Group and, in respect of the Sellers, the Sellers' Representative and the members of the Sellers’ Group; “Guaranteed Obligations” as the meaning set forth in Article 17.2.1(i); “Guarantee Period” has the meaning set forth in the Founder’s Guarantee; “Hazardous Substances” means any material that is regulated, listed or defined as “hazardous substance,” “hazardous waste,” “toxic substance,” “pollutant,” “contaminant” or any other term of similar meaning and regulatory effect under any Environmental Law, including petroleum, asbestos and polychlorinated biphenyls, and any material for which liability is imposed under any Environmental Law;

93 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; “Indebtedness” has the meaning set forth in Schedule D; “Indemnity Escrow Amount” has the meaning set forth in Schedule 3.1.1(ii); “Indemnity Escrow Release Date” means the date which is eighteen (18) months after the Closing Date; “Indemnity Escrow Holdback Amount” means and amount equal to the lesser of: (i) the Indemnity Escrow Amount; or (ii) the Estimated Liabilities; “Independent Statement” means a written statement issued by a senior partner of a law firm of international reputation based in Paris, assisted as the case may be by attorneys of offices of such law firm or other law firms of his or her choosing in each of the relevant jurisdictions (individually or collectively an “Evaluating Attorney”), obtained by the Purchaser (at the Purchaser’s expense), which states that, in respect of any Outstanding Claim, (i) he or she and/or any such Additional Attorneys has been provided with sufficient information relating to such Outstanding Claim to allow him/her/them to sufficiently understand and assess the overall merits of such Outstanding Claim, (ii) in his/her/their reasonable assessment, such Outstanding Claims is not frivolous or vexatious (i.e., manifestement mal fondée, frivole ou dilatoire) and (iii) in his/her/their reasonable assessment, the amount of such Outstanding Claim is reasonable, in accordance with Article 4.3; “Initial Base Purchase Price” means the amount of three hundred fifty million US dollars ($350,000,000.00); “Initial Framework Purchase Agreement” has the meaning set forth in the recitals; “Initial Signing Date” has the meaning set forth in the recitals; “Intellectual Property Rights” means, all intellectual property and proprietary rights of every kind and description throughout every jurisdiction in which such rights have been registered or created, including (i) all rights in patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re- examinations, substitutions, and extensions thereof and inventions, (ii) trademarks, service marks, company names, trade names, logos, get-up, domain names and URLs, websites, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, including moral rights, user interfaces, content, images, graphs, artwork, audiovisual works, author’s rights, work of authorship, neighbouring or related rights, database rights, rights in computer programs (whether in source code, object code, or other form), algorithms and data, technology supporting the foregoing, and all documentation related to any of the foregoing; (iv) trade secrets, rights in confidential information and know-

94 how, rights to sue for passing off and in unfair competition, rights in opposition Proceedings and all other similar intellectual or industrial proprietary rights in any jurisdiction, and (v) any registration of such rights and applications and rights to apply for such registration; “IP Key Warranties Liability” means the Sellers’ liability in respect of any breach or inaccuracy of any of the Representations and Warranties made by the Sellers set forth in Article 10.13, other than Articles 10.13.2 and 10.13.3 which are Fundamental Warranties; “Iponweb Labs Armenia” has the meaning set forth in the recitals; “Iponweb Labs Armenia Shares” has the meaning set forth in Article 1.1; “Iponweb Labs Cyprus” has the meaning set forth in the recitals; “Iponweb Labs Cyprus Shares” has the meaning set forth in Article 1.1; “Iponweb Germany” has the meaning set forth in the recitals; “Iponweb Germany Shares” has the meaning set forth in Article 1.1; “Iponweb Holding” has the meaning set forth in the presentation of the Parties; “Iponweb Parties Liability” means the Sellers’ liability to the Purchaser under Article 13.1, Section IV of this Agreement and/or the Ancillary Tax Agreement and/or the Founder’s liability to the Purchaser under Article 17.1.1 and/or the Trustee’s liability to the Purchaser under Article 17.3.1; “Iponweb Russia” means Iponweb OOO, a limited liability company registered in Russia, whose registered office is at Build. 5, 31 Shabolovka St., Moscow, 115162, whose identification number is 7725781379; “Iponweb Switzerland” has the meaning set forth in the recitals; “Iponweb Switzerland Shares” has the meaning set forth in Article 1.1; “Iponweb UK” has the meaning set forth in the recitals; “Iponweb UK Shares” has the meaning set forth in Article 1.1; “Iponweb US” has the meaning set forth in the recitals; “Iponweb US Shares” has the meaning set forth in Article 1.1; “IRC” means the United States Internal Revenue Code of 1986, as amended; “IT Agreements” means any licenses, sub-licenses, agreements, authorizations and permissions, whether express or implied, oral or in writing, relating to the use, enjoyment and/or exploitation of an IT System, including leasing, hire

95 purchase, maintenance, website hosting, data hosting, software hosting, software as a service, outsourcing, security, disaster recovery and services; “IT System” means any and all computer systems (including hardware and software, including source code) which are owned or used by the Target Companies or owned or used by the Assets Seller in connection with the Transferred Assets; “Key Contractors” means the Third Parties identified in column A of Schedule 5.1.7; “Key Contracts” means the contracts with Key Contractors identified in column B of Schedule 5.1.7; “Key Warranties” means the representation and warranties of the Sellers set forth in Articles 10.13 (other than those set out in Articles 10.13.2 and 10.13.3, which are Fundamental Warranties), 10.14, 10.15, 10.17 and 10.18; “Key Warranties Liability” as the meaning set forth in Article 13.1.1(ii); “Labor Laws” means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, employee rights, termination of employment, employee classification, background checks, employment discrimination and harassment, wages, hours, meal and rest periods, accrual and payment of vacation pay and paid time off, or occupational safety and health insurance and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority; “Law” means, in respect of any person, any mandatory law or regulation of any Governmental Authority, which is in force and binding upon such person (including for the avoidance of doubt any Tax Law, Sanctions Law, Anti-Bribery Law or any Anti-Money-Laundering Law); “Leased Real Property” has the meaning set forth in Article 10.11.2; “LePP Obligations” means those financial obligations owed by Exezars, Iponweb Russia, or any Target Company at Closing to those employees set out in Schedule F; “Local Agreements” has the meaning set forth in Article 6.2.4; “Longstop Date” means the date which falls the second Business Day following the date of this Agreement unless otherwise agreed in writing between the Parties; “Loss” means any damage, loss, deficiency or liability, including attorneys’ and other advisors’ reasonable fees and expenses, as well as Taxes, expert and court fees and expenses, any fine, awards, judgments, interests or penalties, directly suffered or incurred; provided, that Loss shall not include any punitive damages or any indirect or unpredictable (imprévisible) damages;

96 “Major Decisions” means those decisions for which a consent of the Purchaser is required pursuant to Article 6.1.1(xxvii); “Management Accounts” means the management accounts of the Business, each of which shall include, (i) on a monthly basis and on a year- to-date basis, a profit and loss statement, and (ii) a balance sheet as at the end of the previous month; “Material Adverse Effect” means any effect, change, event, occurrence, development or circumstance (any such item an “Effect”) that, individually or in the aggregate with all other Effects, (a) has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), on properties, assets, liabilities or operations or results of operations of the Target Companies and the Transferred Assets, taken as a whole or (b) would or would reasonably be expected to prevent or materially delay or materially impair the consummation of the Transaction by the Sellers; provided, however, that, in the case of clause (a) only, in no event shall any Effect arising out of or resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (i) general economic, financial, credit, or capital market conditions, (ii) conditions generally affecting the industry in which the Target Companies operate and the Transferred Assets are operated, (iii) any change in Law or in accounting requirements or principles required by IFRS, (iv) any epidemics, pandemics (including COVID-19), acts of terrorism, war, or natural disasters or the escalation or worsening of any of the occurrences or conditions referred to in this clause (iv), (v) the announcement of this Agreement and the Transaction or the pendency, performance or consummation of the Transaction (provided that the exception in this clause (v) shall not apply with respect to any representation or warranty that is intended to address the consequences of the announcement of this Agreement or the pendency, performance or consummation of the Transaction), (vi) any failure to meet any internal or published financial projections, forecasts or guidance (provided that, except as otherwise provided in this definition, the underlying causes of such failure referred to in this clause (vi) may be considered in determining whether there is a Material Adverse Effect); provided, however, that any Effect resulting from or arising out of the exceptions set forth in clauses (i), (ii), (iii), (iv) and (vi) may be taken into consideration in determining whether a Material Adverse Effect has occurred to the extent that such Effect has a disproportionate impact on the Target Companies and the Transferred Assets, taken as a whole, compared to other persons or companies that operate in the industry and geographic markets in which the Targets Companies operate and the Transferred Assets are operated. “Material Contracts” means any contract, agreement, license, instrument, note, commitment, arrangement or undertaking (whether written or oral) that have been entered into or made by any Target

97 Company, or by the Assets Seller in relation to the Transferred Assets, with any Third Party which: (i) involves an annual payment by a Target Company or the Assets Seller, in relation to the Transferred Assets, in excess of $250,000; (ii) has been entered into between Connected Persons; (iii) provides a guarantee or indemnity to a Third Party, other than customary guarantees or indemnities provided in connection with the sale of products or services in the Ordinary Course of Business, or involves the assumption of any Tax, environmental or any other liability of any person; (iv) grants any Target Company or the Assets Seller a license to Intellectual Property Rights from a Third Party (other than licenses for non-customized software that: (1) is licensed solely in executable or object code form or as a hosted subscription service pursuant to a nonexclusive software license, (2) is not incorporated into, or used directly in the distribution of, any products or services of any Target Company or Assets Seller, (3) is generally available to the public pursuant to standard end-user licenses, and (4) has an annual license fee of $250,000 or less per year); (v) grants a Third Party any right or license to any Owned IP (other than the customer agreements entered into in the Ordinary Course of Business on the standard forms that have been made available to Purchaser); (vi) restricts the right of any Target Company or Assets Seller to use, license or otherwise exploit any Intellectual Property Rights in any manner or terms (including pricing), including co-existence agreements and covenants not to sue, or under which the Business is restricted from selling, licensing or otherwise distributing any of its technology, products or other assets or from providing services, in any geographic area, during any period of time or any segment of the market; (vii) involves the disclosure to a Third Party of any source code (or a portion thereof) developed, owned or exclusively used by the Business; (viii) is a data center, hosting or software repository agreement; (ix) limits the ability of any Target Company (or after the Closing, the Purchaser or any of its Affiliates), or of the Assets Seller in relation to the Transferred Assets, to compete in any line of business or with any person, in any geographic area or during any

98 period of time, or grants an exclusivity to any Third Party; (x) contains any “most favored nations” terms and conditions (including with respect to pricing) or any similar undertaking to the benefit of a Third Party; (xi) granting any right of first refusal, right of first offer, rights of negotiation or similar rights; (xii) (1) involves an annual payment or indebtedness by or to a Target Company (or the Assets Seller, in relation to the Transferred Assets) in excess of $250,000 or (2) if it does not involve any annual payment or indebtedness, (A) is material to the Business as presently conducted or (B) contains change of control, early termination, acceleration, right to apply a penalty, right to renegotiate terms and conditions, or similar provisions that might legally be triggered by the transactions contemplated under this Agreement; (xiii) is a contract to purchase, sell, lease, license or sublease real property; (xiv) relates to the settlement of any Proceeding involving an amount in excess of four hundred thousand US dollars ($400,000) and has not been performed in full; (xv) has been entered into outside the Ordinary Course of Business of the Target Companies (or the Assets Seller in relation to the Transferred Assets); (xvi) involves any partnership, strategic alliance, joint venture or similar arrangement by a Target Company (or the Assets Seller in relation to the Transferred Assets) with any Third Party; (xvii) evidences a capital expenditure in excess of $175,000; (xviii) provides for indemnification (or reimbursement or advancement of legal fees or expenses) of any current or former officer, director or employee of any Target Company; (xix) contains a standstill or similar obligation of any Target Company to a Third Party or of a Third Party to any Target Company that does not terminate in accordance with its terms in connection with the execution of this Agreement; (xx) (A) requires or permits any Target Company (or any successor), or an acquirer of any Target Company, to make any payment to another Third Party as a result of a change of control of the Target Company, (B) gives another Third Party a right to receive or elect to receive such payment or (C) is subject to

99 modification or termination as a result of a change of control of any Target Company; (xxi) is with any Governmental Authority; (xxii) would prohibit or materially delay the consummation of Transaction or otherwise materially impair the ability of the Sellers to perform their obligations hereunder; (xxiii) relates to the acquisition or disposition of any business, a material amount of stock or assets of any other person or any real property (whether by merger, sale of stock, sale of assets or otherwise) or relates to any acquisition or disposition that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations); or (xxiv) is an employment agreement or a Contract with an independent contractor or a consultant (or similar arrangements) to which a Target Company is a party and which is not cancellable without material penalty or without more than ninety (90) days’ notice. (xxv) any agreements entered into in connection with the Specific Reorganization; “Net Revenue” has the meaning set forth in Schedule 3.4; “Net Working Capital” has the meaning set forth in Schedule D; “Non-Transferring Intra- Group Agreements” means all contracts and agreements, whether formalized or memorialized in writing or not, entered into between (i) the Founder, the Trustee, any member of the Sellers’ Group (other than the Target Companies) or any related party referred to in paragraph (x) of Article 6.1.1(xix), on the one hand, and (ii) any Target Company, excluding any such contracts and agreements that are Transferred Assets and unless otherwise set forth in the Disclosure Letter; “Notification Matters” means any or all of: (i) a material change to the Business which could reasonably be expected to adversely affect the future Net Revenue of the Business; (ii) a material variation to the duties of any Core Employee; (iii) moving a Core Employee within the Purchaser’s Group so that they no longer devote substantially all of their time to matters related to the Business; and/or (iv) the dismissal or termination of service of any Core Employee;

100 “Open Source Materials” means software or other material that is licensed pursuant to: (A) any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses; or (B) any license under which software or other materials are distributed or licensed as “free software,” “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), Mozilla Public License (MPL), Server Side Public License (SSPL), Redis Source Available License Agreement, any “sharealike” Creative Commons licenses (such as CC-BY-SA 4.0), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL), and the Apache License). “Order” means any order, injunction, judgment or arbitration award of any Governmental Authority; “Ordinary Course of Business” means the management by the Sellers’ Group of the Target Group in the normal course of business and consistent with past practices; “Other Key Warranties Liability” means the Sellers’ liability in respect of any breach or inaccuracy of any of the Key Warranties other than the Key Warranties set forth in Article 10.13; “Outstanding Claims” means any claim pursuant to Articles 13.1, 17.1.1, 17.3.1, Section IV of this Agreement and/or the Ancillary Tax Agreement that has been notified to the Sellers' Representative (or, as appropriate, the Founder or the Trustee) in accordance with this Agreement and that has not been Determined prior to the Indemnity Escrow Release Date, December 31, 2022 with respect to the release of the 2022 Contingent Consideration or December 31, 2023 with respect to the release of the 2023 Contingent Consideration (as applicable); “Owned IP” means all of the Intellectual Property Rights owned or purported to be owned by the Sellers; for the avoidance of doubt, all material software developed by or on behalf of the Target Companies or Iponweb Russia and all Registered IP is deemed “Owned IP”; “Owned Real Property” has the meaning set forth in Article 10.11.1; “Party” has the meaning set forth in the presentation of the Parties; “Payment Account Details” means, in relation to any payment to be made under or pursuant to this Agreement, the name, account number, sort code, account location and/or other details specified by the payee and necessary to effect payment to the payee; “Permits” means all material licenses, permissions and authorizations and consents required by Laws and granted by any Governmental Authority which are required for the conduct of the Business as currently conducted as of the Closing Date;

101 “Person” means any individual or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, trust, organization, business or government or any governmental agency or political subdivision thereof; “Phase 1 of the Specific Reorganization” means any action, decision or transaction in relation to the Business and/or the Target Companies, which were implemented between February 25, 2022 and the Closing Date in connection with, or as a result of, any Sanctions Laws or other Laws, including the transfer of employees of Iponweb Russia listed in Annex A of Schedule E to the Target Companies; “Phase 2 of the Specific Reorganization” means any action, decision or transaction in relation to the Business and/or the Target Companies, which have to be implemented after the Closing Date including as a result of any Sanctions Laws or other Laws, and including (i) the transfer of, or signing of binding commitment letters to transfer by, employees of Iponweb Russia and of Exezars (including those listed in Annex B of Schedule E) to the Purchaser or its Affiliates (including the Target Companies) and (ii) the implementation of a recruitment plan at the level of the Target Companies to replace the employees of Iponweb Russia or of Exezars that are not transferred in the context of the Specific Reorganization; “Post-Closing Statement” has the meaning set forth in Article 3.2.1; “Post-Closing Tax Period” means any taxable period beginning immediately after the Closing Date and the portion of any Straddle Period beginning after the Closing Date; “Pre-Closing Notice” has the meaning set forth in Article 2.2.1; “Pre-Closing Period” has the meaning set forth in Article 6.1.1; “Pre-Closing Reorganizations” means the transactions or actions set forth in Schedule 6.3; “Pre-Closing Reorganizations Indemnity” has the meaning set forth in Schedule 13.2(i); “Pre-Closing Tax Period” means any Tax Period ending on or prior to the Closing Date and the portion of any Straddle Period up to and including the Closing Date; “Priority Order” means the priority order set forth, as applicable, in Articles 15.1.1 to 15.1.3, Articles 15.2.1 and 15.2.2, or Articles 15.3.1 to 15.3.3; “Proceedings” means any action, suit, litigation, prosecutions, arbitrations, audits, demands, claims, hearings, inquiries, examinations, investigations or other proceedings (including any civil, criminal, administrative, investigative or appellate proceeding), in each case, conducted or brought by or before, or otherwise involving, any court, Governmental Authority or arbitral body;

102 “Provisional Cash Consideration” has the meaning set forth in Article 2.2.1(iii); “Provisional Cash” means the Cash as at the Closing Date as estimated in good faith by the Sellers' Representative; “Provisional Indebtedness” means the Indebtedness as at the Closing Date as estimated in good faith by the Sellers' Representative; “Provisional Net Working Capital” means the Net Working Capital as at the Closing Date as estimated in good faith by the Sellers' Representative; “Provisional Net Working Capital Excess” means the excess, if any, of the Provisional Net Working Capital over the Reference Net Working Capital; “Provisional Net Working Capital Shortfall” means the excess, if any, of the Reference Net Working Capital over the Provisional Net Working Capital; “Provisional Purchase Price” has the meaning set forth in Article 2.2.1(ii); “Provisional Purchase Price Excess” means the excess, if any, of the Provisional Purchase Price over the Base Purchase Price; “Provisional Purchase Price Shortfall” means the excess, if any, of the Base Purchase Price over the Provisional Purchase Price; “Provisional Transaction Costs” means the Transaction Costs as at the Closing Date as estimated in good faith by the Sellers' Representative; “Purchase Price” has the meaning set forth in Article 2.1.1; “Purchase Price Adjustment Amount” has the meaning set forth in Article 3.2.1(iv); “Purchaser” has the meaning set forth in the presentation of the Parties; “Purchaser’s Group” means the Purchaser and its subsidiaries (including the Target Companies as from Closing); “Real Property Leases” has the meaning set forth in Article 10.11.2; “Reference Net Working Capital” has the meaning set forth in Schedule D; “Reform” has the meaning set forth in Article 17.2.5; “Registered IP” has the meaning set forth in Article 10.13.1; “Related Persons” means (i) any member of the Founder’s family (interpreted extensively), (ii) any business partner of the Founder or its Affiliates or (iii) any Person in which the Founder is directly or indirectly interested; “Relevant Date” has the meaning set forth in Part 2 of Schedule A; “Representations and Warranties” means the representations and warranties of the Founder, the Trustee and the Sellers set out, respectively, in Articles

103 9 and 10 and the representations and warranties in Article 11; “Representatives” means, with respect to any person, its Affiliates and its and their respective directors, officers, employees and advisors; “Required Antitrust Authorities” means the FAS, United States Federal Trade Commission (FTC), and United States Department of Justice (DOJ); “Review Committee” means the committee comprising of one representative of each of the Purchaser and the Sellers to review the Net Revenue and other ancillary matters contemplated by this Agreement in connection with the determination of the amount of any Contingent Consideration; “Sanctioned Person” means any person that is the target of Sanctions, including, without limitation, (a) any Person identified in any Sanctions-related list of sanctioned or designated Persons administered by (but not limited to) the United States (including without limitation, the Department of the U.S. Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, the United Kingdom or Her Majesty’s Treasury of the United Kingdom, as amended from time to time, or other similar Governmental Authority with regulatory authority; (b) any Person located in, organized or resident in a Sanctioned Jurisdiction; or (c) any Person owned, directly or indirectly (50% or more), or controlled by or acting for or on behalf of or at the direction of, any such Person described in the foregoing clauses (a) and (b); “Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted, or enforced from time to time by (i) the United States (including without limitation, the Department of the U.S. Treasury’s Office of Foreign Assets Control and the U.S. Department of State), (ii) the European Union and any EU member state, (iii) the United Nations, (iv) the United Kingdom (including without limitation Her Majesty’s Treasury), or (v) other similar Governmental Authority with regulatory authority; “Sanctioned Jurisdiction” means, at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, including without limitation, the Crimea, the so-called “Donetsk People’s Republic” and the so-called “Luhansk People’s Republic” regions of Ukraine, Cuba, Iran, North Korea and Syria); “Securities” means any shares of capital stock, membership interests, partnership interests, ADSs, other equity securities, indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote), options, warrants, phantom stock, derivative securities, stock-based awards (including performance- based or time-based restricted stock units (actions

104 gratuites)) or other instruments convertible into, exchangeable for or otherwise giving access to the share capital or voting rights of the relevant company; “Securities Act” means the U.S. Securities Act of 1933, as amended; “Sellers” has the meaning set forth in the presentation of the Parties; “Sellers ATA Manager” has the meaning set forth in the Ancillary Tax Agreement; “Sellers’ Disagreement Notice” has the meaning set forth in Article 3.2.4; “Sellers’ Group” means the Sellers and their subsidiaries (which shall include the Target Companies up until Closing and exclude the Target Companies thereafter); “Sellers’ Knowledge” means the knowledge of the Founder, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the CTIO, and the person or persons responsible for human resources, legal affairs, in each case, of each Seller, including Stephen Taylor, Curtis Atkisson, Michael Benuhis, Marcus Whalen, Diana Abdrakhmanova, Barry Adams, Joseph Meehan, Scott Neville and Sergei Grigoryev, as well as Mr. Paul Siminsky, in each case after due and reasonable inquiry into the relevant matters; “Sellers' Representative” has the meaning set forth in Article 31.1; “Sellers Securities” means any and all Securities issued by the Sellers (including for the avoidance of doubt all the shares representing the whole of their respective share capital); “Senior Employees” has the meaning set forth in Article 6.1.1(xvi); “Shareholders Agreement” has the meaning set forth in the recitals; “Shares” has the meaning set forth in Article 1.1; “Shares Seller” has the meaning set forth in the presentation of the Parties; “Specific Indemnities” has the meaning set forth in Article 13.2; “Specified Liabilities” has the meaning set forth in Article 17.2.4; “Specific Indemnity Liability” as the meaning set forth in Article 13.1.1(iv); “Specific Reorganization” means the reorganization of Iponweb Russia and, as the case may be, of Exezars, described in Schedule E; “Stock-Options Indemnity” has the meaning set forth in Schedule 13.2(i); “Straddle Period” means any Tax Period commencing on or prior to the Closing Date and ending after the Closing Date; “Target Companies” has the meaning set forth in the recitals;

105 “Target Company Employee Benefit Plans” has the meaning set forth in Article 10.17.1; “Target Group” means the Target Companies and the Transferred Assets; “Tax Authority” means a Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax; “Tax Escrow Amount” has the meaning set forth in Schedule 3.1.1(ii); “Taxes” means all federal, national, state, municipal, provincial, local, foreign, CFC (including notably without limitations the French article 209 B of the French tax code or the UK diverted profit tax), digital taxes, or other taxes (including, for the avoidance of doubt, any deductions in respect of payroll taxes, national insurance contributions and social security contribution liabilities and any equivalent or similar obligations elsewhere), whether levied by reference to net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, branch profits, profit share, capital, license, lease, service, digital service, service use, value added, withholding, payroll, employment, excise, social security contributions, payment obligations vis-à-vis the pension security fund (Pensionssicherungsverein), solidarity surcharge, estimated, severance, stamp, occupation, premium, property, real property, windfall profits, wealth, net wealth, net worth, export and import fees and charges, registration fees, tonnage, vessel, or other taxes, charges, surcharges, contributions, fees, duties, levies, tariffs, imposts, tolls, customs, or other assessments of any kind whatsoever, and any related interest, charges, surcharge, fines or penalties or any additions to tax that may become payable in respect thereof, in each case imposed by and payable to any Governmental Authority, including any tax payable in respect of any joint, secondary liability, and for the avoidance of doubt, Taxes shall also include any amount due to the Sellers' Representative or a Seller Affiliate by a Target Company in lieu of Taxes in the context of a tax consolidation, tax sharing or tax allocation whatsoever, pursuant to a tax consolidation agreement, irrespective of the fact that such agreement is in writing or not; “Tax Period” means any period prescribed by any Tax Law for which a Tax Return is required to be filed or a Tax is required to be paid; “Tax Matter” has the meaning ascribed to such term in Article 19.1; “Tax Return” means any return, declaration, report, estimate, form, schedule, information statement, notice or other documentation (including any additional or supporting material, schedule, attachment, or amendment with respect thereto) filed or maintained, submitted or required to be filed, submitted or maintained, in connection with the calculation, determination, assessment, collection or payment of any Tax;

106 “Tax Warranties” has the meaning set forth in Article 18.3.1(i); “Technical Services Agreement” means the technical services agreement, dated as of February 4, 2013, between the Assets Seller and Iponweb Russia, as amended from time to time; “The MediaGrid US” has the meaning set forth in the recitals; “The MediaGrid US Shares” has the meaning set forth in Article 1.1; “Third Party” means any person other than the Sellers, any member of the Sellers’ Group, the Target Companies, the Purchaser and any member of the Purchaser’s Group; “Third-Party Claim” has the meaning set forth in Article 14.2; “Third-Party Guarantees” means all guarantees, indemnities, counter-indemnities and letters of comfort of any nature given to a Third Party (i) by a member of the Sellers’ Group (other than the Target Companies) and securing the obligations of any Target Company or the Assets Seller in relation to the Transferred Assets and (ii) by a Target Company and securing the obligations of any member of the Sellers’ Group; “Transaction” means the sale and purchase of the Shares and the Transferred Assets, under this Agreement; “Transaction Documents” means this Agreement, the Shareholders Agreement, the Escrow Agreements, the Ancillary Tax Agreement; the Local Agreements, the Call Option Agreement and the Transitional Services Agreement; “Transaction Costs” has the meaning set forth in Schedule D; “Transfer” means any transaction, entered into for or without any consideration, resulting or reasonably likely to result in in the transfer of ownership, ownership without beneficial interest (nue-propriété) or usufruct (usufruit) of any Share, Transferred Asset or other asset (including Intellectual Property Rights), any interest therein, or any preferential subscription right on any Share or any other securities, including but not limited to sale, exchange, conversion of depository receipts into securities, donation, winding-up, communal estate partition, inheritance, spin-off, merger, contribution (apport), division, transmission, assignment, disposal, cancellation, grant, abandonment, relinquishment, waiver of a right or privilege, judicial allocation, any equity swap or any other derivative transaction, or granting or enforcing Encumbrances; “Transferred Assets” has the meaning set forth in Article 1.2; “Transferred Employees” means (i) the employees of any of the Target Companies and (ii) any other Business Employee whose employment transfers to the Purchaser or any of its Affiliates as at the Closing Date or thereafter; “Transfer Taxes” has the meaning set forth in Article 37;

107 “Transitional Services Agreement” has the meaning set forth in Article 6.2.2; “Treasury Regulations” means the United States Treasury Regulations promulgated under the IRC; “Treasury Shares” means (i) ordinary shares of the Purchaser held in nominative form (au nominatif) or, at the Purchaser’s sole discretion, (ii) ADSs; “Trust” has the meaning set forth in the presentation of the Parties; “Trustee” means Mr. Ljubisa Bogunovic or any of his successor(s) in the capacity as trustee of the Trust; “Trustee Change Date” has the meaning set forth in Article 33.3; “VAT” means: (i) any value added tax imposed by the United Kingdom Value Added Tax Act 1994; (ii) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) as amended from time to time; and (iii) any other tax of a similar nature (including any excise, sales, use, goods, services or turnover Tax), whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (i) or (ii) above, or imposed elsewhere; and “VWAP” means volume weighted average price, in US dollars of one ADS on Nasdaq during the twenty (20) trading days immediately preceding the date which falls one (1) Business Day before the Closing Date. 2. Principles of Construction 2.1 In this Agreement, unless otherwise indicated: 2.1.1 references to Articles, paragraphs, Schedules and Exhibits are to articles and paragraphs of, and schedules and exhibits to, this Agreement; 2.1.2 references to an “entity” shall be construed so as to include any entity, wherever and however incorporated or established; 2.1.3 references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any undertaking, association, “fonds commun de placement” or partnership or other entity (whether or not they have separate legal personality); 2.1.4 references to “best efforts” shall be construed as obligation de moyens renforcée and reference to “reasonable efforts” shall be construed as obligation de moyens simple, as defined under French Laws and by French courts at the time the relevant obligation must be performed;

108 2.1.5 references to “procure” shall be construed as obligation de porte-fort with the meaning of article 1204 of the French Civil Code; 2.1.6 references to any French legal term for any action, remedy, method of judicial Proceedings, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than France be deemed to include what most nearly approximates in that jurisdiction to the French legal term; 2.1.7 “including” or “includes” means “including, without limitation” or “includes, without limitation”; 2.1.8 the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and 2.1.9 the meanings of the defined terms are applicable to both the singular and the plural form thereof. 2.2 The Schedules, the Disclosure Schedule (including the schedules to the Disclosure Schedule) and any other attachments to this Agreement form an integral part of this Agreement and any reference to this Agreement shall be a reference to the Agreement including the Schedules, any other attachments to this Agreement, the Disclosure Schedule and any schedules to these documents. 2.3 The headings used in this Agreement have been adopted by the Parties for ease of reference only and shall not in any event influence the meaning or interpretation of this Agreement. 2.4 Unless the context otherwise requires, any reference to a statutory provision shall include such provision as it exists and is construed as of the Call Option Date. 2.5 Unless the context otherwise requires, any reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. 2.6 To the fullest extent permitted by applicable Law, each Party hereby expressly waives the provisions of articles 1190 and 1602 of the French Civil Code (Code civil). 2.7 When calculating the period of time within which or following which any act is to do, be done or step taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next day which is a Business Day. 2.8 Unless otherwise indicated in this Agreement, any amount to be converted from one currency into another currency for the purposes of this Agreement shall be converted at the Conversion Rate prevailing at the Relevant Date. For the purpose of the foregoing: “Conversion Rate” means the reference rate set by European Central Bank (ECB) at 2.15 p.m. Paris time on the date falling one (1) Business Day immediately preceding the Relevant Date or, if no such rate is quoted on that date, on the preceding date on which such rate is quoted; and “Relevant Date” means the date on which a payment or an assessment is to be made, and for the following purposes means: 2.8.1 for the purposes of the payments to be made on the Closing Date, the date falling three (3) Business Days immediately prior to the Closing Date; 2.8.2 for the purposes of Articles 8 (Representations and warranties of the Purchaser), 9 (Representations and warranties of the Founder and the Trustee), 10 (Representations and warranties of the Sellers) and 11 (Securities Laws Matters), the date at which the relevant Representation and Warranty is expressed to be given; 2.8.3 for the purposes of Article 6.1 (Covenants of the Sellers), the Call Option Date; and 2.8.4 for the purposes of Articles 13 (Indemnification by the Sellers) and 14 (Conduct of claims) and in relation to a Claim, the date in which the underlying Loss is incurred.

119 SCHEDULE E – SPECIFIC REORGANIZATION This Schedule E sets forth: (i) the list of employees of Iponweb Russia whose transfer to the Target Companies has been completed prior to the Closing Date and the terms and conditions of such transfer (Annex A – Phase 1 of the Specific Reorganization); (ii) the principles for the implementation of Phase 2 of the Specific Reorganization and the list of employees of Iponweb Russia and of Exezars whose transfer to the Target Companies or other Purchaser’s Affiliates is contemplated to take place after the Closing Date (Annex B – Phase 2 of the Specific Reorganization), including: (a) a list of employees who have already committed to, or are in process of, being transferred to the Target Companies or other Purchaser’s Affiliates and the anticipated terms and conditions of such transfer (Part 1); and (b) a list of employees who are not committed to relocate as of the Closing Date but whom the Founder, the Trustee and the Sellers shall make their best efforts to relocate to the Target Companies or other Purchaser’s Affiliates during calendar year 2023 (Part 2). (iii) the principles for the indemnification of the Purchaser in case of non-transfer of the employees listed in Annex B within the time period provided for in such Annex B (Annex C - Employee shortfalls).

120 Annex A – Phase 1 of the Specific Reorganization See attached.

121 Annex B – Phase 2 of the Specific Reorganization Principles for the implementation of Phase 2 of the Specific Reorganization: 1. Phase 2 of the Specific Reorganization must be implemented in accordance with the following principles: (i) with respect to actions, decisions or transactions that are fully or partially under their control, the Founder, the Trustee and the Sellers shall procure the completion of such actions, decisions or transactions as soon as possible after the date hereof and in any event before June 30, 2023; (ii) with respect to actions, decisions or transactions that are not fully nor partially under their control, the Founder, the Trustee and the Sellers shall, and shall cause Iponweb Russia and their applicable Representatives, to use their best efforts to complete such actions, decisions or transactions as soon as possible after the date hereof and in any event before June 30, 2023; (iii) as from the date hereof, the Founder, the Trustee and the Sellers shall, and shall cause Iponweb Russia and their applicable Representatives to, cooperate with the Purchaser and its Affiliates (including the Target Companies) in relation to the implementation of Phase 2 of the Specific Reorganization or any related steps, including after June 30, 2023; and (iv) the Purchaser shall not be required to make any offer to an employee which would not be substantially in line with market practice or the terms under which employees have been relocated and transferred under Phase 1 of the Specific Reorganization as further described in Annex A of this Schedule E. 2. The Parties agree to meet no later than December 15, 2022, on the initiative of the Purchaser, for the purposes of assessing the status of Phase 2 of the Specific Reorganization and discussing in good faith any adjustments to Phase 2 of the Specific Reorganization that may be reasonably required by the Purchaser.

122 Part 1 – List of employees committed to, or in process of being transferred to the Purchaser’s Group See attached.

123 Part 2 – List of employees not yet committed to being transferred to the Purchaser’s Group See attached.

124 Annex C – Employee shortfalls 1. If any of the employees listed in Annex B of this Schedule E fails to effectively transfer to the relevant Target Company within the time period set forth in such Annex B (each a “Non-Transferred Employee”), then the Purchaser shall be entitled to notify the same to the Sellers Representative at any time following the end of such time period and the Founder and the Sellers shall pay to the Purchaser a lump-sum amount equal to the 12-month base salary of the relevant Non-Transferred Employee immediately preceding the anticipated date of transfer set forth in Annex B of this Schedule E (the “Employee Shortfall Amount”) for each such Non-Transferred Employee, by wire transfer of immediately available funds to the bank account designated by the Purchaser or by way of set-off against any undisputed amounts owed by the Purchaser to the Sellers at such time, no later than ten (10) Business Days following such notice; provided, however, that the Employee Shortfall Amount shall not be due if (i) the Purchaser opts not to take on any of the employees or (ii) the Sellers procure that a person with equal or better skills and experience is available for hire by the Purchaser. 2. The payment of the Employee Shortfall Amount pursuant to paragraph 1 above shall be without prejudice to any other claims, actions or recourse of the Purchaser under this Agreement, including for breach of covenants or in respect of any Specific Indemnities.

148 SCHEDULE 13.2 – SPECIFIC INDEMNITIES Subject to the terms and conditions of this Agreement, from and after Closing, the Sellers shall defend, indemnify and hold harmless the Purchaser (and/or, at the Purchaser’s sole discretion, any member(s) of the Purchaser’s Group as directed by the Purchaser) from and against any and all Losses suffered by the Purchaser, any member of the Purchaser’s Group or any Target Company arising, directly or indirectly, from or in connection with: (i) the Pre-Closing Reorganization set forth in sections 1 to 3 (included) of Schedule 6.3; (ii) the Specific Reorganization including, but not limited to: a. all costs and expenses relating to the Specific Reorganization (including but not limited to recruitment fees, additional bonuses linked to the currency deflation, monthly allowance, accommodation fees, immigration fees and consultancy fees) which are not reflected in the Cash, Indebtedness or Net Working Capital used for the purposes of determination of the Closing Purchase Price and the Purchase Price Adjustment Amount; b. any discrepancy between the implementation of the Specific Reorganization compared to the terms set forth in Annex A of Schedule E; c. any non-compliance with all applicable Laws, including any change of Laws, Labor Law, Customs & Trade Laws, Anti-Bribery, Anti-Money Laundering, Data Protection Laws, Sanctions Laws, Russian Laws and Tax Laws; or d. any claim or any Loss relating to the assumption or reimbursement of any debt or liability of or related to Iponweb Russia. (iii) the failure of any Intellectual Property Rights to be transferred from Iponweb Russia to the Assets Seller after the Closing Date; (iv) any claims made by (a) any member of the Seller’s Group (other than Iponweb Russia) or by any Third-Party against the Purchaser and/or any of the Target Companies in connection with or by virtue of their former affiliation or relationship with Iponweb Russia and (b) Iponweb Russia in connection with or by virtue of its current or former affiliation with the Target Companies and the Sellers; (v) the reclassification of independent contractors into employees for any purpose by any Governmental Authority; (vi) the issuance, grant, holding, substitution, replacement or cancellation of stock options in respect of Iponweb Holding, or grants, awards or other remuneration paid or payable by the Trust or any predecessor or successor trust to any employee of the Target Company or any Business Employee or related Tax gross-ups.